PART ONE - DISCLOSURE DOCUMENT
                               KENMAR GLOBAL TRUST

                          UNITS OF BENEFICIAL INTEREST

THE OFFERING

Kenmar Global Trust (the "Fund") trades speculatively in U.S. and international futures and forward contracts, which are instruments designed to hedge or speculate in various interest rates, commodities, currencies, stock indices and other financial instruments.

Kenmar Advisory Corp. manages the Fund's trading by allocating its assets among multiple commodity trading advisors using different trading strategies. The Fund's objective is to achieve significant profits while controlling performance volatility and the risk of loss.


Units of beneficial interest are issued as of the beginning of each month. Units may be redeemed as of the last day of each month, beginning with the first month-end following their sale. Effective June 1, 2004, Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3.5% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemption.

Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.


The Selling Agents will use their best efforts to sell the Units offered.


THE RISKS

THESE ARE SPECULATIVE SECURITIES. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" BEGINNING ON PAGE 10.

     o THE FUND IS SPECULATIVE AND LEVERAGED. THE FUND TYPICALLY COMMITS BETWEEN 10% AND 20% OF ITS ASSETS AS MARGIN FOR ITS TRADING.

     o PERFORMANCE CAN BE VOLATILE. THE NET ASSET VALUE PER UNIT HAS FLUCTUATED IN A SINGLE MONTH AS MUCH AS 13.2%.

     o    YOU COULD  LOSE ALL OR  SUBSTANTIALLY  ALL OF YOUR  INVESTMENT  IN THE
          FUND.

     o CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS PERIODS WITHOUT MAJOR PRICE MOVEMENTS -- SIGNIFICANTLY REDUCE THE POTENTIAL FOR CERTAIN ADVISORS TO TRADE SUCCESSFULLY.

     o NO SECONDARY MARKET EXISTS FOR THE UNITS AND REDEMPTIONS ARE LIMITED AND MAY RESULT IN REDEMPTION CHARGES.

     o SUBSTANTIAL EXPENSES MUST BE OFFSET BY TRADING PROFITS AND INTEREST INCOME. THE FUND MUST GENERATE TRADING PROFITS OF 11.65% PER ANNUM, BEFORE ANY APPLICABLE REDEMPTION CHARGE, TO BREAK EVEN.

     o A SUBSTANTIAL PORTION OF THE TRADES EXECUTED FOR THE FUND TAKES PLACE ON FOREIGN EXCHANGES. NO U.S. REGULATORY AUTHORITY OR EXCHANGE HAS THE POWER TO COMPEL THE ENFORCEMENT OF THE RULES OF A FOREIGN BOARD OF TRADE OR ANY APPLICABLE FOREIGN LAWS.


MINIMUM INVESTMENT

              REGULAR ACCOUNTS:      IRAS, OTHER TAX-EXEMPT ACCOUNTS,
                                     AND EXISTING  INVESTORS:
              $5,000                 $2,000

                                 ---------------

Investors are required to make representations and warranties in connection with their investments. Each investor is encouraged to discuss this investment with his/her individual financial and tax advisers.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

                              KENMAR ADVISORY CORP.
                                 MANAGING OWNER

                                  MAY 20, 2004
                      (NOT FOR USE AFTER FEBRUARY 20, 2005)


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                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

       YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


       FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 31 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE7.

       THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 10 THROUGH 15.


       YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               REGULATORY NOTICES

       THIS PROSPECTUS MUST BE ACCOMPANIED BY: (1) THE PROSPECTUS SUPPLEMENT, IF ANY, CONTAINING CERTAIN INFORMATION REGARDING THE CURRENT ADVISORS; AND (2) SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

                              --------------------

       NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, KENMAR, THE SELLING AGENTS, THE ADVISORS OR ANY OTHER PERSON.

       THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                              --------------------

                                       ii
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NOTES TO COVER PAGE (CONT'D)


       THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, TWO AMERICAN LANE, GREENWICH, CONNECTICUT 06831; TELEPHONE NUMBER (203) 861-1000. UNITHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, KENMAR WILL DISTRIBUTE REPORTS TO ALL UNITHOLDERS SETTING FORTH SUCH INFORMATION RELATING TO THE FUND AS THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC") AND THE NATIONAL FUTURES ASSOCIATION (THE "NFA") MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS SUCH AS THE FUND AND ANY SUCH OTHER INFORMATION AS KENMAR MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO UNITHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND'S FISCAL YEARS, AUDITED CERTIFIED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO THE FUND NECESSARY FOR THE PREPARATION OF UNITHOLDERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                              --------------------

       THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH
HEREIN: "KENMAR GLOBAL TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

                              --------------------





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                               KENMAR GLOBAL TRUST

                                TABLE OF CONTENTS

PROSPECTUS SECTION                                                          PAGE

                                    PART ONE
                                    --------
                               DISCLOSURE DOCUMENT


SUMMARY ....................................................................   5
   Overview ................................................................   5
   Risk Factors ............................................................   5
   The Fund and Its Objectives .............................................   6
   "Breakeven Table" .......................................................   7
   Suitability .............................................................   9

THE RISKS YOU FACE .........................................................  10
   (1)   INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER KENMAR
         OR THE FUND IN DECIDING WHETHER TO BUY UNITS ......................  10
   (2)   POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND ..................  10
   (3)   SPECULATIVE AND VOLATILE MARKETS; HIGHLY LEVERAGED TRADING ........  10
   (4)   FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY
         AND ARE SUBJECT TO CHANGE .........................................  10
   (5)   IMPORTANCE OF MARKET CONDITIONS TO PROFITABILITY ..................  10
   (6)   DISCRETIONARY TRADING STRATEGIES MAY INCUR SUBSTANTIAL LOSSES .....  11
   (7)   DECISIONS BASED UPON FUNDAMENTAL ANALYSIS MAY NOT RESULT IN
         PROFITABLE TRADING ................................................  11
   (8)   INCREASE IN ASSETS UNDER MANAGEMENT MAY AFFECT TRADING DECISIONS ..  11
   (9)   NO ASSURANCE OF ADVISORS' CONTINUED SERVICES ......................  11
   (10)  LIMITED ABILITY TO LIQUIDATE YOUR INVESTMENT ......................  11
   (11)  POSSIBLE ILLIQUID MARKETS .........................................  12
   (12)  THE FUND DOES NOT ACQUIRE ANY ASSET WITH INTRINSIC VALUE ..........  12
   (13)  NON-CORRELATED, NOT NEGATIVELY CORRELATED, PERFORMANCE OBJECTIVE ..  12
   (14)  BROAD INDICES MAY PERFORM QUITE DIFFERENTLY FROM
         INDIVIDUAL INVESTMENTS ............................................  12
   (15)  DISTORTION IN PROFIT SHARE AND INCENTIVE FEE CALCULATIONS .........  13
   (16)  ADVISORS TRADING INDEPENDENTLY OF EACH OTHER MAY REDUCE
         RISK CONTROL POTENTIAL ............................................  13
   (17)  TRADING ON COMMODITY EXCHANGES OUTSIDE THE UNITED STATES
         IS NOT SUBJECT TO U.S. REGULATION .................................  13
   (18)  CONFLICTS OF INTEREST .............................................  13
   (19)  UNITHOLDERS TAXED CURRENTLY .......................................  13
   (20)  LIMITATION ON DEDUCTIBILITY OF "INVESTMENT ADVISORY FEES" .........  14
   (21)  TAXATION OF INTEREST INCOME IRRESPECTIVE OF TRADING LOSSES ........  14
   (22)  POSSIBILITY OF A TAX AUDIT OF BOTH THE FUND AND UNITHOLDERS .......  14
   (23)  FAILURE OF BROKERAGE FIRMS; DEFAULT BY CLEARING BROKER ............  14
   (24)  REGULATORY MATTERS MAY ALTER THE NATURE OF AN INVESTMENT
         IN THE FUND .......................................................  14
   (25)  FUND TRADING IS NOT TRANSPARENT TO INVESTORS ......................  15
   (26)  LACK OF INDEPENDENT EXPERTS REPRESENTING INVESTORS ................  15
   (27)  FORWARDS, SWAPS, HYBRIDS AND OTHER DERIVATIVES ARE NOT SUBJECT
         TO CFTC REGULATION ................................................  15
   (28)  POSSIBILITY OF TERMINATION OF THE FUND BEFORE EXPIRATION
         OF ITS STATED TERM ................................................  15

THE FUND AND ITS OBJECTIVES ................................................  15
   Objectives ..............................................................  15
   Investment Philosophy ...................................................  16
   Diversification .........................................................  17
   The Advisors ............................................................  19
   Core and Potential Core Advisor Summaries ...............................  20

KENMAR ADVISORY CORP .......................................................  27
   Background and Principals ...............................................  27
   Management of Traders ...................................................  28
   Fiduciary Obligations of Kenmar .........................................  29
   Fiduciary and Regulatory Duties .........................................  29
   Investment of Kenmar in the Fund ........................................  30

USE OF PROCEEDS ............................................................  30

CHARGES ....................................................................  32
   Charges Paid By the Fund ................................................  32
      BROKERAGE COMMISSIONS ................................................  33
      "BID-ASK" SPREADS ....................................................  33
      PROFIT SHARES AND INCENTIVE FEES .....................................  33
      ONGOING OPERATING, SELLING AND ADMINISTRATIVE COSTS ..................  35


                                      -1-
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      EXTRAORDINARY EXPENSES ...............................................  35
      REDEMPTION CHARGES ...................................................  35
   Charges Paid by Kenmar ..................................................  35
      SELLING COMMISSIONS; "TRAILING COMMISSIONS" ..........................  35
      CONSULTING FEES ......................................................  36

THE CLEARING BROKERS AND FUTURES BROKER ....................................  36
   UBS Securities LLC ......................................................  36
   FIMAT ...................................................................  36
   Fimat UK ................................................................  36
   Fimat USA ...............................................................  37

CONFLICTS OF INTEREST ......................................................  37
   General .................................................................  37
   Kenmar ..................................................................  38
   The Advisors ............................................................  38
   The Clearing Brokers, the Futures Broker and Executing Brokers ..........  39
   Selling Agents ..........................................................  39
   Proprietary Trading/Other Clients .......................................  39

REDEMPTIONS AND DISTRIBUTIONS ..............................................  39

THE FUND AND THE TRUSTEE ...................................................  41
   Principal Office; Location of Records ...................................  41
   Certain Aspects of the Fund .............................................  41
   The Trustee .............................................................  41
   Management of Fund Affairs; Voting by Unitholders .......................  42
   Recognition of the Fund in Certain States ...............................  42
   Possible Repayment of Distributions Received by Unitholders;
      Indemnification of the Fund by Unitholders ...........................  42
   Transfers of Units Restricted ...........................................  43
   Reports to Unitholders ..................................................  43
   General .................................................................  42

FEDERAL INCOME TAX CONSEQUENCES ............................................  43
   Partnership Tax Status of the Fund ......................................  44
   Taxation of Unitholders on Profits or Losses of the Fund ................  44
   Limited Deductibility of Fund Losses and Deductions .....................  44
   Limited Deductibility for Certain Expenses ..............................  44
   Year-End Mark-to-Market of Open Section 1256 Contract Positions .........  45
   Tax on Capital Gains and Losses; Interest Income ........................  45
   Syndication Expenses ....................................................  45
   Unrelated Business Taxable Income .......................................  45
   IRS Audits of the Fund and Its Unitholders ..............................  45
   State and Other Taxes ...................................................  45

PURCHASES BY EMPLOYEE BENEFIT PLANS ........................................  45
   General .................................................................  46
   "Plan Assets" ...........................................................  46
   Ineligible Purchasers ...................................................  47

PLAN OF DISTRIBUTION .......................................................  47
   Subscription Procedure ..................................................  47
   Subscribers' Representations and Warranties .............................  48
   Selling Agents' Compensation ............................................  48

LEGAL MATTERS ..............................................................  49

EXPERTS ....................................................................  49

ADDITIONAL INFORMATION .....................................................  49

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS ............................  49

PRIVACY POLICY OF KENMAR ...................................................  49

PERFORMANCE OF KENMAR GLOBAL TRUST .........................................  51

SELECTED FINANCIAL DATA ....................................................  52

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS ...............................................  54
   Operational Overview; Advisor Selections ................................  54
   Liquidity ...............................................................  55
   Results of Operations ...................................................  56
   GENERAL .................................................................  56
   Performance Summary .....................................................  57
   Capital Resources .......................................................  57

PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR ..........................  58

INDEX OF DEFINED TERMS .....................................................  62

INDEX TO FINANCIAL STATEMENTS ..............................................  62

   KENMAR GLOBAL TRUST INDEPENDENT AUDITOR'S REPORT ........................  64
   KENMAR GLOBAL TRUST STATEMENTS OF FINANCIAL CONDITION AS OF
       DECEMBER 31, 2003 AND 2002 (AUDITED) ................................  65
   KENMAR GLOBAL TRUST CONDENSED SCHEDULE
       OF INVESTMENTS AS OF DECEMBER 31, 2003 (AUDITED) ....................  66

   KENMAR GLOBAL TRUST STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
       DECEMBER 31, 2003, 2002 AND 2001 (AUDITED) ..........................  67
   KENMAR GLOBAL TRUST STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
       DECEMBER 31, 2003, 2002 AND 2001 (AUDITED) ..........................  68
   KENMAR GLOBAL TRUST STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL
       (NET ASSET VALUE) FOR THE YEARS ENDED DECEMBER 31, 2003, 2002
       AND 2001 (AUDITED) ..................................................  69
   KENMAR GLOBAL TRUST NOTES TO FINANCIAL STATEMENTS (AUDITED) .............  70
   KENMAR ADVISORY CORP. INDEPENDENT AUDITOR'S REPORT ......................  76
   KENMAR ADVISORY CORP. STATEMENT OF FINANCIAL CONDITION
       AS OF SEPTEMBER 30, 2003 (AUDITED) ..................................  77
   KENMAR ADVISORY CORP. NOTES TO STATEMENT OF
       FINANCIAL CONDITION (AUDITED) .......................................  78
   KENMAR ADVISORY CORP. STATEMENT OF FINANCIAL CONDITION AS OF
       DECEMBER 31, 2003 (UNAUDITED) .......................................  85
   KENMAR ADVISORY CORP. NOTES TO STATEMENT OF FINANCIAL
       CONDITION (UNAUDITED) ...............................................  86


                                    PART TWO
                       STATEMENT OF ADDITIONAL INFORMATION

SUPPLEMENTAL PERFORMANCE INFORMATION OF THE FUND ...........................  89
THE FUTURES AND FORWARD MARKETS ............................................  90
   FUTURES AND FORWARD CONTRACTS ...........................................  90
   HEDGERS AND SPECULATORS .................................................  90
   COMMODITY EXCHANGES .....................................................  90
   SPECULATIVE POSITION AND DAILY PRICE
       FLUCTUATION LIMITS ..................................................  90
   MARGINS .................................................................  91

INVESTMENT FACTORS .........................................................  92

THE ADVISORS ...............................................................  98

EXHIBIT A--FOURTH AMENDED AND RESTATED
   DECLARATION OF TRUST AND TRUST AGREEMENT ..............................  TA-1
   ANNEX--REQUEST FOR REDEMPTION

EXHIBIT B--SUBSCRIPTION REQUIREMENTS .....................................  SR-1

EXHIBIT C--SUBSCRIPTION INSTRUCTIONS,
   SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY ..........................  SA-1



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                                     SUMMARY

               THE NATURE OF AN INVESTMENT IN THE FUND IS COMPLEX
                  AND MUST BE CAREFULLY REVIEWED BY ANY PERSON
                   CONSIDERING PURCHASING UNITS. THE FOLLOWING
                   SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE
                       INFORMATION SET FORTH ELSEWHERE IN
                                THIS PROSPECTUS.

                              --------------------

OVERVIEW


o EXPERIENCED MANAGING OWNER AND ADVISORS. SEE "THE FUND AND ITS OBJECTIVES-- THE ADVISORS" AT PAGE 15 AND "KENMAR ADVISORY CORP." AT PAGE 27.

o ACCESS TO A WIDE RANGE OF DOMESTIC AND INTERNATIONAL MARKETS. SEE "THE FUND AND ITS OBJECTIVES -- DIVERSIFICATION" AT PAGE 17.

o DIVERSIFICATION AMONG TRADING STRATEGIES. SEE "THE FUND AND ITS OBJECTIVES -- INVESTMENT PHILOSOPHY" AT PAGE 16.

o INVESTING IN A MANAGED FUTURES FUND CAN BE AN EFFECTIVE WAY TO GLOBALLY DIVERSIFY A PORTFOLIO. SEE "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- INVESTMENT FACTORS -- VALUE OF DIVERSIFYING INTO MANAGED FUTURES" AT PAGE 90.

o OFFERING THE ADVANTAGES OF (I) LIMITED LIABILITY WHILE PARTICIPATING IN HIGHLY LEVERAGED TRADING, (II) MONTHLY REDEMPTION RIGHTS (HOWEVER, REDEMPTION RIGHTS START AT THE END OF THE SIXTH MONTH AFTER PURCHASE FOR UNITS PURCHASED PRIOR TO MARCH 1, 2004), AND (III) ADMINISTRATIVE CONVENIENCE IN A FUND IMPLEMENTING COMPLEX TRADING STRATEGIES IN DOMESTIC AND INTERNATIONAL MARKETS. SEE "PART TWO -- STATEMENT OF ADDITIONAL
    INFORMATION -- INVESTMENT FACTORS -- ADDITIONAL ADVANTAGES OF MANAGED FUTURES INVESTMENTS" AT PAGE 94 AND "REDEMPTIONS AND DISTRIBUTIONS" AT PAGE 38.


RISK FACTORS

                    AN INVESTMENT IN THE FUND IS SPECULATIVE
                       AND INVOLVES A HIGH DEGREE OF RISK.


o PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS; ALL OR SUBSTANTIALLY ALL OF AN INVESTMENT COULD BE LOST. SEE "COMMODITY FUTURES TRADING COMMISSION--RISK DISCLOSURE STATEMENT" AT PAGE II AND "THE RISKS YOU FACE -- (1) INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER KENMAR OR THE FUND IN DECIDING WHETHER TO BUY UNITS" AND "THE RISKS YOU FACE -- (2) POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND" AT PAGE 10.

o THE FUND'S TRADING IS HIGHLY LEVERAGED AND TAKES PLACE IN VERY VOLATILE MARKETS. SEE "THE FUND AND ITS OBJECTIVES" AT PAGE 15 AND "THE RISKS YOU FACE -- (3) SPECULATIVE AND VOLATILE MARKETS; HIGHLY LEVERAGED TRADING" AT PAGE 10.

o THE FUND IS SUBJECT TO SUBSTANTIAL CHARGES AND WILL BE SUCCESSFUL ONLY IF SIGNIFICANT PROFITS ARE ACHIEVED. THE FUND MUST GENERATE TRADING PROFITS OF 11.65% PER ANNUM, BEFORE ANY APPLICABLE REDEMPTION CHARGE, TO BREAKEVEN. AN INVESTOR WHO REDEEMS IN THE FIRST YEAR WILL BE ASSESSED A REDEMPTION PENALTY AND, THUS, OVERALL TRADING PROFITS OF APPROXIMATELY 12.427% OF THE FUND'S AVERAGE BEGINNING OF MONTH NET ASSETS MUST BE EARNED DURING THE FIRST YEAR OF TRADING IN ORDER TO BREAKEVEN. (THIS ASSUMES THAT THE UNITS WHICH ARE PURCHASED ON AND AFTER JUNE 1, 2004 AND ARE REDEEMED ON THE 10TH THROUGH THE 12TH MONTH-END FOLLOWING SALE AND, THEREFORE, ARE SUBJECT TO A 0.875% REDEMPTION CHARGE. REDEMPTIONS ON THE 1ST THROUGH 3RD MONTH-END ARE SUBJECT TO A 3.5% REDEMPTION CHARGE, REDEMPTIONS ON THE 4TH THROUGH 6TH MONTH-END ARE SUBJECT TO A 2.625% REDEMPTION CHARGE AND REDEMPTIONS ON THE 7TH THROUGH 9TH MONTH-END ARE SUBJECT TO A 1.75% REDEMPTION CHARGE.) SEE "-- BREAKEVEN TABLE," AT PAGE 8, "CHARGES" AT PAGE 31 AND "THE RISKS YOU FACE-- (4) FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE" AT PAGE 10.

    UNITS PURCHASED FROM MARCH 1 THROUGH AND INCLUDING MAY 1, 2004 ARE SUBJECT TO THE SAME REDEMPTION FEE SCHEDULE DESCRIBED IN THE IMMEDIATELY PRECEDING PARAGRAPH, EXCEPT THAT SUCH UNITS ARE SUBJECT TO A 3% REDEMPTION CHARGE FOR UNITS REDEEMED ON THE 1ST MONTH-END THROUGH THE 3RD MONTH-END AFTER SALE.

    UNITS PURCHASED PRIOR TO MARCH 1, 2004 REMAIN SUBJECT TO THE PREVIOUS SCHEDULE OF REDEMPTION CHARGES AND MAY ONLY BE REDEEMED BEGINNING ON OR AFTER THE END OF THE SIXTH MONTH AFTER SALE. THROUGH THE END OF THE

    TWELFTH AND EIGHTEENTH FULL MONTHS AFTER THEIR SALE, UNITS PURCHASED PRIOR TO MARCH 1, 2004 WILL BE SUBJECT TO REDEMPTION CHARGES EQUAL TO 3% AND 2%, RESPECTIVELY, OF THE NET ASSET VALUE PER UNIT AS OF THE DATE OF REDEMPTION.

o CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS PERIODS WITHOUT MAJOR PRICE MOVEMENTS -- SIGNIFICANTLY REDUCE THE POTENTIAL FOR CERTAIN ADVISORS TO TRADE SUCCESSFULLY. SEE "THE RISKS YOU FACE -- (5) IMPORTANCE OF MARKET CONDITIONS TO PROFITABILITY" AT PAGE 10.


THE FUND AND ITS OBJECTIVES

        The Fund is a multi-advisor, multi-strategy managed futures investment portfolio. The Fund trades under the management of multiple Advisors selected from time to time by Kenmar.

        Kenmar has substantial experience in managing multi-advisor portfolios, implementing both quantitative and qualitative methods of individual advisor selection and asset allocation, as well as overall portfolio design. The Advisors trade entirely independently of each other, implementing proprietary strategies in the markets of their choice. The Fund has access to global futures, forward and options trading with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy.


        In addition to selecting and allocating and reallocating Fund assets among Advisors, Kenmar monitors and adjusts the overall leverage at which the Fund trades. The Fund's commitment to the Advisors may exceed 100% of total Fund equity should Kenmar decide to strategically allocate notional equity to the Advisors. There are periods in the markets during which it is unlikely that any Advisor or group of Advisors will achieve profitability. By having the ability to deleverage the Fund's market commitment to below its actual equity during such periods, Kenmar could help preserve capital while awaiting more favorable market cycles.

        Under the Fund's Fourth Amended and Restated Declaration of Trust, Wilmington Trust Company, the Fund's Trustee, has delegated to Kenmar the exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of Kenmar, nor will the Trustee have any liability for the acts or omissions of Kenmar.


        THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS RATE OF RETURN OR DIVERSIFICATION OBJECTIVE OR AVOID SUBSTANTIAL LOSSES.

KENMAR ADVISORY CORP.


        Kenmar, a Connecticut corporation originally formed in 1983 as a New York corporation, and its affiliates have been sponsoring and managing single- and multi-advisor funds for over a decade. As of February 29, 2004, Kenmar and its affiliates were acting as trading manager for commodity pools and accounts with total capital (excluding "notional" funds) of approximately $1.2 billion, of which approximately $26 million was invested in commodity pools operated by Kenmar.


        The principal office of the Fund is c/o Kenmar Advisory Corp., Two American Lane, Greenwich, Connecticut 06831. The telephone number of the Fund and Kenmar is (203) 861-1000.


                SEE "PERFORMANCE OF KENMAR GLOBAL TRUST" FOR PAST
                      PERFORMANCE OF THE FUND ON PAGE 49.


         SEE "PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR" FOR THE
            PERFORMANCE OF OTHER COMMODITY POOLS MANAGED BY KENMAR.

THE ADVISORS

        The Advisors are all well-established in the managed futures industry and have, in the past, demonstrated the ability to make substantial profits in a wide range of different market conditions. These Advisors, collectively, represent a range of technical, systematic, fundamental and discretionary methodologies, with extensive experience trading both proprietary and client capital. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FACT THAT AN ADVISOR HAS TRADED SUCCESSFULLY IN THE PAST DOES NOT MEAN THAT SUCH ADVISOR WILL DO SO IN THE FUTURE.


        As of February 29, 2004, the core Advisors were collectively managing approximately $6.9 billion (excluding notional funds, except with respect to Graham Capital Management, L.P.) in managed futures accounts in which their clients (and in certain cases the core Advisors themselves) had invested approximately $2.6 billion in the trading programs being used for the Fund. See "The Fund and its Objectives -- Investment Philosophy" at page 15.


TAX STATUS OF THE FUND

        In the opinion of counsel, the Fund is properly classified as a partnership for federal income tax purposes. Unitholders will pay tax each year on their allocable share of the Fund's taxable income, if any, whether or not they receive any distributions from the Fund or redeem any Units. Substantially all of the Fund's trading gains and losses will be treated as capital gains or losses for tax purposes; interest income received by the Fund will be treated as ordinary income. See "Federal Income Tax Consequences" at page 42.


"BREAKEVEN TABLE"


        The "Breakeven Table" on the following page indicates the approximate percentage and dollar returns required for the redemption value of an initial $5,000 investment in the Units to equal the amount originally invested twelve months after issuance (assuming the Units are purchased on and after June 1, 2004 and redeemed on the 10th through the 12th month-end following sale and, therefore, are subject to a 0.875% redemption charge). Units purchased on and after June 1, 2004 and redeemed between the 1st through 3rd month-end are subject to a 3.5% redemption charge, redemptions on the 4th through 6th month-end are subject to a 2.625% redemption charge and redemptions on the 7th through 9th month-end are subject to a 1.75% redemption charge. Redemptions after the 12th month-end are at Net Asset Value (no charge).

        Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

        Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

        THE "BREAKEVEN TABLE," AS PRESENTED, IS AN APPROXIMATION ONLY AND MAY BE AFFECTED TO A CERTAIN EXTENT AS THE SIZE OF THE FUND EXCEEDS $25 MILLION. THE FUND'S CAPITALIZATION DOES NOT DIRECTLY AFFECT THE LEVEL OF ITS CHARGES AS A PERCENTAGE OF NET ASSET VALUE, OTHER THAN (I) ADMINISTRATIVE EXPENSES (WHICH ARE ASSUMED IN THE "BREAKEVEN TABLE" TO EQUAL THE MAXIMUM ESTIMATED PERCENTAGE OF THE FUND'S AVERAGE BEGINNING OF MONTH NET ASSETS) AND (II) BROKERAGE COMMISSIONS, AS DESCRIBED FURTHER IN FOOTNOTE 3.


                 [Remainder of page left blank intentionally.]

                                                            ----------------


                                                           "BREAKEVEN TABLE"


-------------------------------------------------------------- ------------------------- -----------------------------
                        EXPENSES (1)                              PERCENTAGE RETURN             DOLLAR RETURN
                    WHICH MUST BE OFFSET                               REQUIRED                    REQUIRED
                       TO "BREAKEVEN"                            FIRST TWELVE MONTHS     ($5,000 INITIAL INVESTMENT)
                                                                    OF INVESTMENT            FIRST TWELVE MONTHS
                                                                                                OF INVESTMENT
-------------------------------------------------------------- ------------------------- -----------------------------
Brokerage Commissions (2) (3)                                           10.00%                      $500.00
-------------------------------------------------------------- ------------------------- -----------------------------
Administrative Expenses (4)                                             0.75%                        $37.50
-------------------------------------------------------------- ------------------------- -----------------------------
Advisors' Profit Shares (5)                                             2.00%                       $100.00
-------------------------------------------------------------- ------------------------- -----------------------------
Kenmar Incentive Fee (6)                                                0.044%                        $2.20
-------------------------------------------------------------- ------------------------- -----------------------------
Redemption Charge (7)(8)(9)                                             0.883%                       $44.15
-------------------------------------------------------------- ------------------------- -----------------------------
Interest Income (10)                                                   (1.25)%                      $(62.50)
============================================================== ========================= =============================
RETURN ON $5,000 INITIAL INVESTMENT REQUIRED FOR                       12.427%                      $621.35
"BREAKEVEN" IF UNITS ARE REDEEMED ON OR BEFORE THE 12TH
MONTH-END FOLLOWING SALE.
============================================================== ========================= =============================


NOTES TO "BREAKEVEN TABLE"

(1) The foregoing break-even analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See "Charges" at page 31 of the Prospectus for an explanation of the expenses included in the "Breakeven Table."

(2) Paid to Kenmar each month. Kenmar pays all floor brokerage, exchange, clearing and NFA fees, selling compensation, trailing commissions and Advisors' Consulting Fees from this amount.


(3) Effective March 1, 2004, once Net Assets reach $25 million, the annual Brokerage Commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount. A reduction in the annual Brokerage Commission rate will reduce the percentage return required to breakeven.

(4) Administrative expenses are paid as incurred. For this "Breakeven Table" such expenses are at historical amounts.

(5) Profit Shares are calculated quarterly on the basis of each Advisor's individual performance, not the overall performance of the Fund. Consequently, it is not possible to determine the amount of Profit Shares, if any, that would be payable in a "breakeven" year. Kenmar believes that 2.00% of average beginning of month Net Assets is a reasonable estimate for such Profit Shares, but the actual Profit Shares paid in a "breakeven" year could substantially exceed such estimate.

(6) No Incentive Fee might, in fact, be due. See "Charges -- Profit Shares and Incentive Fees" at page 32. However, for purposes of the "Breakeven Table," the Incentive Fee has been estimated at 5% of the 0.883% gain referred to below.

(7) Redemption charges for purposes of this "breakeven" analysis equal 0.883% of the initial $5,000 (0.875% of the $5,044.15 Net Asset Value required so that after subtraction of the 0.875% redemption charge, the investor would receive net redemption proceeds of $5,000).

(8) For the purposes of this Breakeven Table, it has been assumed that Units have been purchased on or after June 1, 2004 and the redemption charge is based on the applicable redemption charge for Units redeemed on the 10th through 12th month-end. FOR UNITS REDEEMED ON THE 1ST THROUGH 3RD MONTH-END THE REDEMPTION CHARGE WOULD BE 3.5%; FOR UNITS REDEEMED ON THE 4TH THROUGH 6TH MONTH-END THE REDEMPTION CHARGE WOULD BE 2.625%; AND FOR UNITS REDEEMED ON THE 7TH THROUGH 9TH MONTH-END THE REDEMPTION CHARGE WOULD BE 1.75%.

(9) Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding footnote, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale. Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. For the purposes of the Breakeven Table the applicable redemption charge for Units redeemed as of the twelfth month-end would be 3% and therefore the percentage return required to breakeven would be 14.65%.

(10)   Interest income is estimated based on current rates.

                                ----------------

SUITABILITY

       THE FUND TRADES AT A HIGH DEGREE OF LEVERAGE IN HIGHLY VOLATILE MARKETS. AN INVESTMENT IN THE UNITS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVES.

       NO SUBSCRIBER MAY INVEST MORE THAN 10% OF HIS OR HER NET WORTH (IN ALL CASES EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE FUND. SUBSCRIBERS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

       SEE EXHIBIT B OF THIS PROSPECTUS FOR A LISTING OF THE SPECIFIC SUITABILITY REQUIREMENTS APPLICABLE TO AN INVESTMENT IN THE UNITS.

                          THE UNITS ARE SPECULATIVE AND
                         INVOLVE A HIGH DEGREE OF RISK.

                 [Remainder of page left blank intentionally.]

                               THE RISKS YOU FACE

(1) INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER KENMAR OR THE FUND IN DECIDING WHETHER TO BUY UNITS

        The future performance of the Fund is not predictable, and no assurance can be given that the Fund will perform successfully in the future.

        Prospective investors should note that Kenmar replaced most of the Advisors as of December 2, 1999 and has altered its allocation strategy to include a core group of Advisors as well as a non-core group of Advisors. Kenmar anticipates actively reallocating Fund assets among the non-core Advisors.

        Past performance is not necessarily indicative of future results.

(2)    POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND

        Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

(3)    SPECULATIVE AND VOLATILE MARKETS; HIGHLY LEVERAGED TRADING

        The markets in which the Fund trades are speculative, highly leveraged and involve a high degree of risk. Each Advisor's trading considered individually involves a significant risk of incurring large losses, and there can be no assurance that the Fund as a whole will not incur such losses.

        Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, as does the Fund, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. MARKET VOLATILITY AND LEVERAGE MEAN THAT THE FUND COULD INCUR SUBSTANTIAL LOSSES, POTENTIALLY IMPAIRING ITS EQUITY BASE AND ABILITY TO ACHIEVE ITS LONG-TERM PROFIT OBJECTIVES EVEN IF FAVORABLE MARKET CONDITIONS SUBSEQUENTLY DEVELOP.


        In addition to the leveraged trading described above, Kenmar may further increase the Fund's leverage by allocating notional equity to the Advisors, which would then permit the Advisors to trade the Fund's account as if more equity were committed to such accounts than is, in fact, the case.


(4) FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE

        The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on the Fund's profitability. Included in these charges are brokerage fees and operating expenses. On the Fund's forward trading, "bid-ask" spreads are incorporated into the pricing of the Fund's forward contracts by its counterparties in addition to the brokerage fees paid by the Fund. It is not possible to quantify the "bid-ask" spreads paid by the Fund because the Fund cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the Fund's expenses could, over time, result in significant losses to your investment.

(5)    IMPORTANCE OF MARKET CONDITIONS TO PROFITABILITY

        The trading systems used by certain Advisors for the Fund are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends.

        The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Advisors' historic price analysis could establish positions on the wrong side of the price movements caused by such events.

(6)     DISCRETIONARY TRADING STRATEGIES MAY INCUR SUBSTANTIAL LOSSES


        Traders that implement discretionary trading strategies may be more prone to subjective judgments having potentially adverse effects on their performance than systematic traders, which emphasize eliminating the effects of "emotionalism" on their trading. See "The Advisors -- Futures Trading Methods in General" at page 95 for a description of this trading method. Reliance on trading judgment may, over time, produce less consistent trading results than implementing a systematic approach. Discretionary traders, like trend-following traders, are unlikely to be profitable unless major price movements occur. Discretionary traders are highly unpredictable, and can incur substantial losses even in apparently favorable markets.


(7)     DECISIONS BASED UPON  FUNDAMENTAL  ANALYSIS MAY NOT RESULT IN PROFITABLE
        TRADING


        Traders that utilize fundamental trading strategies attempt to examine factors external to the trading market that affect the supply and demand for a particular futures and forward contracts in order to predict future prices. See "The Advisors -- Futures Trading Methods in General" at page 95 for a description of this trading method. Such analysis may not result in profitable trading because the analyst may not have knowledge of all factors affecting supply and demand, prices may often be affected by unrelated factors, and purely fundamental analysis may not enable the trader to determine quickly that previous trading decisions were incorrect. In addition, because of the breadth of fundamental data that exists, a fundamental trader may not be able to follow developments in all such data, but instead may specialize in analyzing a narrow set of data, requiring trading in fewer markets. Consequently, a fundamental trader may have less flexibility in adverse markets to trade other futures and forward markets than traders that do not limit the number of markets traded as a result of a specialized focus.


(8)     INCREASE IN ASSETS UNDER MANAGEMENT MAY AFFECT TRADING DECISIONS

        Many of the Advisors' current equity under management is at or near its all-time high. No Advisor has agreed to limit the amount of additional equity which it may manage, and each is actively engaged in seeking major new accounts. The more equity an Advisor manages, the more difficult it may be for that Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require one or more of the Advisors to modify trading decisions for the Fund which could have a detrimental effect on your investment.

(9)     NO ASSURANCE OF ADVISORS' CONTINUED SERVICES


        There is no assurance that any Advisor will be willing or able to continue to provide advisory services to the Fund for any length of time. There is severe competition for the services of qualified Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. For example, Kenmar has been required to replace an Advisor that resigned from trading the Fund's account under the terms of its Advisory Agreement. In addition, Kenmar must allocate Advisor availability among its different funds, including the Fund, and may, accordingly, allocate to the Fund less (and perhaps none) of an Advisor's available capacity than Kenmar might otherwise consider to be in the best interests of the Fund. The timing of Kenmar's Advisor selections and the amount of assets allocated to an Advisor may also be affected from time to time by the procedural requirements of maintaining an ongoing offering of the Units. See "Conflicts of Interest" at page 36. Kenmar may not be able to obtain the services of the Advisor group that Kenmar would otherwise consider to be most advantageous for the Fund.


(10)    LIMITED ABILITY TO LIQUIDATE YOUR INVESTMENT


        There is no secondary market for the Units. While the Units have redemption rights, there are restrictions, and possible fees assessed. For example, Units may be redeemed only as of the close of business on the last day of a calendar month. With respect to Units purchased on and after June 1, 2004, through the end of the twelfth month after their sale, Units will be subject to redemption charges, payable to Kenmar, equal to 3.5% on redemptions on the 1st through 3rd month-end, 2.625% on redemptions on the 4th through 6th month-end, 1.75% on redemptions on the 7th through 9th month-end and 0.875% on redemptions on the 10th through 12th month-end. Redemptions after the 12th month-end are at Net Asset Value (no charge). Requests for redemption must be received at least ten (10) calendar days before the proposed date of redemption.

        Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

        Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.


        Transfers of Units are subject to limitations, such as thirty (30) days' advance notice of any intent to transfer. Also, Kenmar may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund.

(11)    POSSIBLE ILLIQUID MARKETS

        Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

        Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Advisors acquire for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(12)    THE FUND DOES NOT ACQUIRE ANY ASSET WITH INTRINSIC VALUE

        Futures trading is risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in the Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Fund trades unprofitably.

(13)    NON-CORRELATED, NOT NEGATIVELY CORRELATED, PERFORMANCE OBJECTIVE

        Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between two asset classes. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or VICE-VERSA. The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and the Fund may have no gains to offset your losses from other investments.

(14)    BROAD INDICES MAY PERFORM QUITE DIFFERENTLY FROM INDIVIDUAL INVESTMENTS


        In the discussion under "Investment Factors," the concepts of overall portfolio diversification and non-correlation of asset classes are discussed and illustrated by the use of a generally accepted index that represents each asset category. Stocks are represented by the S&P 500 Index and MSCI EAFE Index, bonds by the Lehman Long-Term Government Bond Index, and futures funds by the CISDM Fund/Pool Qualified Universe Index. Because each index is a dollar-weighted average of the returns of multiple underlying investments, the overall index return may be quite different from the return of any individual investment. For example, the "CISDM Fund/Pool Qualified Universe Index" is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds. Accordingly, such index reflects the volatility and risk of loss characteristics of a very broadly diversified universe of advisors and not of a single fund or advisor. Therefore, the Fund's performance will be different than that of the CISDM Fund/Pool Qualified Universe Index.

(15)    DISTORTION IN PROFIT SHARE AND INCENTIVE FEE CALCULATIONS


        The Advisors' Profit Shares and Kenmar's Incentive Fee are calculated on the basis of New Trading Profit (as defined) and New Overall Appreciation (as defined), determined respectively on the basis of the performance of each Advisor's Fund account and of the Fund as a whole. Because Units are purchased at different times, but Profit Shares and Incentive Fees are assessed equally to all Units, disparities between a particular Unitholder's investment experience in the Fund and the Profit Shares and Incentive Fees to which such Unitholder's Units will be subject will develop as a result of the Profit Shares and Incentive Fees being paid by the Fund's account managed by each Advisor and by the Fund, respectively. See "Charges" at page 31. Certain investors' Units could be subject to Profit Shares and Incentive Fees despite having declined in Net Asset Value from their purchase price. The Fund's allocations of Profit Shares and Incentive Fees are subject to distortions as a result of the timing of subscriptions and redemptions. See "Charges - Profit Shares and Incentive Fees" at page 31.


(16) ADVISORS TRADING INDEPENDENTLY OF EACH OTHER MAY REDUCE RISK CONTROL POTENTIAL

        The Advisors trade entirely independently of each other. Consequently, the Advisors may implement their strategies for their Fund accounts in ways that could significantly reduce the risk control potential that Kenmar had analyzed to be an important feature of a particular Advisor combination. Two Advisors may, from time to time, take opposite positions for the Fund, eliminating any possibility of the Fund profiting from these positions considered as a whole. There are substantial opportunity costs to Kenmar's multi-advisor strategy. Furthermore, the Fund's multi-advisor structure will not necessarily control the risk of speculative futures trading. Multi-advisor funds have in the past lost 5% or more of their equity in a single day.

(17) TRADING ON COMMODITY EXCHANGES OUTSIDE THE UNITED STATES IS NOT SUBJECT TO U.S. REGULATION

        The Advisors may engage in a significant amount of trading on commodity exchanges outside the United States on behalf of the Fund. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, the Fund will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. See the last paragraph of the "Commodity Futures Trading Commission -- Risk Disclosure Statement" on page ii of this Prospectus. INVESTORS COULD INCUR SUBSTANTIAL LOSSES FROM THE FUND'S TRADING ON FOREIGN EXCHANGES TO WHICH THEY WOULD NOT HAVE BEEN SUBJECT HAD THE ADVISORS LIMITED THEIR TRADING TO U.S. MARKETS.

(18)    CONFLICTS OF INTEREST

        Kenmar has a conflict of interest because it acts as the managing owner for the Fund.

            The fact that Kenmar will receive an annual Incentive Fee equal to 5% of any New Overall Appreciation (as defined herein) may lead Kenmar to select Advisors that trade in a more "risky" or speculative manner than those that Kenmar might otherwise choose. Kenmar receives 5% as an Incentive Fee, of any New Overall Appreciation of the Fund, but not 5% of its losses.

        Selling Agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the Selling Agents' interest in maximizing compensation and in advising their clients to make investment decisions in such clients' best interests.

        Other conflicts are also present in the operation of the Fund. See "Conflicts of Interest."

(19)    UNITHOLDERS TAXED CURRENTLY


        Unitholders are subject to tax each year on their allocable share of the Fund's income or gains (if any), despite the fact that Kenmar does not intend to make any distributions to Unitholders. Consequently, Unitholders will be required either to redeem Units or to make use of other sources of funds to discharge their tax liabilities in respect of any profits earned by the Fund. See "Federal Income Tax Consequences" at page 42.


        In comparing the Fund's profit objectives with the performance of more familiar securities in which one might invest, prospective investors must recognize that if they purchased equity or debt, there probably would be no tax due on the appreciation in the value of such holdings until disposition. In the case of the Fund, on the other hand, a significant portion of any appreciation in the Net Asset Value per Unit must be paid in taxes by the Unitholders every year, resulting in a substantial cumulative reduction in their net after-tax returns. Because Unitholders will be taxed currently on their allocable share of the Fund's income or gains, the Fund may trade successfully but investors nevertheless would have recognized significantly greater gains on an after-tax basis had they invested in conventional stocks with comparable performance.

            THE PERFORMANCE INFORMATION INCLUDED IN THIS PROSPECTUS IS PRESENTED EXCLUSIVELY ON A PRE-TAX BASIS.

(20)    LIMITATION ON DEDUCTIBILITY OF "INVESTMENT ADVISORY FEES"

        Non-corporate Unitholders may be required to treat the amount of any Profit Shares, Incentive Fees and other expenses of the Fund as "investment advisory fees" which may be subject to substantial restrictions on deductibility for federal income tax purposes. In the absence of further regulatory or statutory clarification, Kenmar is not classifying these expenses as "investment advisory fees," but this is a position to which the Internal Revenue Service (the "IRS") may object. IF A SUBSTANTIAL PORTION OF THE FUND'S FEES AND OTHER EXPENSES WERE CHARACTERIZED AS "INVESTMENT ADVISORY FEES," AN INVESTMENT IN THE FUND MIGHT NO LONGER BE ECONOMICALLY VIABLE.

(21)    TAXATION OF INTEREST INCOME IRRESPECTIVE OF TRADING LOSSES

        The Net Asset Value per Unit reflects the trading profits and losses as well as the interest income earned and expenses incurred by the Fund. However, losses on the Fund's trading will be almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year in the case of non-corporate taxpayers. Consequently, if a non-corporate Unitholder had, for example, an allocable trading (I.E., capital) loss of $10,000 in a given fiscal year and allocable interest (i.e., ordinary) income (after reduction for expenses) of $5,000, the Unitholder would have incurred a net loss in the Net Asset Value of his or her Units equal to $5,000 but would recognize taxable income of $2,000. THE LIMITED DEDUCTIBILITY OF CAPITAL LOSSES FOR NON-CORPORATE UNITHOLDERS COULD RESULT IN SUCH UNITHOLDERS HAVING A TAX LIABILITY IN RESPECT OF THEIR INVESTMENT IN THE FUND DESPITE INCURRING A FINANCIAL LOSS ON THEIR UNITS.

                 [Remainder of page left blank intentionally.]

(22)    POSSIBILITY OF A TAX AUDIT OF BOTH THE FUND AND UNITHOLDERS

        There can be no assurance that the Fund's tax returns will not be audited by the IRS. If such an audit results in an adjustment, Unitholders could themselves be audited as well as being required to pay additional taxes, interest and possibly penalties.


        PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS. SEE "FEDERAL INCOME TAX CONSEQUENCES" AT PAGE 42.


(23)    FAILURE OF BROKERAGE FIRMS; DEFAULT BY CLEARING BROKER

        The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the Clearing Brokers fail to do so, the assets of the Fund might not be fully protected in the event of their bankruptcy. Furthermore, in the event of a Clearing Broker's bankruptcy, the Fund could be limited to recovering only a PRO RATA share of all available funds segregated on behalf of the Clearing Broker's combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the Clearing Broker as margin) was held by the Clearing Broker. The Clearing Brokers have been the subject of certain regulatory and private causes of action. The material actions are described under "The Clearing Broker and Futures Broker."

        Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections with respect to the Fund's trading in forward contracts.

(24)    REGULATORY MATTERS MAY ALTER THE NATURE OF AN INVESTMENT IN THE FUND

        Due to the publicly-offered character of the Fund, Kenmar will be more restricted in its ability to allocate assets to certain prospective Advisors than it would be in the context of a private fund. Other than the Fund, Kenmar has operated only privately-offered pools and has generally allocated and reallocated the assets of such pools aggressively. IT IS NOT

ANTICIPATED THAT KENMAR WILL MAKE FREQUENT ADJUSTMENTS TO THE GROUP OF ADVISORS FOR THE FUND.

        Considerable regulatory attention has been focused on non-traditional investment pools, in particular commodity pools such as the Fund, publicly distributed in the United States. There has been significant international governmental concern expressed regarding, for example, (i) the disruptive effects of speculative trading on the central banks' attempts to influence exchange rates and (ii) the need to regulate the derivatives markets in general. THERE IS A POSSIBILITY OF FUTURE REGULATORY CHANGES ALTERING, PERHAPS TO A MATERIAL EXTENT, THE NATURE OF AN INVESTMENT IN THE FUND.

        The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

(25)    FUND TRADING IS NOT TRANSPARENT TO INVESTORS

        The Advisors make the Fund's trading decisions. While Kenmar receives daily trade confirmations from the clearing broker and foreign exchange dealers, the Fund's trading results are reported to the Unitholders monthly. Accordingly, an investment in the Fund does not offer the Unitholders the same transparency, I.E., an ability to review all investment positions daily, that a personal trading account offers.

(26)    LACK OF INDEPENDENT EXPERTS REPRESENTING INVESTORS

        Kenmar has consulted with counsel, accountants and other experts regarding the formation and operation of this Fund. No counsel has been appointed to represent the Unitholders in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Fund.

(27) FORWARDS, SWAPS, HYBRIDS AND OTHER DERIVATIVES ARE NOT SUBJECT TO CFTC REGULATION

        The Fund trades foreign exchange contracts in the interbank market. In the future, the Fund may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate or floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearing house for these contracts and they are not regulated by the CFTC. The Fund will not receive the protections which are provided by the CFTC's regulatory scheme.

(28)    POSSIBILITY OF  TERMINATION OF THE FUND BEFORE  EXPIRATION OF ITS STATED
        TERM

        As managing owner, Kenmar may withdraw from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Kenmar or the Clearing Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

                           THE FUND AND ITS OBJECTIVES


OBJECTIVES

o   SIGNIFICANT PROFITS OVER TIME

o   CONTROLLED PERFORMANCE VOLATILITY

o   CONTROLLED RISK OF LOSS

o A MEANS OF DIVERSIFYING A TRADITIONAL PORTFOLIO OUT OF ITS TYPICAL "ALL LONG" EQUITY AND DEBT BIAS AND DEPENDENCE ON A SINGLE NATION'S ECONOMY BY ACCESSING GLOBAL FINANCIAL AND NON-FINANCIAL FUTURES MARKETS.

        The Fund's potential for aggressive capital growth arises from the profit possibilities offered by the global futures, forward and options markets and the skills of the professional trading organizations selected to manage the assets of the Fund. The fact that the Fund can profit from both rising and falling markets adds an element of profit potential that long-only strategies cannot access. In addition to its profit potential, the Fund could also help reduce the overall volatility, or risk, of a portfolio. By investing in markets that operate independently from United States stock and bond markets, the Fund may provide positive returns even when United States stock and bond markets are experiencing flat to negative performance.

        The Fund is structured to substantially eliminate the administrative burden that would otherwise be involved in Unitholders engaging directly in futures transactions. Unitholders, among other things, will receive directly from Kenmar monthly unaudited financial reports and annual audited financial statements (setting forth, in addition to certain other information, the Net Asset Value per Unit, the Fund's trading profits or losses and the Fund's expenses for the period) as well as all tax information relating to the Fund necessary for Unitholders to complete their federal income tax returns. The approximate Net Asset Value per Unit will be available from Kenmar upon request.

INVESTMENT PHILOSOPHY

        The Fund is managed by Kenmar Advisory Corp. Kenmar: (i) selects the Fund's Clearing Brokers and Selling Agents and selects and monitors the Advisors; (ii) allocates and/or reallocates Fund assets among the Advisors;
(iii) determines if an Advisor should be removed or replaced; (iv) negotiates advisory fees; and (v) performs such other services as Kenmar believes that the Fund may from time to time require.

        Kenmar believes that the most effective means of controlling the risks of the Fund's futures, forward and options trading is through a diversified portfolio of Advisors. An important part of this strategy focuses on controlling risk by combining Advisors who employ diverse trading methodologies -- such as technical, fundamental, systematic, trend-following, discretionary or mathematical -- and who exhibit diverse performance characteristics. The objective of this strategy is to construct a portfolio of Advisors whose combined performance best meets the investment aim of the Fund to achieve superior returns within appropriately defined parameters of risk.

        The process of selecting Advisors is an ongoing one -- Kenmar continuously analyzes qualitatively and quantitatively the performance and trading characteristics of the current and prospective Advisors in an effort to determine which Advisors are best suited to the current market environment. Based upon such continuing analysis, Kenmar will reallocate assets among the Advisors or change the portfolio of Advisors when Kenmar's perception of the trading environment or an Advisor's individual performance indicates to Kenmar that such change or changes are appropriate.


        Kenmar's ability to manage successfully the risks of futures and related investments is dependent upon a willingness to act decisively and a management style that identifies shifting market trends. Therefore, when Kenmar's perception of market conditions and/or individual Advisor performance suggests that an alternative trading style or methodology might be better suited to Kenmar's perception of the current market environment, Kenmar may alter the portfolio of Advisors or the allocation of assets among the Advisors without prior notice to, or the approval of, the Unitholders. See "The Risks You Face --
(24) Regulatory Matters May Alter the Nature of an Investment in the Fund" at page 15.

        The Fund's assets are allocated to a core group of Advisors (currently comprising Graham Capital Management, L.P., Grinham Managed Funds Pty Ltd. and Transtrend B.V.), and a non-core group, including Hyman Beck & Company, Inc. ("HB & Co."). Kenmar currently expects to allocate assets to HB & Co. on or about May 1, 2004 and expects to eventually allocate at least 10% of the Fund's assets to HB & Co., at which point, HB & Co. would then be considered to be a core advisor of the Fund. The percentage of Fund assets allocated to each core advisor may change over time as a result of differing performance results or due to allocation and reallocation decisions by Kenmar. It is not anticipated, however, that adjustments to the core group of Advisors will be frequent. In addition, Kenmar will attempt to enhance the performance of the Fund by dynamically allocating and reallocating Fund assets among the non-core Advisors. Such allocation decisions will be based on a variety of considerations which may include, but are not limited to, focus on a particular market or sector; cyclical performance analysis; or strategy diversification. For example, changes in the trading environment may require a greater emphasis on shorter-term trend-following strategies over longer term, or on fundamental strategies over technical. Each non-core Advisor is allocated less than 10% of the Fund's assets. This methodology is intended to augment the ongoing portfolio performance and risk management of the Fund.

        As noted above, Kenmar may, from time to time, withdraw Fund's assets allocated to non-core Advisors in part or entirely. Kenmar may also allocate Fund assets to replacement or additional non-core Advisors.

        PROSPECTIVE   INVESTORS  MUST  RECOGNIZE  THAT  ADVISOR  SELECTIONS  AND
ALLOCATIONS REQUIRE THE EXERCISE OF JUDGMENT AND DISCRETION AND ARE NOT DETERMINED IN ANY PRECISE OR SYSTEMATIC MANNER. THERE CAN BE NO ASSURANCE THAT KENMAR'S SELECTION AND MONITORING OF A LIMITED GROUP OF ADVISORS FOR THE FUND WILL, IN THE FUTURE, PRODUCE MORE SUCCESSFUL RESULTS (IN TERMS OF EITHER RISK CONTROL OR PROFITABILITY) THAN WOULD THE SELECTION OF A SINGLE ADVISOR, A FIXED COMBINATION OF ADVISORS OR A SMALLER OR LARGER GROUP OF ADVISORS.

DIVERSIFICATION

Trader Diversification


        The Fund utilizes a number of Advisors who are allocated varying amounts of capital. These allocations will vary continually. Multiple Advisors provide multiple timing parameters and different sector focuses. This produces a portfolio that is quite different from that of a single-trader fund. See "The Risks You Face -- (16) Advisors Trading Independently of Each Other May Reduce Risk Control Potential" at page 13.


Market Diversification

        As global markets and investing become more complex, professionally managed futures may increasingly continue to be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world's economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world's markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in futures, forward and options trading, investors have the potential, if their futures investment is successful, to enhance their prospects for improved performance as well as to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation's economy.

                 [Remainder of page left blank intentionally.]

        Through Kenmar's Advisor selections, the Fund will have the flexibility to access world markets, including but not limited to:

                                   CURRENCIES
--------------------------------------------------------------------------------
Australian Dollar               Indian Rupee               Polish Zloty
British Pound                   Japanese Yen               Singapore Dollar
Canadian Dollar                 Malaysian Ringgit          Swedish Krona
Danish Krone                    Mexican Peso               Swiss Franc
Euro Currency                   New Zealand Dollar         S. African Rand
Hungarian Forint                Norwegian Krone            Thai Bhat


                              FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------
Australian All Ordinaries                        LIBOR - 1 mo.
Australian Bank Bills                            Major Market Stock Index (U.S.)
Australian Treasury Bonds                        MEFF&S Stock Index (Spain)
CAC 40 Stock Index (France)                      MIB-30 (Italy)
Canadian Bankers Acceptance                      MSCI Taiwan Stock Index
Canadian Government Bonds                        Nasdaq 100 (U.S.)
DAX Stock Index (Germany)                        Nikkei Stock Average (Japan)
Dow Jones Industrial Average (U.S.)              OMX Stokholm Stock Index
ECU Notional  Bonds                              Russell 2000 (U.S.)
Euribor                                          S&P 500 Stock Index (U.S.)
Eurodollars                                      Singapore MSCI
Euroswiss                                        Spanish Notional Bonds
Eurotop 100 Index (Europe)                       Swedish Government Bond
Euroyen                                          Swiss Bonds
Financial Times 100 Stock Index (U.K.)           Swiss Market Index
German Boble                                     Tokyo Stock Price Index (Japan)
German Bunds                                     U.K. Gilts
Hang Seng Index                                  U.K. Short Sterling
IBEX Plus 35 Index (Spain)                       U.S. Treasury Bonds
Japanese Bonds                                   U.S. Treasury Notes
                                                 Value Line Stock Index (U.S.)

                                     METALS
--------------------------------------------------------------------------------
Aluminum           Lead               Platinum                 Tin
Copper             Nickel             Silver                   Zinc
Gold               Palladium

                                 ENERGY PRODUCTS
--------------------------------------------------------------------------------
Crude Oil         Kerosene            Natural Gas              Propane
Electricity       London Brent        No. 2 Heating Oil        Unleaded Gasoline
Gas Oil

                              AGRICULTURAL PRODUCTS
--------------------------------------------------------------------------------
Canola            Feeder Cattle       Orange Juice             Soybean Oil
Cocoa             Flaxseed            Pork Bellies             Sugar
Coffee            Live Cattle         Rapeseed                 Wheat
Corn              Live Hogs           Soybeans                 Lumber
Cotton            Oats                Soymeal

        THE FUND WILL TRADE IN MANY, BUT NOT ALL, OF THE FOREGOING MARKETS AS WELL AS ADDITIONAL MARKETS. THERE CAN BE NO ASSURANCE AS TO WHICH MARKETS THE FUND WILL, IN FACT, TRADE OVER TIME OR AT ANY GIVEN TIME. THE ADVISORS DO NOT EACH TRADE IN ALL OF THE FOREGOING MARKETS. THE FUND'S PORTFOLIO EXPOSURE MAY, FROM TIME TO TIME, BE CONCENTRATED IN A LIMITED NUMBER OF MARKETS.


        The chart below represents an average allocation of the Fund's assets over the course of the year ending 2003. The percentage exposure to markets will vary substantially over time as Advisors assess the various sectors.

KENMAR GLOBAL TRUST AVERAGE MARKET SECTOR PARTICIPATION
FOR THE YEAR 2003


        [The table below represents a pie chart in the printed report.]

                  Tropicals                                1.14%
                  Meats                                    0.39%
                  Currencies                              19.76%
                  North American Rates                     8.80%
                  European Rates                           7.72%
                  Pacific Rim Rates                        4.01%
                  US Stock Indices                        18.06%
                  European Stock Indices                   9.72%
                  Pacific Rim Stock Indices               14.14%
                  Energies                                 6.22%
                  Metals                                   5.53%
                  Grains                                   4.52%


THE ADVISORS


        All direct investment decisions for the Fund will be made by commodity trading advisors selected and monitored by Kenmar. See "The Risks You Face--
(24) Regulatory Matters May Alter the Nature of an Investment in the Fund" at page 15. Each current Advisor is, and it is anticipated that any subsequent Advisor, if any, will be, registered with and regulated by the CFTC. THE REGISTRATION OF THE ADVISORS WITH THE CFTC AND THEIR MEMBERSHIP IN THE NFA MUST NOT BE CONSTRUED TO MEAN THAT ANY REGULATORY BODY HAS RECOMMENDED OR APPROVED THE ADVISORS OR THE FUND.


        Subject to the restrictions inherent in or imposed on publicly-offered managed futures funds, Kenmar anticipates varying Advisors from time to time and, with them, the Fund's market emphasis as Kenmar believes performance and market conditions indicate that such a change could be advantageous for the Fund. However, Kenmar also believes that it is necessary to maintain an account with an Advisor for some length of time (at least unless aberrational trading patterns or apparent deviations from announced strategy or risk control policies develop) to give such Advisor a reasonable opportunity to achieve its objectives. The following are the core Advisors and current asset allocations for the Fund.

                                                              APPROXIMATE ASSETS
      CURENT % ALLOCATION                                         IN PROGRAMS
       CORE ADVISOR AND                    GENERAL             MANAGED FOR FUND
      NON-CORE ADVISOR*                STRATEGY TYPE         FEBRUARY 29, 2004**
-------------------------------    ----------------------    ------------------
Graham Capital Management, L.P.    Longer-Term Technical,     $1.472 billion***
(33%)                              Trend Following
Grinham Managed Funds Pty. Ltd.    Shorter-Term Technical,    $534.7 million
(33%)                              Trend Following
Hyman Beck & Co.****               Short-Term Technical,      $3.6 million or
(0%)                               Momentum Trading or        $2.04 million
                                   Short-Term Technical,
                                   Momentum Trading/Long-
                                   Term Technical Trend
                                   Following
Transtrend B.V.                    Longer-Term Technical,     $575.0 million
(34%)                              Trend Following

        ---------------

        * The Advisors and asset allocations for the Fund in effect as of February 29, 2004 are more specifically described under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The allocations set forth above are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Fund, and (ii) any subsequent reallocation decision by Kenmar. The initial allocations to the Advisors at the commencement of the Fund's trading operations, allocations and reallocations of subsequent subscription amounts are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations."


        ** Excluding "notional" funds, except Graham Capital Management, L.P., which includes "notional" funds. "Notional" funds represent the difference between the level at which a trader is instructed to trade an account and the capital actually committed to the account. "Notional" funds do not represent assets under management, but they do indicate the level of equity which a trader has been instructed to consider itself to be managing in determining the magnitude of positions taken.


        ***Reflects notional assets under management of the the K4 Program at 150% Leverage ("150% Leverage"). Graham Capital Management, L.P. trades either the 150% Leverage program or K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund may not invest in both the 150% Leverage program and the Standard Leverage program simultaneously.

        ****Although Hyman Beck & Co. ("HB & Co.") is not a core advisor as of the date of this document and will not become an Advisor until May 1, 2004, Kenmar currently expects to allocate assets to HB & Co. on or about May 1, 2004 and expects to eventually allocate at least 10% of the Fund's assets to HB & Co., at which point, HB & Co. would then be considered to be a core advisor of the Fund. HB & Co. may trade on behalf of the Fund either the FastTrac Portfolio or the Macro Strategies Portfolio, which has $3.6 million and $2.04 million under management, respectively, as of February 29, 2004.

                                ---------------


                    CORE AND POTENTIAL CORE ADVISOR SUMMARIES

        MORE COMPLETE DESCRIPTIONS AND PERFORMANCE SUMMARIES FOR THE CORE ADVISORS DESCRIBED IN THIS SECTION OF THE PROSPECTUS ARE INCLUDED UNDER "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- THE ADVISORS," AT PAGE 95. READ THAT SECTION OF THE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO INVEST IN THE FUND. SEE "THE RISKS YOU FACE -- (1) INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER KENMAR OR THE FUND IN DECIDING WHETHER TO BUY UNITS" AND "-- (2) POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND" AT PAGE 10.


GRAHAM CAPITAL MANAGEMENT, L.P.


OVERVIEW

         Graham Capital Management, L.P. ("GCM") was organized as a Delaware limited partnership in May 1994. The general partner of GCM is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of GCM is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. KGT, Inc. and KGT Investment Partners, L.P. are registered as Principals of GCM.(KGT, Inc. and KGT Investment Partners, L.P. are not affiliated with Kenmar, the Fund or any other company affiliated or related to Kenmar or the Fund.) GCM became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27, 1994. THE REGISTRATION OF GCM WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GCM.

        The current program used by GCM on behalf of the Fund is the K4 Program at 150% Leverage ("150% Leverage"). The Fund may also elect to have GCM utilize the K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund will not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.


        GCM is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. GCM offers clients various systematic and discretionary global macro trading programs and a long-short equity program. GCM uses systematic trading programs or models to produce trading signals on a largely automated basis when applied to market data. GCM also manages discretionary trading programs for which trades are determined subjectively on the basis of its traders' assessment of market conditions rather than through application of an automated system. GCM's long-short equity program applies a mean reversion strategy to several hundred large capitalization stocks. The investment objective of each GCM trading strategy is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.


         GCM and its principals may trade in commodity futures, forward contracts and other financial instruments for their own accounts. Such accounts may take positions that are opposite, or ahead of, positions taken for clients. Although GCM will maintain records of all commodity futures and forward transactions for the accounts of GCM and its principals, clients of GCM will not, generally, be entitled to inspect the records of such trades.



MANAGEMENT

         KENNETH G. TROPIN is the Chairman and founder of GCM and is registered as a Principal and an Associated Person of GCM. Mr. Tropin has developed the majority of the firm's core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding GCM in May, 1994, from October 1993 until April 1994, Mr. Tropin worked on the development and design of trading programs to be employed by GCM. Prior to that Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., from March 1989 until September 1993, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds from February 1982 until March 1989, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.

         PAUL SEDLACK is the Chief Executive Officer and General Counsel of GCM, and is registered as a Principal and an Associated Person of GCM. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 where he remained until June 1993. During that time, Mr. Sedlak was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining GCM in June 1998, Mr. Sedlack was in the employ of Sutherland Asbill and Brennan from June 1993 until June 1995 and then was a Partner at the law firm of McDermott, Will & Emery in New York from June 1995 until May 1998, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in June 1986 and an M.B.A. in Finance in July 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

         MICHAEL S. RULLE JR. is the President of GCM and is registered as a Principal and Associated Person of GCM. As President of GCM, Mr. Rulle is responsible for the management of GCM in its day-to-day course of business. Prior to joining GCM in February 2002, Mr. Rulle was President of Hamilton Partners Limited November 1999 until February 2002, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From June 1994 to September 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. and then orientated himself on the labor market for the month of October 1999. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility from June 1979 until June 1994. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

         ROBERT E. MURRAY is the Chief Operating Officer of GCM and is registered as a Principal and Associated Person of GCM. Mr. Murray is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining GCM in July 2003, from January 1985 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency
Management Inc. (a commodity trading advisor). From September 1983 until December 1984, Mr. Murray was an intermediate accountant at Merrill Lynch. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

         THOMAS P. SCHNEIDER is an Executive Vice President and the Chief Trader of GCM and is registered as a Principal and an Associated Person. Since joining GCM in June 1994, he has been responsible for managing GCM's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs"). Mr. Schneider was also a compliance auditor for NFA from June 1983 until January 1985 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre Dame in May 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. Mr. Schneider served as a commodity broker for Stotler and Company from January 1985 until June 1985. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. From October 1993 until December 1993, Mr. Schneider worked towards obtaining his M.B.A Subsequently, from January 1994 until June 1994, Mr. Schneider worked as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

         ROBERT G. GRIFFITH is an Executive Vice President, the Director of Research and the Chief Technology Officer of GCM and is registered as a Principal and Associated Person. Mr. Griffith is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of GCM's database of price information on more than 100 markets. From August 1987 until he joined GCM in June 1994 Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. From December 1979 until June 1983, Mr. Griffith worked at Continental Illinois National Bank in Chicago as a programmer/analyst and then as a consulant to Information Builders in Los Angeles from June 1983 until August 1987. He received his B.B.A. in Management Information systems from the University of Iowa in December 1979.

         FRED J. LEVIN is the Chief Economist and a Senior Discretionary Trader of GCM and is registered as a Principal and Associated Person. Mr. Levin specializes in fixed income markets with particular emphasis on short-term interest rates. Prior to joining GCM in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from August 1998 after orientating himself to the labor market during the month of July 1998. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From July 1982 to March 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From September 1970 to July 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in June 1964.

         SAVVAS SAVVINIDIS, C.P.A., is the Chief Financial Officer of GCM and is registered as a Principal and Associated Person. Before he joined GCM in June 2003, he was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 to February 2003 and spent the period from March 2003 until May 2003 orientating himself to the labor market. Mr. Savvinidis previously served as Director of Operations, from October 1994 to June 2000, of Moore Capital Management, Inc. and subsequently took off the period from July 2000 to December 2000 for personal time with his family. From July 1993 to September 1994, Mr. Savvinidis served as director of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in September 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

         ROBERT C. HILL is a discretionary trader of GCM specializing in the energy commodity markets, and is registered as a Principal and Associated Person. Prior to joining GCM in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. from November 2002 until March 2003. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in July 1998 from the University of St. Thomas in Houston, TX and a B.A. in August 1992 from Stephen F. Austin State University.

         JASON C. SHAPIRO is a discretionary trader and is registered as a Principal and Associated Person of GCM. From January 2002 to October 2003, when he joined GCM, Mr. Shapiro was President of Applied Systematic Trading, where he developed its trading program. Mr. Shapiro worked as a portfolio manager for Chelsey Capital from June 2001 to December 2001. Previously, after orientating himself to the labor market from February 2000 until August 2000, Mr. Shapiro worked as a proprietary trader for The Gelber Group from September 2000 to April 2001 and was unemployed for the month of May 2001. He served both as a portfolio manager for HCM Capital Management, Inc. and as a principal in Kilgore Capital from the period May 1997 to January 2000. From July 1996 to April 1997, he was engaged in the development of trading programs. He completed the coursework for a Masters of Finance at the London Business School over the September 1995 to August 1996 academic year. He worked at the Development Bank of Singapore in Hong Kong (from March 1994 to August 1995), Overseas

Chinese Banking Corporation (from October 1992 to February 1994) and the Hong Kong and Shanghai Banking Corporation (from February 1991 to August 1992) in sales and trading positions. Mr. Shapiro received a B.S. in Finance with honors from The University of South Florida in December 1989.

         STEVEN T. AIBEL is a discretionary trader of GCM and is registered as a Principal and Associated Person. Mr. Aibel specializes in global macro markets with a primary focus on foreign exchange. Prior to joining GCM in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange and then orientated himself to the labor market from April 2003 until June 2003. He began his career at Goldman Sachs and Co. in the precious metals area where he worked from June 1988 until April 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. From May 2000 to February 2001, Mr. Aibel worked in a partnership for Monroe Capital and then was in the employ of Bank of America (proprietary trading) from February 2001 until March 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

         XIN-YUN ZHANG is a discretionary trader of GCM and is registered as a Principal and Associated Person. Mr. Zhang specializes in fixed income. Prior to joining GCM in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed- income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989 till 1993.

         BRIAN ALDERSHOF, Ph.D., CFA is the Risk Manager, a Vice President and a quantitative research analyst of GCM with significant expertise in mathematics and statistics. Prior to joining GCM May 1997, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA from August 1991 until May 1997. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his M.S. (February 1990) and Ph.D. (April 1991) in Statistics from the University of North Carolina at Chapel Hill where he was a Pogue Fellow. Mr. Aldershof was unemployed from April 1991 until August 1991. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (May 1985) from Middlebury College where he completed a double major in Mathematics and Psychology. He is a CFA charterholder and a member of the Association for Investment Management and Research. Mr. Aldershof is not registered with the NFA as either a Principal or Associated Person of GCM.

        SEE "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- THE CORE AND POTENTIAL CORE ADVISORS," PAGES 101 THROUGH 113 FOR INFORMATION RELATING TO GRAHAM CAPITAL MANAGEMENT, L.P.


GRINHAM MANAGED FUNDS PTY LTD.


OVERVIEW


        Grinham Managed Funds Pty Ltd. is an Australian commodity trading advisor utilizing an automated, technical trading system. The basic premise of the system is that markets incorporate a random and non-random component. The Grinham Managed Funds Pty Ltd. system is designed to identify when markets begin to move in a non-random fashion and to generate orders to profit from non-random price movements.


        The company was also registered with the CFTC as a commodity trading advisor and approved for membership in the NFA on February 26, 1997. THE REGISTRATION OF GRINHAM WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GRINHAM OR THE FUND.

        Grinham Managed Funds Pty Ltd. trades the Diversified Managed Accounts Program on behalf of the Fund.

         Grinham Managed Funds Pty Ltd. trades 45 markets across 7 countries, incorporating most of the major stock indices, interest rates, currency and commodities markets. Risk control is a major fundamental of the system, utilizing diversification to limit the risk of any single trade to less than 0.1% of the assets under management.

         JW & JR Grinham Pty. Ltd. and Wombats International Pty. Ltd. are registered as Principals of Grinham.

         Grinham does not trade on a proprietary basis.



MANAGEMENT

         RICHARD GRINHAM B.Sc. (Hons.) is a Director of Grinham and is registered as a Principal and Associated Person of Grinham. From January to December 1989, Richard was an options dealer at Schroders, Sydney in the over-the-counter currency market and in the Bank Bill pit on the floor of the Sydney Futures Exchange (SFE). In January 1990 he returned to university and received a first class honors degree in science majoring in Pure Mathematics. The topic area of his thesis was Fractals and Chaos Theory, the study of which led to a greater understanding of the dynamics of markets. Futures markets are an example of a fractal. Both fractals and non-linear dynamics (intuitively, systems which have feedback) influenced the development of the systems used at Grinham. The feedback phenomena studied at university are now a significant part of the company's strategy. In the partnership from November 1990 to March 1993 and since March 1993 at Grinham, Richard Grinham has been Director of Research and Trading and is responsible for the ongoing development of the trading systems.

         ANGUS GRINHAM (B.Ec.) is a Director of Grinham and is registered as a Principal and Associated Person of Grinham. He completed an Economics degree with majors in Finance and Econometrics in December 1992 and has since completed his MBA. During his undergraduate study, Angus commenced his own research into trading techniques and began trading a proprietary account on the SFE. Upon completion of his degree, Angus was employed from June 1994 to October 1996 as a futures broker on the international futures desk of Tricom Futures Management, an Australian introducing broker. From January 1994 to October 1996 (while at Tricom) Angus worked part-time at Grinham in the design of software to facilitate the execution and clearing of the trading systems. Angus joined Grinham on a full time basis in November 1996. Angus is currently the Director of Trading and Information Technology and is responsible for trading, technology and the implementation of new trading systems.

        SEE "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- CORE AND POTENTIAL CORE ADVISORS," PAGES 114 THROUGH 119 FOR INFORMATION RELATING TO GRINHAM MANAGED FUNDS PTY LTD.

HYMAN BECK & COMPANY, INC.

OVERVIEW

         Hyman Beck & Company, Inc. ("HB & Co."). was incorporated under the laws of the State of Delaware in February 1991 and is wholly-owned by Mr. Alexander Hyman and Mr. Carl J. Beck. HB & Co. is registered as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the NFA in such capacities effective March 1991. THE REGISTRATION OF HB & CO. WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED HB & CO. OR THE FUND.


        Although HB & Co. is not a core advisor as of the date of this document and will not become an Advisor until May 1, 2004, Kenmar currently expects to allocate assets to HB & Co. on or about May 1, 2004 and expects to eventually allocate at least 10% of the Fund's assets to HB & Co., at which point, HB & Co. would then be considered to be a core advisor of the Fund.

        Kenmar expects HB & Co. to trade either the FastTrac Portfolio program ("FastTrac") or the Macro Strategies Portfolio ("Macro Strategies") on behalf of the Fund. FastTrac is a quantitative trading strategy named heuristically for its relative short duration of trades. Macro Strategies is an investment program which incorporates a short term divergence trading component to a "macro" trading style program.

        HB & Co. is engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, options on futures contracts and physical commodities, exchange of futures for physical ("EFP") transactions, and other futures-related interests (collectively, "futures interest contracts") on United States and foreign exchanges and markets. HB & Co. trades futures interest contracts including, but not limited to, contracts in agricultural items, energy products, financial instruments and indices, foreign currencies, and metals. HB & Co. manages accounts for trading in futures interest contracts on a discretionary basis; its trading methodologies are speculative in nature.

        HB  &  Co.  relies   primarily  on  technical   analysis.   The  trading
methodologies employed by HB & Co. are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative and proprietary in nature.

         HB & Co. and its principals or employees of HB & Co. may trade futures interest contracts for their own accounts. In such proprietary trading, HB & Co. or such persons may trade their own accounts aggressively and, thus, may assume more risks than HB & Co. will normally assume on behalf of the accounts managed by it. Such trading may be conducted in accordance with the same approach as is used in trading accounts managed by HB & Co. or pursuant to different approaches or strategies and may be done at brokerage rates which are substantially lower than the rate which clients pay. Because trading for such accounts may be conducted pursuant to different trading approaches or strategies from those employed for clients, trades for such accounts may occur before trades for client accounts may be opposite to those for client accounts. Accordingly, such proprietary accounts may experience trading results which are substantially different from those experienced by client accounts. The records of proprietary trading (including any written policies relating to such trading) will not be available to clients for inspection.

MANAGEMENT

         ALEXANDER HYMAN is the President of HB & Co. and is registered as a Principal and Associated Person of HB & Co. Mr. Hyman is also a fifty percent shareholder of HB & Co. For the past five years Mr. Hyman, along with Mr. Beck, has been directly responsible for all trading and money management decisions made by HB & Co. Mr. Hyman was graduated from Hofstra University in May 1983 with a B.B.A. degree in International Business and Economics.

         CARL J. BECK is Vice President, Secretary, Treasurer of HB & Co. and is registered as a Principal and Associated Person of HB & Co. Mr. Beck is also a fifty percent shareholder of HB & Co. Mr. Beck, along with Mr. Hyman, has been directly responsible for all trading and money management decisions made by HB & Co. for the past five years.

Mr. Beck was graduated magna cum laude from Fordham University in May 1983 with a B.A. degree in Economics and earned an M.B.A. degree in Finance from New York University in May 1989.

        NORMAN HYMAN is director of trading at HB & Co. and is registered as a Principal of HB & Co. For the past five years Mr. Hyman has been responsible for all daily trading room personnel and activities including executions, reporting, and documentation. He attended Oakland Community College.

        SOCRATES IOANNIDIS is the director of quantitative research at HB & Co. and is registered as a Principal of HB & Co. Since joining HB & Co. in May 2000, Dr. Ioannidis has been responsible along with Messrs. Hyman and Beck for research activities and product development. Dr. Ioannidis holds a B.S. in Chemical Engineering from Aristotle University of Thessaloniki, Greece, a Ph.D. in Chemical Engineering from New Jersey Institute of Technology, and a M.S. in Mathematical Finance from New York University's Courant Institute of Mathematical Sciences. Prior to joining HB & Co., Dr. Ioannidis worked from February 1998 to May 2000 as a research engineer for OLI Systems, Inc. a leader in research and software development for thermodynamic applications. Dr. Ioannidis has several publications in refereed journals in the area of chemical thermodynamics.

         JAMES F. LUBIN is registered with the NFA as a Principal and Associated Person of HB & Co. Since joining HB & Co. in July 2003, Mr. Lubin has been responsible for product development, strategic planning, investment strategy and business development. Prior to joining HB & Co., Mr. Lubin was a Senior Vice President within the Fixed Income Division of Lehman Brothers from June 1999, where he was responsible for establishing the foreign exchange business with Alternative Investment Managers. Mr. Lubin was graduated from Adelphi University in May 1979 with a B.A. degree in Economics and earned an M.B.A. degree in Finance from Adelphi University in May 1983.

        SEE "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- THE CORE AND POTENTIAL CORE ADVISORS," PAGES 120 THROUGH 125 FOR INFORMATION RELATING TO HYMAN BECK & COMPANY, INC.


TRANSTREND B.V.


OVERVIEW

        Transtrend, B.V. ("Transtrend") is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. It has been registered as a commodity trading advisor and commodity pool operator under the Commodity Exchange Act, as amended (the "CE Act") since September 23, 1994, and is a member of the NFA in such capacities. Transtrend is also licensed as a portfolio manager, and is subject to regulation by the Autoriteit Financiele Markten ("AFM"), the securities board of The Netherlands. REGISTRATION UNDER THE CE ACT, MEMBERSHIP IN THE NFA AND THE AFM LICENSE IN NO WAY IMPLY THAT THE CFTC, THE NFA OR THE AFM HAVE ENDORSED TRANSTREND'S QUALIFICATIONS TO PROVIDE THE COMMODITY TRADING ADVISORY SERVICES DESCRIBED IN THIS DOCUMENT.

        Diversified Investments B.V. and Robeco Nederland B.V. are registered as Principals of Transtrend.


        In its Diversified Trend Program, traded on behalf of the Fund, Transtrend B.V. applies a combination of well researched trading systems. Each trading system has a demonstrated profit expectancy over the course of time. In particular, the trading systems attempt to exploit non-random price behaviors based on quantitative analysis of (typical) price patterns. The trading systems are consistent, systematic and applied with skill and discipline.

        The systems can be applied to well over a hundred different product-market-combinations traded on approximately fifty exchanges in approximately twenty-five countries. Diversified portfolios consist of a variety of futures broadly spread over interest instruments, stock indices, tangible commodities and Foreign Exchange pairs.

        Correlation analysis contributes to a desired portfolio balance. Volatility analysis plays a prominent role in the assessment of risk. Compatibility between trading systems and the markets they are applied to is monitored closely. Multiple entries and exits contribute to the desired stability of returns.



        In its proprietary trading, Transtrend, its principals and employees will generally follow the same basic trading methods and strategies as Transtrend's clients. Such persons, however, may elect not to trade their proprietary accounts in parallel with client accounts. In their proprietary trading, Transtrend and its principals and employees may trade a larger number of futures, employ a higher amount of leverage, pay lower commission rates, test new markets, instruments and trading methods, utilize different brokers and trade a different mix of futures than client accounts.

        Transtrend and its principals and employees may conduct experimental trading in proprietary accounts to test new systems or variations of its trading methods and strategies and also may trade certain futures for proprietary accounts, but not for client accounts, where a given market or a market at a given time is illiquid or extremely volatile, such as during economic announcements, thereby assuming a greater risk in its proprietary accounts than Transtrend is willing to assume for client accounts.

        Transtrend, its principals and employees at times may take positions in proprietary accounts that are ahead of, the same as or opposite to those taken by Transtrend on behalf of client accounts, and the proprietary accounts of Transtrend, its principals and employees may produce trading results that are different from those experienced by clients. The trading records of Transtrend and its principals will not be made available to clients except to the extent required by law.

MANAGEMENT

         GERARD VAN VLIET, born in 1948, graduated in March 1972 with a Masters in Business Economics from Erasmus University Rotterdam. After his military service, in which he was engaged from April 1972 until August 1973, Mr. Van Vliet was in the employ of Wessanen Oliefabrieken N.V. in Wormerveer, The Netherlands from September 1973 until April 1975. In the period May 1975 until November 1976 he worked for Lotze & Ozinga B.V., Rotterdam, The Netherlands. From December 1976 until September 1981 Mr. Van Vliet was managing director of Transol Oils & Fats B.V., Rotterdam, The Netherlands. Subsequently he was in the employ of Pimbrokers International B.V., Vlaardingen, The Netherlands during the period October 1981 until October 1982. Mr. Van Vliet has been a council member of the Alternative Investment Management Association ("AIMA") and of various other international trade associations, both in Europe and the United States. In November 1982 he joined the Nidera Group, a multi-national trading concern involved in various agribusiness industries and with a presence in many countries. For Nidera Rotterdam he successfully established a new trading division in vegetable oils. In October 1987 he became Nidera Rotterdam's CEO, supervising a variety of trading divisions and projects, one of which was Transtrend. In January 1992, after five years of general management, Mr. Van Vliet decided to dedicate himself full-time to the development of Transtrend, at that time a subsidiary of the Nidera Group. In October 1993, Transtrend's management initiated a buy-out of the company from Nidera Group. In June 2002, Robeco Nederland B.V. became a co-shareholder in Transtrend. Gerard van Vliet will remain Transtrend's CEO and (indirect) majority shareholder until Robeco Nederland B.V acquires Transtrend's entire share capital in January 2007. Mr. Van Vliet is registered as a Principal and Associated Person of Transtrend.

        JOHANNES "JOEP" P.A. VAN DEN BROEK, born in 1969, graduated in August 1995 with a Masters Degree in Business Economics from Erasmus University Rotterdam. From September 1995 until November 1995, Mr. Van den Broek orientated himself on the labor market. He joined Transtrend as a trader in December of 1995. In October 1997, he was appointed Assistant Director (for trading) thereby becoming a member of Transtrend's management team. Effective as of 1 January, 1999, he has become a Managing Director of Transtrend. Mr. Van den Broek is registered as a Principal and Associated Person of Transtrend.

        HAROLD M. DE BOER, born in 1966, graduated in 1990 with a Masters Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with Transtrend for his thesis entitled "Cointegration in (tangible) Commodity Futures." In April of 1990, he joined Transtrend as a Research Analyst. In 1992 he became responsible for Transtrend's research department, and as of October 1997, he became a member of Transtrend's management team with the title of Assistant Director. Effective August 1, 1999, he was appointed a Director of Transtrend. Mr. de Boer's primary responsibility remains focused on research and product development. Mr. de Boer is registered as a Principal of Transtrend.

        All directors of Transtrend have an academic degree and ample experience in dealing with derivative markets.

        51% of the voting interest in Transtrend is owned by Diversified Investments B.V., a Dutch limited liability company formed on December 29, 1993 which currently serves as a holding company of Transtrend and as one of its Directors. Diversified Investments B.V. is controlled by Mr. Gerard van Vliet. 49% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robeco Group N.V., which in turn is 100% owned by Cooperative Centrale Raiffeissen-Boerenleenbank B.A. (Rabobank Nederland).

        SEE "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- THE CORE AND POTENTIAL CORE ADVISORS," PAGES 126 THROUGH 141 FOR INFORMATION RELATING TO TRANSTREND B.V.


THE ADVISORY AGREEMENTS


        Graham Capital Management, L.P. serves as an Advisor to the Fund pursuant to an Advisory Agreement which will be in effect until April 30, 2004, and the parties thereto expect to have the Advisory Agreement renew automatically for another one year term. Grinham Managed Funds Pty. Ltd. and Transtrend B.V. serve as Advisors to the Fund pursuant to Advisory Agreements which have been renewed through November 30, 2004. Hyman Beck & Company, Inc. will serve as an Advisor to the Fund effective May 1, 2004 pursuant to an Advisory Agreement which will be in effect until April 30, 2005.


        Each Advisory Agreement provides that the Fund will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not, among other things, constitute a breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Unitholder to the Fund beyond the amount of such Unitholder's capital and profits, if any, in the Fund (exclusive of previously received distributions or other returns of capital, including redemptions).

        Under the exculpatory provisions of the Advisory Agreements, none of the Advisors, their affiliates nor their respective officers, directors, employees, partners, controlling persons or shareholders will be liable to the Fund or to any of the Unitholders in connection with their management of assets of the Fund except by reason of acts or omissions in contravention of the Advisory Agreement, or due to their misconduct or negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund.

        When it considers doing so to be in the best interests of the Fund, Kenmar will generally attempt to negotiate advisory agreements with comparable terms for all of the Advisors chosen for the Fund. Kenmar retains the right to terminate any Advisory Agreement at will and upon short notice to the Advisors. Kenmar also retains the right to withdraw funds from any Advisor's trading account at any time, including immediately.

        The Fund's current Advisors have not purchased Units, although they may do so in the future.

                              KENMAR ADVISORY CORP.

BACKGROUND AND PRINCIPALS

        Kenmar Advisory Corp. is the managing owner and commodity pool operator of the Fund ("Kenmar") and is a wholly-owned subsidiary of Kenmar Holdings Inc. ("KHI"), which is also a principal of Kenmar. Kenneth A. Shewer is Kenmar's Chairman and Marc S. Goodman is its President. Messrs. Shewer and Goodman are Kenmar's sole directors. All of Kenmar's stock is owned, indirectly and equally, via KHI, by Messrs. Shewer and Goodman. Kenmar has been registered with the CFTC as a commodity pool operator since February 7, 1984 and is a member in good standing of the NFA in such capacity. Its principal place of business is Two American Lane, P.O. Box 5150, Greenwich, CT 06831, telephone number (203) 861-1000. Kenmar and its affiliates focus on the design and management of leading-edge investment programs in the managed futures sector. THE REGISTRATION OF KENMAR WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT EITHER THE CFTC OR THE NFA HAS RECOMMENDED OR APPROVED EITHER KENMAR OR THE FUND.

        No administrative, civil, or criminal action has ever been brought against Kenmar, any of its principals or the Fund.

        Mr. Kenneth A. Shewer (born 1953), Chairman, was employed by Pasternak, Baum and Co., Inc. ("Pasternak, Baum"), an international cash commodity firm, from June 1976 until September 1983. Mr. Shewer created and managed Pasternak, Baum's Grain Logistics and Administration Department and created its Domestic Corn and Soybean Trading Department. In 1982, Mr. Shewer became co-manager of Pasternak, Baum's F.O.B. Corn Department. In 1983, Mr. Shewer was made Vice President and Director of Pasternak, Baum. Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975.

        Mr. Marc S. Goodman (born 1948), President, joined Pasternak, Baum in September 1974 and was a Vice President and Director from July 1981 until September 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the United States, for investment of its corporate retirement funds, and for selecting trading personnel. Mr. Goodman has conducted extensive business in South America, Europe and the Far East. Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments, where he was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971.

        Messrs. Shewer and Goodman left Pasternak, Baum in September 1983 to form Kenmar and they have occupied their present positions with Kenmar since that time.

        Ms. Esther Eckerling Goodman (born 1952), Chief Operating Officer and Senior Executive Vice President, joined Kenmar in July 1986 and has been involved in the futures industry since 1974. From 1974 through 1976, she was employed by Conti-Commodity Services, Inc. and ACLI Commodity Services, Inc., in the areas of hedging, speculative trading and tax arbitrage. In 1976, Ms. Goodman joined Loeb Rhoades and Company, Inc. where she was responsible for developing and managing a managed futures program which, in 1979, became the trading system for Westchester Commodity Management, an independent commodity trading advisor of which Ms. Goodman was a founder and principal. From 1983 through mid-1986, Ms. Goodman was employed as a marketing executive at Commodities Corp. (USA) of Princeton, New Jersey. Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995 (now the Managed Funds Association). She has written several articles and has spoken before various professional groups and organizations on the subject of managed futures. Ms. Goodman graduated from Stanford University in 1974 with a B.A. degree. Ms. Goodman is married to Mr. Marc S. Goodman.

        Mr. Braxton Glasgow III (born 1953), Executive Vice President, joined Kenmar in May 2001. Prior to joining Kenmar, Mr. Glasgow was the Executive Vice President of Chesapeake Capital Corporation. From 1994 to 1995, he was President of the Jay Group Ltd. Mr. Glasgow received a B.S. degree in accounting from the University of North Carolina in 1975.

        Ms. Florence Y. Sofer (born 1966), Managing Director, Investor Communications responsible for the development and implementation of all internal and external communications programs worldwide, joined Kenmar in 2001. From 1997 to 2001, Ms. Sofer was the Vice President, Marketing, and a Principal of John W. Henry & Company, where she was responsible for strategic marketing and client communications for the firm and its subsidiaries. From 1994 to 1997, Ms. Sofer was the Marketing Manager for Global Asset Management where she was involved in the successful development and launch of the firm's mutual fund product line. Ms. Sofer received a B.A. degree from American University in 1988 and an M.B.A. in Marketing from George Washington University in 1992.


        Ms. Maureen Howley (born 1967), Senior Vice President and Chief Financial Officer, joined Kenmar in July 2003. She is responsible for corporate finance and administration. From July 2001 until July 2003, Ms. Howley was an Associate at Andor Capital Management, LLC, an equity hedge fund company. At Andor, she was responsible for managing the corporate accounting functions. Previously, she was the Controller at John W. Henry & Company, Inc., a commodity trading advisor, where she had held positions of increasing responsibility from September 1996 to July 2001. She began her career in September 1989 at Deloitte & Touche. She held many positions of increasing responsibility for seven years, and left as Audit Senior Manager in July 1996 to join John W. Henry & Company, Inc. Ms. Howley received a B.A. in Accounting from Muhlenberg College in 1989 and designation as a Certified Public Accountant in 1990.


        Ms. Joanne D. Rosenthal (born 1965), Senior Vice President and Director of Research, joined Kenmar in October 1999. Prior to joining Kenmar, Ms.
Rosenthal spent 9 years at The Chase Manhattan Bank, in various positions of increasing responsibility. From July 1991 through April 1994, she managed the Trade Execution Desk and from May 1994 through September 1999, she was a Vice President and Senior Portfolio Manager of Chase Alternative Asset Management, Inc. Ms. Rosenthal received a Masters of Business Administration in Finance from Cornell University and a Bachelor of Arts in Economics from Concordia University in Montreal, Canada.





        Mr. James Dodd (born 1951), Managing Director, joined Kenmar in 2002. He is responsible for structuring and marketing investment products to insurance companies and other financial institutions. Mr. Dodd has almost twenty years of experience in investment banking and marketing structured investment products, working at Chesapeake Capital, Hoak, Breedlove, Wesneski, Continental Bank and Boettcher & Co. Prior to joining Kenmar, Mr. Dodd was the Chief Financial Officer at VE Group, a company that specialized in venture capital investments from 2000. Prior to that Mr. Dodd was Managing Director, Financial Institutions Marketing, for Chesapeake Capital from 1997. Previously, Mr. Dodd held various positions at distinguished banks and other financial institutions. Mr. Dodd received a A.B. degree from Cornell University in 1974 and a M.B.A. degree from the University of Chicago in 1983.

MANAGEMENT OF TRADERS

        Kenmar's hallmark is its emphasis on vigilant management of its portfolios of traders. Kenmar analyzes trading performance on a daily basis for each trader it retains. This detailed analysis identifies sources of profits and losses for each trader each day, enabling management to make highly informed decisions regarding the performance of each such trader (including the Fund's Advisors).


        Based on Kenmar's perception of market conditions, Advisor performance and other factors, Kenmar will reallocate assets among Advisors in an effort to place such assets optimally. Kenmar also will add Advisors when situations warrant, and remove or replace Advisors if profitability, risk assumptions or other significant factors indicate that replacement is advisable. See "The Fund and Its Objectives -- Investment Philosophy" at page 15 and "The Risks You Face -- (24) Regulatory Matters May Alter the Nature oF an Investment in the Fund" at page 15.


        Naturally, these activities require a strong emphasis on trading and market research. Kenmar operates and updates continuously a database that tracks over 600 different trading programs offered by traders around the globe. Added to these quantitative data are qualitative assessments based on detailed trader interviews and analysis of trades, trading performance and trading strategies.

                         FIDUCIARY OBLIGATIONS OF KENMAR

NATURE OF FIDUCIARY OBLIGATIONS; CONFLICTS OF INTEREST


        As managing owner of the Fund, Kenmar is effectively subject to the same restrictions imposed on "fiduciaries" under both statutory and common law. Kenmar has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Fund's Declaration of Trust, its Amended and Restated Declaration of Trust and Trust Agreement dated as of December 17, 1996, Second Amended and Restated Declaration of Trust dated as of May 1, 2003, Third Amended and
Restated  Declaration  of Trust dated as of March 1, 2004 and Fourth Amended and
Restated  Declaration  of Trust  dated as of May 1,  2004 (the  "Declaration  of
Trust"). The Fund is referred to as the "Trust" in the Declaration of Trust which is attached hereto as Exhibit A. The general fiduciary duties which would otherwise be imposed on Kenmar (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund, as set forth herein and in the Declaration of Trust (to which terms all Unitholders, by subscribing to the Units, are deemed to consent).


        The Fund, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). The NASAA Guidelines explicitly prohibit a managing owner of a commodity pool from "contracting away the fiduciary obligation owed to investors under the common law." Consequently, once the terms of a given commodity pool, such as the Fund, are established, the managing owner is effectively precluded from changing such terms in a manner that disproportionately benefits the managing owner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

        The Declaration of Trust provides that Kenmar and its affiliates shall have no liability to the Fund or to any Unitholder for any loss suffered by the Fund arising out of any action or inaction of Kenmar or its affiliates or their directors, officers, shareholders, partners, members or employees (the "Kenmar Related Parties") if the Kenmar Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by the Kenmar Related Parties. The Fund has agreed to indemnify the Kenmar Related Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify the Kenmar Related Parties and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly.

FIDUCIARY AND REGULATORY DUTIES

        An investor should be aware that Kenmar has a fiduciary responsibility to the Unitholders to exercise good faith and fairness in all dealings affecting the Fund.

        Under Delaware law, a beneficial owner of a business trust (such as a Unitholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("SEC"). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

        Under  certain  circumstances,   Unitholders  also  have  the  right  to
institute a reparations proceeding before the CFTC against Kenmar (a registered commodity pool operator), the Clearing

Brokers (registered futures commission merchants) and the Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.


        There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with Kenmar's fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that Kenmar may have the opportunity to obtain investors' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" and elsewhere are ineligible to invest in the Fund. Kenmar presently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest. See "Conflicts of Interest" at page 36.


        The foregoing summary describing in general terms the remedies available to Unitholders under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Unitholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

                  INVESTMENT OF KENMAR IN THE FUND


        Kenmar has purchased and will maintain a 1% interest in the Fund in its capacity as managing owner. As of February 29, 2004, Marc S. Goodman, the President of Kenmar, had a 0.024% interest (52.83 Units) in the Fund through an individual retirement account, and Kenneth A. Shewer, the Chairman of Kenmar, had a 0.022% interest (50.25 Units) in the Fund through an individual retirement account.


                                 USE OF PROCEEDS

        The proceeds of the offering of the Units are used by the Fund to engage in the speculative trading on futures, forward, options and related markets through allocating such proceeds to the Advisors.

        To the extent the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with its Clearing Brokers as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments -- principally U.S. government obligations.

        To the extent that the Fund trades in futures, forward, options and related contracts on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of "customer segregated funds," although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in "customer segregated fund accounts."


        Although the percentages set forth below may vary substantially over time, as of December 31, 2003 the Fund estimates:

        (i) up to approximately 70% of the Net Asset Value of the Fund is placed with the Clearing Brokers in the form of cash or U.S. Treasury bills to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules;

        (ii) approximately 30% of the Net Asset Value of the Fund is maintained in bank deposits or U.S. Treasury and U.S. Government Agencies issues.

        Fund assets maintained in bank deposits are currently maintained with Brown Brothers Harriman & Co. in New York, New York and Georgetown, Grand Cayman Island. Sentinel Management Group, Inc., 650 Dundee Road, Suite 640, Northbrook, IL 60062, a registered investment adviser, will be responsible for the cash management activities of the Fund, including investing in U.S. Treasury and U.S. Government Agencies issues.


        In addition, assets of the Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Fund and may be held in U.S. Treasury bills (or other securities approved by the CFTC for investment of customer funds).

        The Fund receives all of the interest income earned on its assets.


                 [Remainder of page left blank intentionally.]

                                     CHARGES

                            CHARGES PAID BY THE FUND


RECIPIENT                   NATURE OF PAYMENT                    AMOUNT OF PAYMENT
---------                   -----------------                    -----------------

Kenmar                      Brokerage commissions                Flat-rate  monthly  commissions  of  0.83%  of  the
                                                                 Fund's  beginning of month Net Assets (a 10% annual
                                                                 rate).  Once Net  Assets  reach  $25  million,  the
                                                                 annual Brokerage Commission rate will be reduced to
                                                                 a blended  rate for all Net Assets  based on 10% of
                                                                 the first $25 million and 9% on any Net Assets over
                                                                 that  amount.  Such  commissions  cover  all  floor
                                                                 brokerage, exchange, clearing and NFA fees incurred
                                                                 in the Fund's trading.

Counterparties              "Bid-ask" spreads                    Each   counterparty  with  which  the  Fund  trades
                                                                 receives  "bid-ask"  spreads on the forward  trades
                                                                 executed on behalf of the Fund.

Advisors                    Profit Shares                        Paid by the  Fund on a  quarterly  basis  (although
                                                                 accrued   against   Net   Asset   Value   per  Unit
                                                                 monthly).    Each   Advisor's   Profit   Share   is
                                                                 determined  based  on any New  Trading  Profit  (as
                                                                 defined)  generated  by such  Advisor.  New Trading
                                                                 Profit in  respect  of each  Advisor's  account  is
                                                                 calculated    after    reduction    for   brokerage
                                                                 commissions  at an  annual  rate  of  1.5% -  5.0%,
                                                                 rather  than  at a 10%  annual  rate  (or,  if  Net
                                                                 Assets  exceed $25 million,  at the blended rate of
                                                                 10% for the  first  $25  million  and 9% on any Net
                                                                 Assets  over  that  amount),  and  execution  costs
                                                                 actually  incurred  (other  than  floor  brokerage,
                                                                 exchange,  clearing  and  NFA  fees).  New  Trading
                                                                 Profit  is  not  reduced  by  any  Incentive   Fee,
                                                                 administrative   expenses  or  organizational   and
                                                                 initial    offering    costs   (or    extraordinary
                                                                 expenses).    THE   PROFIT   SHARES   ARE   PAYABLE
                                                                 SEPARATELY TO EACH ADVISOR BASED ON ITS  INDIVIDUAL
                                                                 PERFORMANCE,  NOT  OVERALL  PROFITS  OF  THE  FUND.
                                                                 UNITS  MAY  BE  SUBJECT  TO  REDUCTION  FOR  PROFIT
                                                                 SHARES  ATTRIBUTABLE  TO A PARTICULAR  ADVISOR EVEN
                                                                 THOUGH  THE NET ASSET  VALUE PER UNIT HAS  DECLINED
                                                                 FROM THE PURCHASE PRICE OF SUCH UNITS.

Kenmar                      Incentive Fee                        Paid  by the  Fund as a whole  on an  annual  basis
                                                                 (although  accrued against Net Asset Value per Unit
                                                                 monthly).  The  Incentive  Fee equals 5% of any New
                                                                 Overall  Appreciation  (as  defined).  AN INCENTIVE
                                                                 FEE MAY BE  ALLOCATED  EVEN  THOUGH  THE NET  ASSET
                                                                 VALUE  PER UNIT  HAS  DECLINED  FROM  THE  PURCHASE
                                                                 PRICE OF SUCH UNITS.

Third Parties               Operating, Selling and               Paid as incurred;  not  anticipated to exceed 0.75%
                            Administrative costs                 of  the  Fund's  average  beginning  of  month  Net
                                                                 Assets per year.

BROKERAGE COMMISSIONS


         Commodity brokerage commissions for futures trades are typically paid on the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). However, the Fund does not pay commodity brokerage commissions to Kenmar on a per-trade basis but rather at the flat monthly rate of 0.83% of the Fund's beginning of month Net Assets (a 10.00% annual rate). Once Net Assets reach $25 million the annual Brokerage Commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount.

         Kenmar receives such brokerage commissions, irrespective of the number of trades executed on the Fund's behalf, and pays floor brokerage, exchange, clearing and NFA fees with respect to executing the Fund's trades. NFA transaction fees are assessed on the Fund's futures trading on U.S. exchanges. Such NFA fees currently equal $0.06 per round-turn trade of a futures contract and $0.03 for each trade of a commodity option (a $0.03 fee is charged upon the purchase and upon the exercise of an option; if an option is exercised, an additional $0.06 fee is payable upon the liquidation of the futures position acquired upon such exercise; no fee is assessed upon the expiration of an option.)


         State securities administrators require Kenmar to represent that the brokerage commissions paid by the Fund will not be increased during the period in which early redemption charges are in effect. Due to the ongoing offering of the Units, this representation entails that Kenmar will likely never be able to raise brokerage commissions unless Kenmar waives such early redemption charges.


        As of December 31, 2003, the Fund's 10% per annum flat-rate brokerage commissions (such 10% includes execution, advisory fees, trails and fees to Kenmar) equated to round-turn commissions of $62. The round-turn equivalent of the Fund's flat-rate commissions will vary with the frequency with which the Advisors place orders for the Fund's account managed by each of them. Kenmar reports, in the annual reports distributed by Kenmar to Unitholders, the approximate round-turn equivalent rate paid by the Fund on its trading during the previous year.


"BID-ASK" SPREADS

         Some of the Fund's currency trades are executed in the forward markets, in which participants include a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Fund pays such "spreads" does not result in a reduction in the flat-rate brokerage commissions paid by the Fund (however, forward trades were not included in the number of round-turns executed by the Fund in determining the approximate round-turn equivalent of the Fund's flat-rate commissions).

PROFIT SHARES AND INCENTIVE FEES

CALCULATION OF NEW TRADING PROFIT AND NEW OVERALL APPRECIATION

         Each Advisor will receive Profit Share equal to 20% of the New Trading Profit generated by such Advisor.


         New Trading Profit is calculated with respect to each Advisor's Trust account and New Overall Appreciation is calculated with respect to the Fund as a whole on the basis of the cumulative performance of such account or the Fund, respectively, and not on a Unit-by-Unit basis. For example, if the Fund loses $500,000 in its first month of trading and gains $750,000 in the next, accrued New Overall Appreciation would equal $250,000 as of the end of such second month -- irrespective of whether the Net Asset Value per Unit were greater or less than the initial $100 at such time. (If a substantial number of Units were either redeemed or issued as of the end of the first month, the cumulative gain through the end of the second month would not be directly reflected in the Net Asset Value per Unit.)

         Both New Trading Profit and New Overall Appreciation are calculated on a high water mark basis, as described below. Each Advisor will be allocated from the Fund its Profit Share equal to the percentage described above of any cumulative New Trading Profit generated by such Advisor, as of the calendar quarter-end of determination, in excess of: (i) the highest level of cumulative Trading Profit as of any previous calendar quarter-end generated by such Advisor, or (ii) $0, if higher (the "high water mark"). "Trading Profit" (i) includes gross realized gains and losses on closed positions and the change in unrealized gains and losses on open positions from the preceding period, (ii) does not include interest income, (iii) is reduced by annual brokerage commissions of 1.5% - 5.0%, not 10% (or, if Net Assets exceed $25 million, at the blended rate of 10% for the first $25 million and 9% on any Net Assets over that amount), of average beginning of month Net Assets, plus execution costs other than floor brokerage, exchange, clearing and NFA fees, and (iv) is not reduced by Incentive Fees, administrative expenses, organizational and initial offering cost reimbursements or extraordinary costs (such as taxes or litigation costs). "Overall Appreciation" is calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Fund, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Fund. "New Trading Profit" is the excess, if any, as of any quarter-end by which cumulative Trading Profit exceeds the highest level of cumulative Trading Profit as of any previous quarter-end and adjusted as provided below. "New Overall Appreciation" is the excess, if any, as of any December 31 by which cumulative Overall Appreciation exceeds the highest level of cumulative Overall Appreciation as of any previous December 31 and adjusted as provided below.


         In the event that losses have been incurred since the currently effective "high water mark" was reached and assets are withdrawn from an Advisor's account or from the Fund as a whole (other than to pay expenses), the shortfall (the "Loss Carryforward") between such "high water mark" and the level of cumulative Trading Profits or Overall Appreciation at the time of such withdrawal shall be proportionately reduced (and the "high water mark" lowered accordingly) for purposes of calculating subsequent Profit Shares or Incentive Fees. Loss Carryforward reductions, in respect of a particular Advisor's account, can result from Kenmar reallocating capital away from an Advisor, as well as from a redemption of Units. Loss Carryforward reductions will not be restored as a result of subsequent additions of capital offsetting the withdrawals which resulted in such reductions.

         If Kenmar withdraws assets from an Advisor's account at a time when there is accrued New Trading Profit in respect of Advisor's account, the Profit Share attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to such Advisor. If there are net redemptions of Units at a time when there is accrued New Overall Appreciation in respect of the Fund as a whole, the Incentive Fee attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to Kenmar.

         For example, assume that the Fund began trading June 1, 2002 and as of December 31, 2002 had recognized cumulative Overall Appreciation of $200,000. An Incentive Fee of 5% of $200,000 or $10,000 would be paid to Kenmar. If through June 30, 2003, the Fund had incurred a loss of $100,000 for 2003, at which point 25% of the Units were redeemed (and assuming that no additional Units were issued as of such date of withdrawal), prior to such redemption there would have existed a Loss Carryforward, for Incentive Fee calculation purposes, of $100,000 which would be reduced to $75,000 upon redemption of 25% of the Units. If during the second six months of 2003, Overall Appreciation of $100,000 were recognized, New Overall Appreciation as of December 31, 2003 would equal $25,000, and an Incentive Fee of $1,250 would be paid.


         Profit Shares do not reduce Trading Profit and Incentive Fees do not reduce Overall Appreciation. Consequently, the Advisors and Kenmar need not "earn back" their respective Profit Shares and Incentive Fees before generating New Trading Profits or New Overall Appreciation, as applicable, potentially subject to additional Profit Shares and Incentive Fees. (Overall Appreciation is calculated after reduction for all Profit Shares, but not for Incentive Fees, paid or accrued.)


         Interest income is not included in either Trading Profits or Overall Appreciation.

ALLOCATIONS OF PROFIT SHARES AND INCENTIVE FEE AMONG UNITHOLDERS

         Because Profit Shares and Incentive Fees are calculated on the basis of the Trading Profit, if any, attributable to an Advisor's account and the Fund as a whole, respectively, these costs are subject to equal allocation among investors even though such persons may have purchased their Units at different times. Such costs, therefore, are not reflective of each investor's individual investment experience, but of the performance of the Fund as a whole. For example, assume that 100,000 Units were initially purchased as of June 1, 2002 and through December 31, 2002 the Fund incurred a $1,000,000 loss. If 100,000 more Units were purchased as of January 1, 2003 (at a Net Asset Value of $90 per
Unit), and the Fund earns $1,000,000 during 2003, as of December 31, 2003 no Incentive Fee would be due, even though the second tranche of Units had increased in Net Asset Value from $90 to $95. Moreover, were $1,500,000 to have been earned, the Units initially purchased would be subject to paying their allocable share of the Incentive Fee of $25,000 (5% of $500,000) which would be due as of December 31, 2003, despite the Net Asset Value of such Units being below their $100 purchase price.

         Profit Shares and Incentive Fee accruals are also subject to distortions similar to those described above when reversed due to subsequent losses prior to the date that these costs are finally determined. When Units are purchased at a Net Asset Value per Unit reduced by accrued Profit Shares and/or Incentive Fees, such Units effectively receive "full credit" for the amount of such accruals through the reduction in their purchase price. Consequently, if the accrual is subsequently reversed, the benefit of the reversal should be allocated entirely to the Units outstanding when such Profit Share or Incentive Fees accrued, rather than being evenly divided between such Units and the newly-purchased Units. However, such reversals are allocated equally among all outstanding Units in the interests of maintaining a uniform Net Asset Value per Unit.

         THE DISTORTIONS DESCRIBED ABOVE ARE THE PRODUCT OF CALCULATING AND ALLOCATING INCENTIVE COMPENSATION IN OPEN-END FUNDS AMONG PERSONS INVESTING AT DIFFERENT TIMES WHILE STILL MAINTAINING A UNIFORM NET ASSET VALUE PER SHARE OR UNIT. THIS METHOD IS THE MOST COMMON METHOD USED IN RETAIL MANAGED FUTURES FUNDS IN WHICH THE LARGE NUMBER OF INVESTORS MAKES IT IMPRACTICABLE TO INDIVIDUALLY TRACK CAPITAL ACCOUNTS FOR EACH INVESTOR, BUT CAN RESULT IN ALLOCATIONS OF PROFIT SHARES AND INCENTIVE FEES THAT ARE NOT REFLECTIVE OF PARTICULAR INVESTORS' INDIVIDUAL INVESTMENT EXPERIENCE.

ONGOING OPERATING, SELLING AND
ADMINISTRATIVE COSTS


         The Fund is responsible for actual payments to third parties, estimated at no more than 0.75% of the Fund's average beginning of month Net Assets per year.


EXTRAORDINARY EXPENSES

         The Fund is responsible for any extraordinary charges (such as taxes) incidental to its trading. In Kenmar's experience such charges have been negligible.

REDEMPTION CHARGES


         With respect to Units purchased on and after June 1, 2004, Units redeemed on or prior to the end of the twelfth month after such Units are issued are subject to the following redemption charges: 3.5% for Units redeemed on or after the end of the first and on or before the end of the third month after purchase, 2.625% for Units redeemed from the beginning of the fourth and on or before the end of the sixth month after purchase, 1.75% for Units redeemed from the beginning of the seventh and on or before the end of the ninth month after purchase, and 0.875% for Units redeemed from the beginning of the tenth and on or before the end of the twelfth month of the Net Asset Value per Unit at which they are redeemed. Such charges are paid to Kenmar.

         Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

         Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. Investors acquiring Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Kenmar-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Any such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Kenmar-sponsored investment vehicle from which he redeemed.


                            ------------------------

         Kenmar sends each Unitholder a monthly statement that includes a description of performance during the prior month and sets forth, among other things, the brokerage commissions, Incentive Fee and Profit Share accruals during such month and on a year-to-date basis.

CHARGES PAID BY KENMAR

         THE FOLLOWING COSTS RELATING TO THE SALE OF THE UNITS AND THE OPERATION OF THE FUND ARE PAID BY KENMAR.

SELLING COMMISSIONS; "TRAILING COMMISSIONS"


         Kenmar pays, from its own funds, the 3.5% selling commissions due in respect of the Units.

Furthermore, Kenmar pays significant "trailing commissions" to eligible Selling Agents who sell Units which remain outstanding for more than twelve months (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Such "trailing commissions" will be payable quarterly and will be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Units for as long as they remain outstanding. Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements. See "Plan of Distribution -- Selling Agents' Compensation" at page 46.


CONSULTING FEES

         Each Advisor receives a Consulting Fee, monthly in arrears, payable by Kenmar not the Fund, equal to 0.167% of the beginning of month Net Assets of the Fund allocated to such Advisor's management (a 2% annual rate).

                     THE CLEARING BROKERS AND FUTURES BROKER


         The Fund's clearing brokers will be comprised of UBS Securities LLC ("UBS Securities"), Fimat International Banque SA (UK Branch) ("Fimat UK") (for non U.S. products) and Fimat USA, Inc. ("Fimat USA") (for U.S. products) (together, "Fimat") ("UBS Securities" and "Fimat," collectively, "Clearing Brokers"). Fimat became a Clearing Broker effective April, 2003. UBS Securities also acts as one of the Fund's futures brokers (the "Futures Broker"). None of UBS Securities or Fimat has been involved in the organization of the Fund and do not take any part in the Fund's ongoing management. None of UBS Securities or Fimat is affiliated with Kenmar, nor is Fimat or the Futures Broker responsible for the activities of Kenmar.

UBS SECURITIES LLC

         UBS Securities LLC ("UBS Securities") principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for the Fund. UBS Securities is registered in the U.S. with the National Association of Securities Dealers, Inc. ("NASD") as a Broker Dealer and with the Commodity Futures Trading Commission ("CFTC") as a Futures Commission Merchant. UBS Securities is a member of various U.S. futures securities exchanges.

         UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

         UBS Securities will act only as a clearing broker for the Fund and as such will be paid commissions for executing and clearing trades on behalf of the Fund. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to Kenmar nor participate in the management of Kenmar or the Fund.

FIMAT

Fimat UK

         Fimat International Banque SA (UK Branch), a wholly owned subsidiary of Societe Generale ("Fimat UK") has been appointed by the Fund to provide dealing facilities in respect of all investments and clearing services. For this purpose, the Fund and Fimat UK (acting for itself and other affiliates of the Fimat Group) have entered into a full services agreement and support documents ("Customer Agreement").

         Fimat UK's parent company has a "Specified Credit Rating" as set out under the listing rules of the Irish Stock Exchange. Fimat UK has in excess of $200 million of financial resources. Fimat UK is registered with the Financial Services Authority ("FSA") in the United Kingdom which regulates and oversees the financial services industry. The Fund has been classified by Fimat UK as an "intermediate customer" for the purposes of the FSA rules.

         Any cash which Fimat UK holds or receives on the Fund's behalf which is not due and payable to Fimat UK will be subject to the client money protections conferred by the FSA's client money rules. Fimat UK will hold the assets of the Fund (save margin deposits) in segregated accounts such that those assets will be unavailable to Fimat UK or its creditors in the event of its insolvency.

         Margin deposits will not be segregated and may become available. In the event that cash, investments and other assets are held by Fimat UK as collateral, any such collateral may be used by Fimat UK for its own account or for that of any other customer, in which event the Fund will have a right against Fimat UK for the return of assets equivalent to the collateral so used. To the extent so used, any such collateral will not be segregated from other assets belonging to Fimat UK and may be available to creditors of Fimat UK in the event of its insolvency, in relation to which the Fund will rank as an unsecured creditor of Fimat UK and may not be able to recover such assets in full.

         Fimat UK will not be liable for any loss to the Fund resulting from any act or omission in relation to the services provided to the Fund unless such loss results directly from negligence, fraud or wilful default of Fimat UK. The Fund has agreed to indemnify Fimat UK against any loss, claim, damage or expense incurred or suffered by them arising out of the Customer Agreement.

         Fimat UK is a service provider to the Fund and is not responsible for the preparation of this document or the activities of the Fund and therefore accepts no responsibility for any information contained in this document other than the above description.

         Fimat UK does not participate in the investment decision of the Fund and has no obligation to provide on-going advice in relation to the management of the Company's investments. Accordingly, the Fund shall bear all risks in trading investments or holding cash denominated in any particular currencies.

Fimat USA

         Fimat USA, Inc. ("Fimat USA") is a wholly owned subsidiary of Fimat International Banque SA, which itself is a wholly owned subsidiary of Societe Generale. As of December 2002, the Fimat Group (comprising of Fimat International Banque, SA and all its worldwide branches and subsidiaries, as well as Fimat Derivatives Canada Inc., and the divisions of SG Securities North Pacific S.G. and SG Securities (London) Ltd., Seoul Branch doing business as "Fimat" in Japan and Korea, respectively) was present on more than 35 derivatives exchanges worldwide. Fimat USA is a futures commission merchant and broker dealer registered with the Commodity Futures Trading Commission and the Securities and Exchange Commission, and is a member of the National Futures
Association and National Association of Securities Dealers, Inc. Fimat USA is also a clearing member of all principal commodity futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, Philadelphia Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

         Fimat USA is headquartered at 630 Fifth Avenue, Suite 500, New York, NY 10011 and has principal branch offices in Chicago, IL; Kansas City, Missouri; and Houston, Texas.

         Except as described below, Fimat USA or any of its principals have not been the subject of any material administrative, civil, or criminal action within the past five years, nor is any such action pending. In 2002, the Chicago Board of Trade (the "CBT") charged Fimat with various violations of its rules related to Fimat's execution of certain combination trades during 2001 involving at least one CBT transaction. Without admitting or denying the CBT's allegations, Fimat settled this matter by payment of a $500,000 fine and undertaking to make restitution to affected customers.

         Neither Fimat USA, nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.



                            ------------------------

         Additional or replacement clearing brokers or futures brokers may be appointed in respect of the Fund's account in the future.

                              CONFLICTS OF INTEREST

GENERAL

         KENMAR HAS NOT ESTABLISHED ANY FORMAL PROCEDURE TO RESOLVE CONFLICTS OF INTEREST. CONSEQUENTLY, INVESTORS WILL BE DEPENDENT ON THE GOOD FAITH OF THE RESPECTIVE PARTIES SUBJECT TO SUCH CONFLICTS TO RESOLVE THEM EQUITABLY. ALTHOUGH KENMAR ATTEMPTS TO MONITOR THESE CONFLICTS, IT IS EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, FOR KENMAR TO ENSURE THAT THESE CONFLICTS DO NOT, IN FACT, RESULT IN ADVERSE CONSEQUENCES TO THE FUND.

         PROSPECTIVE INVESTORS SHOULD BE AWARE THAT KENMAR PRESENTLY INTENDS TO ASSERT THAT UNITHOLDERS HAVE, BY SUBSCRIBING TO THE FUND, CONSENTED TO THE FOLLOWING CONFLICTS OF INTEREST IN THE EVENT OF ANY PROCEEDING ALLEGING THAT SUCH CONFLICTS VIOLATED ANY DUTY OWED BY KENMAR TO INVESTORS.

KENMAR

OTHER MANAGED FUTURES PRODUCTS SPONSORED BY KENMAR AND ITS AFFILIATES

         Kenmar sponsors and operates a number of commodity pools, and affiliates of Kenmar operate, manage and/or sponsor a number of other commodity pools and alternative investment products. Kenmar and its principals and affiliates have substantial investments in certain of such products. Kenmar may have a conflict of interest in selecting Advisors for the Fund and for other accounts sponsored by Kenmar or its affiliates, particularly in cases where an Advisor is willing to manage only a limited number of additional accounts or where Kenmar or a principal or an affiliate has financial incentives to favor another product over the Fund. Kenmar also has a conflict of interest in allocating its own resources among different clients.

         Kenmar has a conflict of interest in allocating assets among the Advisors in that Kenmar will receive more net benefit from the brokerage commissions paid by the Fund the less frequently an Advisor trades in the futures markets (Kenmar being required to pay substantially all of the Fund's futures trading costs from the flat-rate brokerage commissions received by Kenmar from the Fund). Kenmar retains any excess fees generated if the actual brokerage commissions paid by the Fund are less than the flat rate paid to Kenmar and Kenmar is responsible to the Clearing Brokers for any deficit if the actual commissions incurred are greater than the flat rate paid to Kenmar. Kenmar also has a conflict of interest in selecting Advisors due to different advisory fee structures being more likely than others to result in a greater net benefit being received by Kenmar from the Fund, and certain Advisors, which it might otherwise be in the best interests of the Fund to retain, being willing to accept only certain fee arrangements.

         Kenmar has a conflict of interest in "deleveraging" the Fund's market commitment; I.E., Kenmar has an incentive to "deleverage" the Fund's market commitment as its brokerage commissions will be calculated on the basis of the Fund's equity and not on the amount of any reduced commitment.

KENMAR'S INCENTIVE TO SELECT MORE SPECULATIVE ADVISORS

         Because of Kenmar's potential receipt of the Incentive Fee, Kenmar may have an incentive to select Advisors that trade in a more "risky" or speculative manner than Kenmar would otherwise consider to be desirable. Kenmar's Incentive Fee is based on annual New Overall Appreciation (if any) and could comprise a significant component of Kenmar's net overall return from the Fund. Accordingly, Kenmar has a potential incentive to select Advisors that trade in a more speculative manner because high risk trading strategies have the potential to lead to high returns. The Incentive Fee permits Kenmar to share in any New Overall Appreciation but without having to participate in the same manner in any losses of the Fund.

ONGOING OFFERING OF THE UNITS

         Certain material changes in the Advisor group used for the Fund could result in regulatory delay. Kenmar may have a conflict of interest from time to time between Kenmar's interest in not delaying the continuous offering of the Units and in selecting those Advisors that Kenmar believes to be most advantageous for the Fund.

THE ADVISORS

OTHER CLIENTS AND BUSINESS ACTIVITIES OF THE ADVISORS

         The Advisors and their principals each devote their business time to ventures in addition to managing the Fund's accounts.

         The Advisors may have a conflict of interest in rendering advice to the Fund because of other accounts managed or traded by them or their affiliates, including accounts owned by their principals, which may be traded differently from the Fund's account. The Advisors may have financial incentives to favor certain accounts over the Fund.

BROKERS AND DEALERS SELECTED BY ADVISORS

         Certain of the Advisors have required, as a condition of their participation in the Fund, that their Fund accounts trade through specific executing brokers with which such Advisors have ongoing business dealings. Such Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Fund.

         Certain of the Advisors may execute a number of the trades for their Fund accounts through affiliated floor brokers or foreign exchange dealers, which will be compensated for their trading services.

         THE CLEARING BROKERS, THE FUTURES BROKER AND EXECUTING BROKERS

         Any clearing broker, including the Clearing Brokers, any futures broker, including the Futures Broker, and any executing broker selected by an Advisor may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Brokers, the Futures Broker and executing brokers from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to the Fund. In addition, various accounts traded through the Clearing Brokers, the Futures Broker and executing brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Clearing Brokers, the Futures Broker and executing brokers may have a conflict of interest in their execution of trades for the Fund and for other customers. Kenmar will, however, not retain any clearing broker or futures broker for the Fund which Kenmar has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

         THE CLEARING BROKERS, THE FUTURES BROKER AND EXECUTING BROKERS WILL BENEFIT FROM EXECUTING ORDERS FOR OTHER CLIENTS, WHEREAS THE FUND MAY BE HARMED TO THE EXTENT THAT THE CLEARING BROKERS, THE FUTURES BROKER AND EXECUTING BROKERS HAVE FEWER RESOURCES TO ALLOCATE TO THE FUND'S ACCOUNT DUE TO THE EXISTENCE OF SUCH OTHER CLIENTS.

         Certain officers or employees of the Clearing Brokers, the Futures Broker and executing brokers may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearinghouses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearinghouses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

SELLING AGENTS

         The Selling Agents to be selected for the Fund will receive substantial initial, and may also receive substantial ongoing, "trailing commissions" in respect of Units sold by them. The individual registered representatives of the Selling Agents will themselves receive a significant portion of the compensation paid to the Selling Agents. Consequently, they will have a conflict of interest both in recommending the purchase of Units by their clients and in counseling clients as to whether to redeem.

PROPRIETARY TRADING/OTHER CLIENTS

         Kenmar, the Advisors, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Unitholders.

         Because Kenmar, the Advisors, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Fund's account, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

                          REDEMPTIONS AND DISTRIBUTIONS

         THE FUND IS INTENDED AS A MEDIUM- TO LONG-TERM "BUY AND HOLD" INVESTMENT. THE FUND'S OBJECTIVE IS TO ACHIEVE SIGNIFICANT PROFITS OVER TIME WHILE CONTROLLING THE RISK OF LOSS. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE FUND WILL MEET ITS OBJECTIVES, AND UNITHOLDERS MAY EXACERBATE THEIR LOSSES BY "BUYING AND HOLDING" AN INVESTMENT IN THE UNITS IN THE EVENT THAT THE FUND SUSTAINS A PROLONGED PERIOD OF LOSSES.


         A Unitholder may cause the Fund to redeem any or all of his Units as of the close of business on the last business day of any calendar month -- beginning with the end of the first month following his purchase of such Units (except that, Units purchased prior to March 1, 2004 may not be redeemed until the end the of sixth month after purchase) -- at Net Asset Value, provided that the Request for Redemption (included on page TA-23) is received by Kenmar Global Trust, c/o Kenmar Advisory Corp., Managing Owner, Two American Lane, P.O. Box 5150, Greenwich, CT 06831, at least ten (10) calendar days prior to the end of such month. Only whole Units may be redeemed except upon redemption of an investor's entire holding in the Fund. (The Managing Owner may consent to the fractional redemption of Units.) Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units; provided that, for investors redeeming less than all their Units, such investors' remaining Units must have an aggregate Net Asset Value of at least $500. Fractional Units may be redeemed only upon the redemption of an investor's entire interest in the Fund, unless the Managing Owner consents to the fractional redemption of Units. The Net Assets of the Fund are its assets less its liabilities determined in accordance with generally accepted accounting principles. Net Asset Value per Unit is equal to the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.

         A Unit that is purchased on and after June 1, 2004 and that is redeemed on or after the end of the first month after such Unit is sold and on or before the 3rd month-end following sale will be assessed a redemption charge of 3.5% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 4th month-end through the 6th month-end after sale will be assessed a redemption charge of 2.625% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 7th month-end through the 9th month-end after sale will be assessed a redemption charge of 1.75% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 10th month-end through the 12th month-end after sale will be assessed a redemption charge of 0.875% of the Net Asset Value per Unit as of the date of redemption. Such charge is subtracted from the redemption price of the Unit and paid to Kenmar. For example, Units subscribed for during February 2004 and purchased as of March 1, 2004 will be redeemable as of March 31, 2004 and are subject to a redemption charge through March 31, 2005.

         Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

         Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. For example, Units subscribed for during December 2003 and purchased as of January 1, 2004 will be redeemable as of June 30, 2004 and are subject to a redemption charge through June 30, 2005.


         Investors  acquiring  Units on the same day as or  within  seventy-five
(75) days after redeeming investments in Kenmar-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Kenmar-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Kenmar-sponsored investment vehicle from which he redeemed.

         In the event that an investor acquires Units at more than one time, his or her Units are treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable as well as whether redemption charges apply.

         To redeem Units, Unitholders may contact their respective Selling Agents (in writing if required by such Selling Agent). Selling Agents must notify the Fund in writing in order to effectuate redemptions of the Units. However, a Unitholder who no longer has a Selling Agent account must request redemption in writing (signature guaranteed unless waived by Kenmar) by corresponding with Kenmar.

         Kenmar may declare additional redemption dates, including Special Redemption Dates which involve a suspension of trading, upon notice to the Unitholders. See Section 12 of the Declaration of Trust attached hereto as Exhibit A for a description of Special Redemption Dates.

         Redemption proceeds generally will be paid out within fifteen (15) business days of redemption. However, in special circumstances, including, but not limited to, default or delay in payments due to the Fund from banks or other persons, the Fund may in turn delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Fund represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any Kenmar-sponsored fund.

         The Net Asset Value per Unit as of the date of redemption may differ substantially from the Net Asset Value per Unit as of the date by which irrevocable notice of redemption must be submitted.

         Kenmar has not made, and has no intention of making, any distribution from the Fund's profits or capital to Unitholders.

         UNITHOLDERS NEED NOT REDEEM ALL THEIR UNITS IN ORDER TO REDEEM SOME OF THEIR UNITS.

                            THE FUND AND THE TRUSTEE

         THE FOLLOWING SUMMARY DESCRIBES IN BRIEF CERTAIN ASPECTS OF THE OPERATION OF THE FUND, AND THE TRUSTEE'S AND KENMAR'S RESPECTIVE RESPONSIBILITIES CONCERNING THE FUND. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE DECLARATION OF TRUST ATTACHED HERETO AS EXHIBIT A AND CONSULT WITH THEIR OWN ADVISERS CONCERNING THE IMPLICATIONS TO SUCH PROSPECTIVE SUBSCRIBERS OF INVESTING IN A DELAWARE BUSINESS TRUST. THE SECTION REFERENCES BELOW ARE TO SECTIONS IN THE DECLARATION OF TRUST.

PRINCIPAL OFFICE; LOCATION OF RECORDS

         The Fund is organized under the Delaware Business Trust Act. The Fund is administered by Kenmar, whose office is located Two American Lane, Greenwich, Connecticut 06831 (telephone: (203) 861-1000). The records of the Fund, including a list of the Unitholders and their addresses, are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives for any purposes reasonably related to a Unitholder's interest as a beneficial owner of the Fund during regular business hours as provided in the Declaration of Trust. (Section 10). Kenmar will maintain and preserve the books and records of the Fund for a period of not less than six years.

CERTAIN ASPECTS OF THE FUND

         THE FUND IS THE FUNCTIONAL EQUIVALENT OF A LIMITED PARTNERSHIP; PROSPECTIVE INVESTORS SHOULD NOT ANTICIPATE ANY LEGAL OR PRACTICAL PROTECTIONS UNDER THE DELAWARE BUSINESS TRUST ACT GREATER THAN THOSE AVAILABLE TO LIMITED PARTNERS OF A LIMITED PARTNERSHIP.

         No special custody arrangements are applicable to the Fund that would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the

Fund to Kenmar. Kenmar is the functional equivalent of a sole general partner in a limited partnership. (Sections 5(a), 9 and 18).

         Although units of beneficial interest in a trust need not carry any voting rights, the Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 18).

THE TRUSTEE


         Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with Kenmar or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Fund are limited to its express obligations under the Declaration of Trust. See "Exhibit A -- Fourth Amended and Restated Declaration of Trust."

         The rights and duties of the Trustee, Kenmar and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration of Trust. See "Exhibit A -- Fourth Amended and Restated Declaration of Trust."


         The Trustee serves as the Fund's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Fund, Kenmar or the Unitholders. The Trustee is permitted to resign upon at least sixty (60) days' notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by Kenmar. The Declaration of Trust provides that the Trustee is compensated by the Fund, and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. Kenmar has the discretion to replace the Trustee.

         Only Kenmar has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund and Kenmar are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

         Under the Declaration of Trust, the Trustee has delegated to Kenmar the exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of Kenmar, nor will the Trustee have any liability for the acts or omissions of Kenmar. In addition, Kenmar has been designated as the "tax matters partner" of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Fund, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, Kenmar may, in its sole and absolute discretion, appoint an affiliate or affiliates of Kenmar as additional managing owners (except where Kenmar has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Kenmar, as it deems necessary for the efficient operation of the Fund. (Section
2).

         Because the Trustee has delegated substantially all of its authority over the operation of the Fund to Kenmar, the Trustee itself is not registered in any capacity with the CFTC.

MANAGEMENT OF FUND AFFAIRS; VOTING BY UNITHOLDERS

         The Unitholders take no part in the management or control, and have no voice in the operations of the Fund or its business. (Section 9). Unitholders may, however, remove and replace Kenmar as the managing owner of the Fund, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by Kenmar and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Fund. (Section 18(b)). The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. (Section 18(c)). Kenmar has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights. (Section 18(c)). Any Units purchased by Kenmar or its affiliates, as well as Kenmar's general liability interest in the Fund, are non-voting. (Section 7).

         Kenmar has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Fund's tax allocations or to comply with certain regulatory requirements. (Section 18(a)).

         In the event that Kenmar or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units. (Section 18(c)).

RECOGNITION OF THE FUND IN CERTAIN STATES

         A number of states do not have "business trust" statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, the Fund itself indemnifies all Unitholders against any liability that such Unitholders might incur in addition to that of a beneficial owner. Kenmar is itself generally liable for all obligations of the Fund and would use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

POSSIBLE REPAYMENT OF DISTRIBUTIONS RECEIVED BY UNITHOLDERS; INDEMNIFICATION OF THE FUND BY UNITHOLDERS

         The Units are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. (Section 8(e)). However, Unitholders could be required, as a matter of bankruptcy law, to return to the Fund's estate any distribution they received at a time when the Fund was in fact insolvent or in violation of the Declaration of Trust. In addition, although Kenmar is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of (i) Unitholders' actions unrelated to the business of the Fund, (ii) transfers of their Units in violation of the Declaration of Trust, or
(iii) taxes imposed on the Fund by the states or municipalities in which such investors reside (Sections 8(d) and 17(c)).

         The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Unitholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged -- although Kenmar is unaware of any instance in which this has actually occurred) are commonplace in publicly-offered commodity pools as well as other trusts and limited partnerships.

TRANSFERS OF UNITS RESTRICTED

         A Unitholder may, subject to compliance with applicable federal and state securities laws, assign his Units upon notice to the Fund and Kenmar. No assignment will be effective in respect of the Fund or Kenmar until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of Kenmar and upon execution and delivery of an instrument of transfer in form and substance satisfactory to Kenmar. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates (Section 11).

         There are, and will be, no certificates for the Units. Any transfers of Units will be reflected on the books and records of the Fund. Transferors and transferees of Units will each receive notification from Kenmar to the effect that such transfers have been duly reflected as notified to Kenmar. (Section
11).

REPORTS TO UNITHOLDERS

         Each month Kenmar reports such information as the CFTC may require to be given to the participants in "commodity pools" such as the Fund, and any such other information as Kenmar may deem appropriate. There are similarly distributed to

Unitholders, not later than March 30 of each year, certified financial statements and, not later than March 15 of each year, the tax information related to the Fund necessary for the preparation of their annual federal income tax returns. (Section 10).

         Kenmar will notify Unitholders of any change in the fees paid by the Fund or of any material changes in the basic investment policies or structure of the Fund. Any such notification shall include a description of Unitholders' voting rights. (Section 10).

GENERAL

         In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws, the Declaration of Trust provides that: (i) the executing and clearing commissions paid by the Fund shall be reasonable (Section 9), and Kenmar shall include in the annual reports containing the Fund's certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on the Fund's trades during the preceding year, as well as the actual amounts paid by Kenmar for the Fund's execution and clearing costs (Section 10);
(ii) no rebates or give-ups, among other things, may be received from the Fund by any of the Selling Agents in respect of sales of the Units, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and the Fund
(Section 9); (iii) no trading advisor of the Fund (including Kenmar) may participate directly or indirectly in any per-trade commodity brokerage commissions generated by the Fund (Section 9); (iv) any agreement between the Fund and Kenmar or any affiliates of Kenmar must be terminable by the Fund upon no more than sixty (60) days' written notice (Section 9); (v) the Fund may make no loans, and the funds of the Fund will not be commingled with the funds of any other person (deposit of Fund assets with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes) (Section 9); and (vi) the Fund will not employ the trading technique commonly known as "pyramiding."

                         FEDERAL INCOME TAX CONSEQUENCES

         THE FOLLOWING CONSTITUTES THE OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP AND SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS.

PARTNERSHIP TAX STATUS OF THE FUND

         The Fund is a partnership for federal income tax purposes and, based on the type of income expected to be earned by the Fund, it will not be taxed as a "publicly-traded partnership."

TAXATION OF UNITHOLDERS ON PROFITS OR LOSSES OF THE FUND


         Each Unitholder must pay tax on his share of the Fund's income and gains, if any, even if the Fund does not make any cash distributions. Such share must be included each year in a Unitholder's taxable income whether or not such Unitholder has redeemed Units. In addition, a Unitholder may be subject to payment of taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," on the following page.

         The Fund provides each Unitholder with an annual schedule of his share of tax items. The Fund generally allocates these items of gain and loss equally to each Unit. However, when a Unitholder redeems Units, the Fund shall allocate capital gains or losses to the Unitholder so as to reduce or eliminate any difference between the redemption proceeds and the tax basis of such Units. A Unitholder's adjusted tax basis in a Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.


LIMITED DEDUCTIBILITY OF FUND LOSSES AND DEDUCTIONS

         A Unitholder may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Unitholder's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains. However, a Unitholder subject to "at-risk" limitations (generally non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

LIMITED DEDUCTIBILITY FOR CERTAIN EXPENSES

         The Managing Owner does not consider the brokerage fees and the Profit Shares, the Incentive

Fee, as well as other ordinary expenses of the Fund, investment advisory expenses or other expenses of producing income. Accordingly, for tax reporting purposes, the Managing Owner currently treats the ordinary expenses of the Fund as ordinary business expenses not subject to the limitations which apply to investment advisory expenses described below. However, the IRS might contend otherwise and to the extent the IRS recharacterizes these expenses a Unitholder would have the amount of the ordinary expenses allocated to him accordingly.

         Individual taxpayers are subject to material limitations on their ability to deduct investment advisory fees, unreimbursed expenses of an employee, and certain other expenses of producing income not resulting from the conduct of a trade or business. For individuals who itemize deductions, the expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, certain other expenses of producing income and deductions (collectively, the "Aggregate Investment Expenses"), and such Aggregate Investment Expenses are deductible only to the extent such amount exceeds 2% of the individual's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain other itemized deductions, are subject to a reduction generally equal to 3% of the individual's adjusted gross income in excess of a certain threshold amount. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions, which are not deductible by an individual in calculating his alternative minimum tax liability.

         If the Profit Shares, the Incentive Fee and other expenses of the Fund were determined to constitute "investment advisory fees," an individual Unitholder's PRO RATA share of the amounts so characterized would be included in Aggregate Investment Expenses potentially subject to the deduction limitations described above. In addition, each individual Unitholder's share of income from the Fund would be increased (solely for tax purposes) by such Unitholder's pro rata share of the amounts so characterized. Any such characterization by the IRS could require Unitholders to file amended tax returns and pay additional taxes, plus interest. It is unlikely that tax penalties would be imposed on account of such an IRS characterization.

YEAR-END MARK-TO-MARKET OF OPEN SECTION 1256 CONTRACT POSITIONS

         Section 1256 Contracts are futures, options on futures and stock index options traded on U.S. exchanges and certain foreign currency contracts. Section 1256 Contracts that remain open at the end of a tax year are treated for tax purposes as if such positions had been sold at year-end and any gain or loss is recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions and non-U.S. exchange traded futures. Gain or loss on any non-Section 1256 Contracts is recognized when sold by the Fund and are primarily short-term gain or loss.

TAX ON CAPITAL GAINS AND LOSSES; INTEREST INCOME


         As described under "-- Year-End Mark-to-Market of Open Section 1256 Contract Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from any non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 15%. Short-term capital gains are subject to tax at the same rates as ordinary income.


         Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a Unitholder could be required to pay taxes on his share of the Fund's interest income.

         If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on
Section 1256 Contracts.

SYNDICATION EXPENSES


         Neither the Fund nor any Unitholder will be entitled to any deduction for the Fund's syndication expenses, including the one-time upfront organizational charge paid to the Managing Owner and any amount paid by the Managing Owner to any additional Selling Agents, nor can such expenses be amortized by the Fund or any Unitholder. Such expenses may be included in capital losses upon redemption.

UNRELATED BUSINESS TAXABLE INCOME

         Tax-exempt Unitholders will not be required to pay tax on their share of income or gains of the Fund, provided that such Unitholders do not purchase Units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS UNITHOLDERS

         The IRS is required to audit Fund-related items at the Fund level rather than the Unitholder level. The Managing Owner is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all Unitholders may be required to pay additional taxes, interest and penalties.

STATE AND OTHER TAXES

         In addition to the federal income tax consequences described above, the Fund and its Unitholders may be subject to various state and other taxes.


TAX ELECTIONS

         The General Partner has the discretion to make any election available to the Fund under the Code. Such elections may affect the timing and/or character of gains and losses generated by the Fund.


                              --------------------

         PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

                              PURCHASES BY EMPLOYEE
                                 BENEFIT PLANS


         ALTHOUGH THERE CAN BE NO ASSURANCE THAT AN INVESTMENT IN THE FUND, OR ANY OTHER MANAGED FUTURES PRODUCT, WILL ACHIEVE THE INVESTMENT OBJECTIVES OF AN EMPLOYEE BENEFIT PLAN IN MAKING SUCH INVESTMENT, FUTURES INVESTMENTS HAVE CERTAIN FEATURES WHICH MAY BE OF INTEREST TO SUCH A PLAN. FOR EXAMPLE, THE FUTURES MARKETS ARE ONE OF THE FEW INVESTMENT FIELDS IN WHICH EMPLOYEE BENEFIT PLANS CAN PARTICIPATE IN LEVERAGED STRATEGIES WITHOUT BEING REQUIRED TO PAY TAX ON "UNRELATED BUSINESS TAXABLE INCOME." SEE "FEDERAL INCOME TAX CONSEQUENCES -- `UNRELATED BUSINESS TAXABLE INCOME'" AT PAGE 44. IN ADDITION, BECAUSE THEY ARE NOT TAXPAYING ENTITIES, EMPLOYEE BENEFIT PLANS ARE NOT SUBJECT TO PAYING ANNUAL TAX ON PROFITS (IF ANY) OF THE FUND.


         AS A MATTER OF POLICY, KENMAR WILL ATTEMPT TO LIMIT SUBSCRIPTIONS TO THE FUND FROM ANY EMPLOYEE BENEFIT PLAN TO NO MORE THAN 10% OF THE VALUE OF THE READILY MARKETABLE ASSETS OF SUCH PLAN (IRRESPECTIVE OF THE NET WORTH OF THE BENEFICIARY OR BENEFICIARIES OF SUCH PLAN).

GENERAL

         The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

         In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

         Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust.

         EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

"PLAN ASSETS"

         A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (I.E., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception").

         The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

         Kenmar expects that the Publicly Offered Security Exception will apply with respect to the Units. First, the Units are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Units were registered under the Securities Exchange Act of 1934 within 120 days (or such later time as allowed by the SEC) after the end of the fiscal year of the Fund in which the offering of Units occurred.

         Second, it appears that the Units are freely transferable because the minimum investment is not more than $5,000 and Unitholders may assign their economic interests in the Fund by giving written notice to Kenmar, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of the Fund. As described in the second preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner of a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such consent. Although this provision, read literally, applies only to partnerships, Kenmar believes that because the determination as to whether a security is freely transferable is based on the facts and circumstances, the fact that the Units, which are issued by a trust rather than a partnership, have an identical restriction should not affect a finding that the Units are freely transferable.

         Third, the Units are owned by more than 100 investors who are independent of the Fund and of each other.

INELIGIBLE PURCHASERS

         Units may not be purchased with the assets of a Plan if Kenmar, any of the Advisors, the Selling Agents, any Clearing Broker, any of the brokers through which any Advisor requires the Fund to trade, the Fund or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

         Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, KENMAR, ANY ADVISOR, ANY CLEARING BROKERS, THE SELLING AGENTS OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE UNITS IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                              PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

         Units are continuously being offered to the public -- on a "best-efforts" basis -- at their month-end Net Asset Value per Unit. The minimum investment is $5,000 except for (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) existing Unitholders subscribing for additional Units, where the minimum investment is $2,000.

         To purchase Units, an investor must complete, execute and deliver a copy of the Subscription Agreement and Power of Attorney Signature Pages. EXISTING INVESTORS IN THE FUND MUST EXECUTE NEW SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGES AND VERIFY THEIR CONTINUED SUITABILITY TO MAKE ADDITIONAL INVESTMENTS AND MUST HAVE RECEIVED A CURRENT PROSPECTUS FOR THE FUND. Subscription payments may be made either by check or by authorizing a Selling Agent to debit a subscriber's customer securities account for the amount of his or her subscription. When a subscriber authorizes such a debit (which authorization is given in the Subscription Agreement and Power of Attorney), the subscriber is required to have the amount of his or her subscription payment on deposit in his or her account as of the settlement date specified by the relevant Selling Agent -- generally, the fifth business day after the date of purchase (the first day of the month immediately following the month during which a subscription is accepted) if the Subscription Agreement and Power of Attorney is executed and delivered at least five (5) business days prior to the end of such month.

         The Units are sold when, as and if subscriptions therefor are accepted by Kenmar, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters.

         Kenmar must accept or reject subscriptions within five (5) business days of receipt. All investors will have the right to revoke their subscriptions and receive a refund of their invested funds for a period of five (5) business days following receipt of this Prospectus. Rejected or revoked subscriptions will be returned without interest.

         Subscribers whose subscriptions are accepted will be notified of when their customer securities accounts will be debited in the amount of their subscriptions or their subscription checks cashed. Subscribers whose subscriptions are rejected will be notified of when their subscriptions will be (promptly) returned to them.

         There is no minimum number of Units which must be sold as of the beginning of a given month for any Units to be sold at such time.

SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES

         By executing a Subscription Agreement and Power of Attorney Signature Page, each subscriber is representing and warranting, among other things, that:
(i) the subscriber is of legal age to execute and deliver such Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands Exhibit B to this Prospectus ("Subscription Requirements") and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this Prospectus. These representations and warranties might be used by Kenmar or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

         While the foregoing representations and warranties are binding on subscribers, Kenmar believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. ANY SUBSCRIBER WHO IS NOT PREPARED TO GIVE SUCH REPRESENTATIONS AND WARRANTIES, AND TO BE BOUND BY THEM, SHOULD NOT INVEST IN THE UNITS.

SELLING AGENTS' COMPENSATION


         Selling agents (the "Selling Agents") will receive from Kenmar an upfront selling commission equal to 3.5% of the purchase price per Unit at the time that such Unit is sold, and their representatives who sell Units shall receive a portion of such 3.5% commission. The applicable selling commission for Units purchased prior to March 1, 2004 is 5%. No selling commissions will be paid from the proceeds of subscriptions. Notwithstanding the foregoing, no Selling Agent shall receive upfront selling commissions to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored limited partnerships. Beginning with the thirteenth month (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles) after the subscription proceeds of a particular Unit are invested in the Fund (I.E., the first day of the month immediately following the month during which the subscription for such Unit is accepted), the Selling Agent who sold such Unit will begin to receive ongoing "trailing commissions" (payable quarterly) to be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Unit -- PROVIDED, that CFTC-qualified registered representatives of the Selling Agent have satisfied applicable proficiency requirements and agree to perform certain ongoing services with respect to such Units. Such ongoing "trailing commissions," once begun, will continue for as long as such Unit remains outstanding. If there is no CFTC-qualified registered representative to perform ongoing services, then the Selling Agent will be paid installment selling commissions that may not exceed a lifetime total of 3.5% of the initial subscription price of the Units in question (9.5% to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Selling Agents will pay a portion of such commissions to their eligible representatives after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements. No Selling Agent will receive upfront selling commissions, trailing commissions or ongoing selling commissions which exceed the amounts set forth above.


         Kenmar, not the Fund, pays all upfront selling compensation and "trailing" commissions. Selling Agents will pass on to their registered representatives a portion of the foregoing upfront selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements.

         In the Selling Agreement, each Advisor and Kenmar have agreed to indemnify the Selling Agents against certain liabilities that the Selling Agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

                                  LEGAL MATTERS

         Sidley Austin Brown & Wood LLP has advised Kenmar in connection with the Units being offered hereby. Sidley Austin Brown & Wood LLP also advises Kenmar with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund. Sidley Austin Brown & Wood LLP has prepared the section "Federal Income Tax Consequences" and "Purchases By Employee Benefit Plans" with respect to ERISA. Sidley Austin Brown & Wood LLP has not represented, nor will it represent, either the Fund or the Unitholders in matters relating to the Fund.

                                     EXPERTS


         Arthur F. Bell, Jr. & Associates, L.L.C. have been selected as the Fund's independent auditors. The statements of financial condition of the Fund as of December 31, 2003 and 2002, including the December 31, 2003 condensed schedule of investments, and the related statements of operations, cash flows and changes in Unitholders' capital (net asset value) for the years ended December 31, 2003, 2002 and 2001 and the statement of financial condition of Kenmar Advisory Corp. as of September 30, 2003 included in this Prospectus have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, and the Customer Agreements). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

                        RECENT FINANCIAL INFORMATION AND
                                 ANNUAL REPORTS

         Pursuant to applicable CFTC regulations, prospective subscribers must receive recent financial information (current within 60 calendar days) relating to the Fund, as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would otherwise be included in such Report or information has been otherwise included herein.

                            PRIVACY POLICY OF KENMAR

         Kenmar collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and
(ii) information about your transactions with Kenmar and others. Kenmar does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. Kenmar may disclose non-public personal information about you to the funds in which you invest. Kenmar may disclose non-public personal information about you to non-affiliated companies that work with Kenmar to service your account(s), or to provide services or process transactions that you have requested. Kenmar may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax advisor, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, Kenmar will adhere to the privacy policies and practices as described in this notice. Kenmar restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. Kenmar maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

         [Remainder of page left blank intentionally.]

                       PERFORMANCE OF KENMAR GLOBAL TRUST


         The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since January, 1999 other than simply by presenting its performance record. CFTC rules require the Fund to present performance records for the last five full calendar years and year-to-date. The Fund commenced operations in May 1997; please refer to Part Two of this Prospectus for Fund performance since inception. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of February 29, 2004.


SUMMARY PERFORMANCE INFORMATION


                  TYPE OF FUND: multi-advisor; publicly-offered
                         INCEPTION OF TRADING: May 1997
                      AGGREGATE SUBSCRIPTIONS: $53,209,960
                       CURRENT CAPITALIZATION: $25,901,523
                    CURRENT NET ASSET VALUE PER UNIT: $115.52
 LARGEST MONTHLY DRAWDOWN during 5 year period and year-to-date: (8.96)% (10/99)
            LARGEST PEAK-TO-VALLEY DRAWDOWN during 5 year period and
                      year-to-date: (24.66)% (10/98-2/02)




MONTHLY/ANNUAL PERFORMANCE INFORMATION


=================================================================================================================================
MONTH                        2004 (%)        2003 (%)         2002 (%)         2001(%)            2000(%)           1999(%)
---------------------------------------------------------------------------------------------------------------------------------
January                     0.03              2.47              (4.05)           (1.38)              0.56             (4.46)
---------------------------------------------------------------------------------------------------------------------------------
February                    4.02              3.94              (3.67)           (0.26)             (0.16)             4.59
---------------------------------------------------------------------------------------------------------------------------------
March                                        (4.23)              2.22             2.94              (3.01)            (8.46)
---------------------------------------------------------------------------------------------------------------------------------
April                                        (0.36)             (1.70)           (2.41)             (1.12)             5.24
---------------------------------------------------------------------------------------------------------------------------------
May                                           5.43               1.21            (0.18)              3.43             (7.53)
---------------------------------------------------------------------------------------------------------------------------------
June                                         (4.03)              7.35            (0.24)             (1.73)             3.95
---------------------------------------------------------------------------------------------------------------------------------
July                                         (3.02)              6.95             0.81              (1.65)            (3.34)
---------------------------------------------------------------------------------------------------------------------------------
August                                        0.19               3.55            (0.20)             (2.45)             1.68
---------------------------------------------------------------------------------------------------------------------------------
September                                    (4.13)              4.05             3.60              (2.67)             2.98
---------------------------------------------------------------------------------------------------------------------------------
October                                       3.35              (4.69)            3.13              (2.00)            (8.96)
---------------------------------------------------------------------------------------------------------------------------------
November                                      0.02              (2.17)           (5.44)              4.17              4.15
---------------------------------------------------------------------------------------------------------------------------------
December                                     1.23                5.88            (0.56)              4.41             (0.93)
---------------------------------------------------------------------------------------------------------------------------------
Compound Rate of            4.05             0.23               14.81            (0.54)             (2.58)           (12.03)
Return                   (2 mos.)
=================================================================================================================================




              PLEASE REFER TO THE NOTES TO PERFORMANCE INFORMATION.

NOTES TO PERFORMANCE INFORMATION


         In reviewing the foregoing description of the Fund's performance, prospective investors should understand that such performance is "net" of all fees and charges and includes interest income. The Fund's fees and charges are more fully described under "Charges" on page 31 of the Prospectus.


         In addition, the following terms used in describing the Fund's performance are defined as follows:

         "Drawdown" means losses experienced by the Fund over a specified period.

         "Largest peak-to-valley drawdown" means the greatest percentage decline from any month-end Net Asset Value per Unit, due to overall loss sustained by the Fund during any period, which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

         "Compound Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For example, the compound rate of return of (0.55)% for the year 2001 in the Fund's performance record was
calculated       by       multiplying       100      by       the       quantity
[[(1-.0138)(1-.0026)(1+.0294)(1-.0241)(1-.0018)(1-.0024)(1+.0081)(1-.0020)
(1+.0360)(1+.0313)(1-.0544)(1-.0056)]  minus 1].  For  periods  of less than one year, the results are year-to-date.

                             SELECTED FINANCIAL DATA


         The following Selected Financial Data is derived from the audited financial statements of the Fund as of December 31, 2003, 2002, 2001, 2000 and 1999. The Fund commenced trading operations on May 22, 1997. See "Index to Financial Statements" at page 61.

                                    Year Ended         Year Ended        Year Ended            Year Ended            Year Ended
                                December 31, 2003  December 31, 2002   December 31, 2001    December 31, 2000     December 31, 1999
                                    (audited)          (audited)          (audited)            (audited)            (audited)
Total Assets                       $25,033,198        $19,723,874        $ 16,390,561         $ 18,341,401         $ 26,826,991

Total Unitholders' Capital          24,531,755         19,394,215          16,125,379           17,732,064           22,777,353


Gains (Losses) from Trading          2,826,994          5,119,564           1,655,305              633,234           (1,293,595)


Interest Income                        127,729            170,849             517,609            1,129,270            1,082,050

Total Expenses                       2,670,416          2,721,237           2,131,779            2,242,754            2,962,452

Net Income (Loss)                      284,307          2,569,176              41,135             (480,250)          (3,173,997)

Net Income (Loss) Per                     1.47              15.20                0.24                (2.29)              (12.65)
Unit (Based on weighted
average number of units
outstanding)

Increase (Decrease) in                    0.25              14.29               (0.53)               (2.57)              (13.61)
Net Asset Value Per Unit

SELECTED QUARTERLY FINANCIAL DATA


         The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31, June 30, September 30 and December 31, 2003 and 2002.

                                           1ST QUARTER       2ND QUARTER       3RD QUARTER       4TH QUARTER
                                               2003              2003             2003               2003
                                          -------------     -------------     -------------      ------------
      Gain (Loss) from trading              $1,171,236          $916,963      $(1,028,023)       $1,766,818
      Net Investment (Loss)                  (657,529)         (690,854)         (517,055)        (677,249)
      Net Income (Loss)                        513,707           226,109       (1,545,078)        1,089,569
      Net Income (Loss) per Unit                  2.92              1.20            (7.82)             5.11
      Increase (Decrease) in Net Asset
      Value per Unit                              2.21              0.92            (7.80)             4.92
      Net Asset Value per Unit at end
      of period                                 112.98            113.90            106.10           111.02


                                           1ST QUARTER       2ND QUARTER       3RD QUARTER       4TH QUARTER
                                               2002              2002              2002              2002
                                          -------------     -------------     -------------      ------------
      Gain (Loss) from trading              $(524,692)        $1,684,268        $3,607,446         $352,542
      Net Investment (Loss)                  (363,768)         (619,320)       (1,083,044)        (484,256)
      Net Income (Loss)                      (888,460)         1,064,948         2,524,402        (131,714)
      Net Income (Loss) per Unit                (5.27)              6.28             15.03           (0.78)
      Increase (Decrease) in Net Asset
      Value per Unit                            (5.32)              6.20             14.84           (1.43)
      Net Asset Value per Unit at end
      of period                                  91.16             97.36            112.20           110.77



         There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, and the Fund has not disposed of any segments of its business. There have been no year-end adjustments that are material to the results of any fiscal quarter reported above.

                  [Remainder of page left blank intentionally]

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OPERATIONAL OVERVIEW; ADVISOR SELECTIONS

         The Fund's results of operations depend on Kenmar's ability to select Advisors and the Advisors' ability to trade profitably. See "The Fund and Its Objectives -- Investment Philosophy" at page 14. Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of its future results.


         The Advisors and asset allocations for the Fund in effect as of February 29, 2004 are set forth below. These allocations are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Fund and (ii) any subsequent reallocation decision by Kenmar.


                 ADVISOR                      1/1/99      1/1/00       1/1/01      1/1/02      1/1/03      2/29/04
Altis Partners Limited                          0%          0%           0%          0%          0%           0%
Beacon Management Corporation                   0%          4%           5%          5%          0%           0%
Bridgewater Associates Inc.                     0%          33%         28%          0%          0%           0%
C-View International Limited                    0%          0%           6%         25%          0%           0%
Chesapeake Capital Corporation                  0%          0%           0%          0%          0%           0%
Coromandel Investment Management Ltd.           0%          0%           0%          0%          0%           0%
Dreiss Research Corporation                    19%          0%           0%          0%          0%           0%
Graham Capital Management, L.P.                 0%          0%           0%          0%         32%          33%
Grinham Managed Funds Pty Ltd.                  0%         25%          24%         24%         36%          33%
Hirst Investment Management Inc.               23%          0%           0%          0%          0%           0%
Hyman Beck & Company, Inc.                     25%          0%           0%          0%          0%           0%
Sunrise Capital Partners, LLC                  21%         17%          18%          0%          0%           0%
Transtrend B.V.                                 0%         21%          19%         25%         32%          34%
Willowbridge Associates Inc.                   12%          0%           0%          0%          0%           0%
Winton Capital Management Limited               0%          0%           0%         21%          0%           0%
Witter & Lester, Inc.                           0%          0%           0%          0%          0%           0%
Total                                          100%        100%         100%        100%        100%         100%
                                               ====        ====         ====        ====        ====         ====

        Two of the Fund's initial Advisors, Chesapeake Capital Corporation and Witter & Lester, were replaced as of June 30, 1998. Hyman Beck & Company, Inc. and Willowbridge Associates, Inc., were replaced as of December 2, 1999. Hirst Investment Management Inc. was replaced as of December 21, 1999. Bridgewater Associates Inc. was replaced and Sunrise Capital Partners, LLC ceased to be a core advisor as of April 30, 2001. C-View International Limited and Winton Capital Management Limited became core advisors on May 1, 2001 and each ceased to be a core advisor as of April 30, 2002. As of May 1, 2002, Graham Capital Management, L.P. became a core advisor. As of May 1, 2004, Hyman Beck & Company, Inc. ("HB & Co.") serves as a non-core advisor, but, Kenmar expects to eventually allocate sufficient assets of the Fund so that HB & Co. will become a core advisor. Each replacement resulted from a reallocation decision by Kenmar (other than with respect to Chesapeake Capital Corporation, which resigned under the terms of its Advisory Agreement). As of February 2004, approximately 100% of the Fund's equity has been allocated to the Advisors. However, as described herein, Kenmar has the discretion to allocate less or more than 100% of the Fund's total equity. The allocation of less than 100% of Fund equity to the Advisors represents a deleveraging of the Fund's trading, which may have the effect of preserving equity during unfavorable market cycles (but which also reduces the upside potential of the Fund during favorable conditions). Kenmar receives brokerage commissions based on the total Fund equity, not allocated equity. See "Conflicts of Interest--Kenmar" at page 36. Any decision to terminate or reallocate assets among Trading Advisors is based on a combination of numerous factors, as described under "The Fund and Its Objectives -- The Advisors" at page 19. Kenmar's Advisor selection procedures are described under "Kenmar Advisory Corp. -- Management of Traders" at page 28. The Core Advisors' trading methods are described under "The Fund and Its Objectives -- Core and Potential Core Advisor Summaries" at page 20.


         Kenmar has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. Kenmar is not required to allocate the proceeds resulting from subscriptions as any month-end during the continuing offering (over any amounts redeemed as of such date) on a PRO RATA basis; rather, such allocations will be based on the factors described under "The Fund and Its Objectives -- The Advisors." Kenmar will notify investors monthly as to month-end allocations.

LIQUIDITY

         The Fund's investments in the futures, forwards, options and related markets may, from time to time, be illiquid. See "The Risks You Face -- (11) Possible Illiquid Markets" at page 10. Most United States exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit in such futures interests. If the price for a particular contract has increased or decreased by an amount equal to the "daily limit," positions in such futures contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. While the occurrence of such an event may reduce or effectively eliminate the liquidity of a particular market, it will not limit ultimate losses and may in fact substantially increase losses because of this inability to liquidate unfavorable positions. In addition, if there is little or no trading in a particular futures or forward contract that the Fund is trading, whether such illiquidity is caused by any of the above reasons or otherwise, the Fund may be unable to execute trades at favorable prices and/or may be unable or unwilling to liquidate its position prior to its expiration date, thereby requiring the Fund to make or take delivery of the underlying commodity. In addition, certain Advisors trade on futures markets outside the United States on behalf of the Fund. Certain foreign exchanges may be substantially more prone to periods of illiquidity than United States exchanges. Further, certain Advisors trade forward contracts which are not traded on exchanges; rather banks and dealers act as principals in these markets. The CFTC does not regulate trading on non-U.S. futures markets or in forward contracts. Illiquid market conditions could result in restrictions on redemptions.


         With respect to the Fund's trading, in general, the Fund's Advisors will endeavor to trade only futures, forwards and options that have sufficient liquidity to enable them to enter and close out positions without causing major price movements. Furthermore, since commencement of trading by the Fund, there has never been a time when illiquidity has affected a material portion of any Fund assets. See "Redemptions and Distributions" at page 38.

         Units may be redeemed, at a Unitholder's option, as of the close of business on the last day of any month. Units purchased on and after June 1, 2004 and are redeemed at Net Asset Value are subject to redemption charges as follows: Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3.5% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th through 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemptions.

         Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

         Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.


RESULTS OF OPERATIONS

GENERAL

         Kenmar believes that multi-advisor futures funds should be regarded as medium- to long-term (I.E., three to five year) investments, but it is difficult to identify trends in the Fund's operations and virtually impossible to make any predictions regarding future results.

         Kenmar has not made, and has no intention of making, any distributions of the Fund's profits or capital to Unitholders.

         The Fund incurs substantial charges from the payment of Consulting Fees and Profit Shares to the Advisors, Incentive Fees to Kenmar, brokerage commissions and miscellaneous execution costs and administrative expenses. Brokerage commissions and Consulting Fees are payable based upon the Net Asset Value of the Fund and are payable without regard to the profitability of the Fund. As a result, it is possible that the Fund may incur a net loss when trading profits are not substantial enough to avoid depletion of the Fund's assets from such fees and expenses. Thus, due to the nature of the Fund's business, the success of the Fund is dependent upon the ability of the Advisors to generate trading profits through the speculative trading of futures, forwards and options sufficient to produce capital appreciation after payment of all fees and expenses.

         It is important to note, however, that (i) the Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such markets will be actively traded by an Advisor or will be profitable in the future and (ii) the Advisors trade independently of each other using different trading systems and may trade different markets with various concentrations at various times. Consequently, the results of operations of the Fund can only be discussed in the context of the overall trading activities of the Fund, the Advisors' trading activities on behalf of the Fund as a whole and how the Fund has performed in the past.


         The Fund commenced trading operations on May 22, 1997. Set forth below are the results of operations of the Fund for the years ended December 31, 2003, 2002 and 2001.

         As of December 31, 2003, the Net Asset Value of the Fund was $24,531,755, an increase of approximately 26.49% from its Net Asset Value of $19,394,215 at December 31, 2002. The Fund's subscriptions and redemptions for the year ended December 31, 2003, totaled $8,278,861 and $3,187,628, respectively. For the year ended December 31, 2003, the Fund had revenues comprised of $3,085,074 in realized trading gains, $(25,999) in unrealized trading losses and $127,729 of interest income. Total expenses and brokerage commissions for the year ended December 31, 2003 were $2,902,497. The Net Income for the year ended December 31, 2003 was $284,307. The Net Asset Value per Unit increased 0.23% from $110.77 at December 31, 2002, to $111.02 at December 31, 2003. The Fund's positive performance for the year ended December 31, 2003 resulted primarily from currencies, global stock indices and metals.

         As of December 31, 2002, the Net Asset Value of the Fund was $19,394,215, an increase of approximately 20.27% from its Net Asset Value of $16,125,379 at December 31, 2001. The Fund's subscriptions and redemptions for the year ended December 31, 2002, totaled $3,163,416 and $2,354,126, respectively. For the year ended December 31, 2002, the Fund had revenues comprised of $4,672,380 in realized trading gains, $631,477 in unrealized trading gains and $170,849 of interest income. Total expenses and brokerage commissions for the year ended December 31, 2002 were $2,905,530. The Net Income for the year ended December 31, 2002 was $2,569,176. The Net Asset Value per Unit increased 14.81% from $96.48 at December 31, 2001, to $110.77 at December 31, 2002. The Fund's positive performance for the year ended December 31, 2002 resulted primarily from global interest rates, currencies and global stock indices.

         As of December 31, 2001, the Net Asset Value of the Fund was $16,125,379, a decrease of approximately 9.06% from its Net Asset Value of $17,732,064 at December 31, 2000. The Fund's subscriptions and redemptions for the year ended December 31, 2001 totaled $2,242,654 and $3,766,020, respectively. For the year ended December 31, 2001, the Fund had revenues comprised of $2,479,061 in realized trading gains, $(584,140) in change in unrealized trading losses and $517,609 in interest income. Total expenses and brokerage commissions for the year ended December 31, 2001 were $2,371,395. The Net Income for the year ended December 31, 2001 was $41,135. The Net Asset Value per Unit at December 31, 2001 decreased 0.55% from $97.01 at December 31, 2000 to $96.48 at December 31, 2001. The Fund's trading gains during 2001 resulted primarily from global interest rates, currencies, global stock indices and grains, but, net of offering costs, the Fund experienced a negative compounded rate of return of (0.55)%.


PERFORMANCE SUMMARY


         The most directly relevant information relating to the results of operations of a managed futures fund, such as the Fund, is the actual performance record. During the period January 1, 1999 through December 31, 2003, the Fund's Net Asset Value per Unit decreased from $113.19 to $111.02, and the Compound Rate of Return for 2003 was approximately 0.23%, as set forth on page 49.


CAPITAL RESOURCES

         The Fund does not have, nor does it expect to have, any capital assets. Redemptions and sales of the Units in the future will affect the amount of funds available for trading futures, forwards and options in subsequent periods.

         There are three primary factors that affect the Fund's capital resources: (i) the trading profit or loss generated by the Advisors (plus interest income); (ii) the capital invested or redeemed by Unitholders; and
(iii) the capital invested or redeemed by the Fund's managing owner, Kenmar. Kenmar has maintained, and has agreed to maintain, at all times a one percent (1%) interest in the Fund. All capital contributions by Kenmar necessary to maintain such capital account balance are evidenced by units of beneficial interest, each of which have an initial value equal to the Net Asset Value per Unit (as defined below) at the time of such contribution. Kenmar, in its sole discretion, may withdraw any excess above its required capital contribution without notice to the Unitholders. Kenmar, in its sole discretion, may also contribute any greater amount to the Fund, for which it shall receive, at its option, additional Units at their then-current Net Asset Value (as defined below).

         "Net Assets" and "Net Asset Value" of the Fund are defined as total assets of the Fund less total liabilities as determined in accordance with generally accepted accounting principles as described in the Fund's Declaration of Trust Agreement. The term "Net Asset Value Per Unit" is defined in the Declaration of Trust to mean the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.

         The amount of capital raised for the Fund should not, except at extremely high levels of capitalization, have a significant impact on its operations. The Fund's costs are generally proportional to its asset base and, within broad ranges of capitalization, the Advisors' trading positions (and the resulting gains and losses) should increase or decrease in approximate proportion to the size of the Fund's account managed by each of them.

         The Fund raises additional capital only through the continuous offering of its Units. The Fund does not borrow, and sells no securities other than the Units. Kenmar Securities, Inc. acts as a Selling Agent in respect of the Fund's Units.

         The discussion above contains certain forward-looking statements (as such term is defined in the rules promulgated under the Securities Exchange Act of 1934) that are based on the beliefs of Kenmar, as well as assumptions made by, and information currently available to, Kenmar. A number of important factors may cause the Fund's actual results, performance or achievements for 2004 and beyond to differ materially from the results, performance or achievements expressed in, or implied by, such forward-looking statements. These factors include, without limitation, the factors described above.


                PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR

GENERAL


         THE PERFORMANCE INFORMATION INCLUDED HEREIN IS PRESENTED IN ACCORDANCE WITH CFTC REGULATIONS. THE FUND DIFFERS MATERIALLY IN CERTAIN RESPECTS FROM EACH OF THE POOLS WHOSE PERFORMANCE IS INCLUDED HEREIN. The following sets forth summary performance information for all pools operated by Kenmar (other than the
Fund) since January 1, 1999. Kenmar has offered these pools exclusively on a private basis to financially sophisticated investors -- either on a private placement basis in the United States or offshore exclusively to non-U.S.
persons. Other than the Fund, Kenmar has not, to date, sponsored a publicly-offered commodity pool.


         The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of Kenmar's capabilities in advisor selection by indicating the past performance of the Kenmar-sponsored pools.


         All summary performance information is current as of February 29, 2004 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 1999 or, if later, the inception of the pool in question.



         INVESTORS SHOULD NOTE THAT AFFILIATES OF KENMAR PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY KENMAR. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF KENMAR HAS NOT BEEN INCLUDED HEREIN.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

         INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.


                              --------------------

                  [Remainder of page left blank intentionally.]

ASSETS UNDER MANAGEMENT


Kenmar - Total  assets  under  management  as of  February  29, 2004                    $26 million
Kenmar -Total assets under multi-advisor  management as of February 29, 2004            $26 million
Kenmar and affiliates - Total assets under management as of February 29, 2004           $1.2 billion*
(excluding  notional  funds)
Kenmar and  affiliates - Total assets  under  management  as of  February  29, 2004     $1.4  billion**
(including notional funds)

* Approximately  92% of this amount  represents  assets for which Kenmar and its
affiliates   has   management   responsibility;   Kenmar   has  only   oversight
responsibility over the remainder of these assets.

** Approximately 93% of this amount represents assets for which Kenmar has management responsibility; Kenmar has only oversight responsibility over the remainder of these assets.


MULTI-ADVISOR POOLS


         These are all of the multi-advisor pools (other than the Fund and pools for the research and development of traders) operated by Kenmar since January 1, 1999. Kenmar has actively allocated and reallocated trading assets among a changing group of advisors selected by it. As will the Fund, these multi-advisor pools depend on Kenmar for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.


SINGLE-ADVISOR POOLS


         These are all of the pools (other than pools for the research and development of traders) operated by Kenmar since January 1, 1999 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors). Investors should note that single-advisor pools do not demonstrate Kenmar's ability to manage a portfolio of commodity trading advisors.


POOLS FOR THE RESEARCH AND DEVELOPMENT OF ADVISORS


         These are all of the pools operated by Kenmar since January 1, 1999 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.


                  [Remainder of page left blank intentionally]

----------------------------------------------------------------------------------------------------------------------------
                                                                                                   % WORST       % WORST
                             TYPE                                                     CURRENT      MONTHLY    PEAK-TO-VALLEY
                              OF      START      CLOSE    AGGREGATE       CURRENT     NAV PER    DRAW-DOWN &    DRAW-DOWN
                             POOL     DATE       DATE     SUBSCRIPT.     TOTAL NAV     UNIT         MONTH       & PERIOD
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
MULTI-ADVISOR POOLS
----------------------------------------------------------------------------------------------------------------------------
Kenmar Performance
Partners L.P.                  **      08/85     3/02      265,038,978           0          0      (22.66)       (74.94)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     6/00      10/98-1/02
----------------------------------------------------------------------------------------------------------------------------
Kenmar Capital Partners                                                                                          (20.38)
Ltd.                            *      07/95    12/99        3,587,775           0          0       (9.48)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                    10/99      10/98-10/99
----------------------------------------------------------------------------------------------------------------------------
SINGLE ADVISOR POOLS
----------------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP "A" (1)  single    09/96    12/00       11,341,364           0          0      (21.24)       (53.05)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     6/00      7/99-11/00
----------------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP(2)       single    04/97    12/03       62,688,110           0          0      (21.22)       (68.16)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     6/00      7/99-9/03
----------------------------------------------------------------------------------------------------------------------------
Dennis Friends & Family                                                                                          (48.46)
L.P.                         single    05/97    10/00        3,386,355           0          0      (22.17)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                7/99-9/00
                                                                                                     6/00
----------------------------------------------------------------------------------------------------------------------------
Hirst Investment Fund L.P.   single    10/97    10/02        4,347,088           0          0      (10.43)       (24.41)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     3/99      1/99-10/01
----------------------------------------------------------------------------------------------------------------------------
Hirst Investment 2X Fund LP  single    3/99      3/00        4,127,659           0          0      (18.89)       (33.82)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                    10/99       3/99-3/00
----------------------------------------------------------------------------------------------------------------------------
POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS
----------------------------------------------------------------------------------------------------------------------------
                                                                                       N/A (See
Kenmar Venture Partners                                                                Footnote                  (48.75)
L.P.(3)                         *      03/87    12/02        2,625,000           0          3.)    (29.70)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                    10/89      11/90-4/92
----------------------------------------------------------------------------------------------------------------------------
Oberdon Partners L.L.C.      single    4/97      4/99        1,607,000           0          0      (20.65)       (30.16)
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     5/98      5/98-10/98
----------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------


                                    PERCENTAGE RATE OF RETURN (COMPUTED ON A
                                            COMPOUNDED MONTHLY BASIS)
---------------------------------------------------------------------------------
                                 1999       2000      2001       2002      2003
---------------------------------------------------------------------------------
MULTI-ADVISOR POOLS
---------------------------------------------------------------------------------
Kenmar Performance
Partners L.P.                   (31.04)   (35.01)    (24.58)   (11.31)      --
---------------------------------------------------------------------------------
                                                               (3 mos.)
---------------------------------------------------------------------------------
Kenmar Capital Partners
Ltd.                            (15.01)      --        --         --        --
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
SINGLE ADVISOR POOLS
---------------------------------------------------------------------------------
The Fulcrum Fund LP "A" (1)     (12.01)   (25.49)      --         --        --
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
The Fulcrum Fund LP(2)          (12.87)   (25.35)    (23.35)     5.72     (15.99)
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Dennis Friends & Family
L.P.                            (7.74)    (30.42)      --         --        --
---------------------------------------------------------------------------------
                                         (10 mos.)
---------------------------------------------------------------------------------
Hirst Investment Fund L.P.      (20.07)     2.31     (7.56)       --        --
---------------------------------------------------------------------------------
                                                    (10 mos.)
---------------------------------------------------------------------------------
Hirst Investment 2X Fund LP     (27.58)    (8.62)      --         --        --
---------------------------------------------------------------------------------
                               (10 mos.)  (3 mos.)
---------------------------------------------------------------------------------
POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS
---------------------------------------------------------------------------------

Kenmar Venture Partners
L.P.(3)                         (14.43)     5.62     (4.68)      2.39       --
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Oberdon Partners L.L.C.          4.16        --        --         --        --
---------------------------------------------------------------------------------
                               (4 mos.)
---------------------------------------------------------------------------------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

---------------------

(1) Formerly The Dennis Fund LP "A" and renamed the Fulcrum Fund LP "A" as of November 1, 2000. As of December 31, 2000, all "A" Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.


(2)  Formerly  The Dennis  Fund LP "B" and  renamed  The  Fulcrum  Fund LP as of
     November 1, 2000. The Fulcrum Fund LP was sold to Beacon Management Corporation effective December 31, 2003 and, therefore, Kenmar no longer serves as general partner.


(3) Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. utilized a value based valuation of each limited partner's ownership interest. Kenmar Venture Partners L.P. was closed on December 31, 2002.

FOOTNOTES TO PERFORMANCE INFORMATION

1. Name of Pool.

2. Type of Pool:

         "Single" means that the assets are managed by one commodity trading advisor.

         * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

         ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3.       Start Date.

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.


6.       "Current  Total NAV" is the Net Asset  Value of the pool as of February
         29, 2004.

7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of February 29, 2004. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P. prior to October 1, 2001) of investment over time.


         In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8. "% Worst Monthly Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures.

9.       "Month" is the month of the % Worst Monthly Drawdown.

10. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

11.      "Period" is the period of the "% Worst Peak-to-Valley Drawdown."


12. "year-to-date" is the rate of return of the pool as of February 29, 2004.


         [Remainder of page left blank intentionally.]

                             INDEX OF DEFINED TERMS

      A NUMBER OF DEFINED TERMS ARE USED IN THIS PROSPECTUS. THE RESPECTIVE DEFINITIONS OR DESCRIPTIONS OF SUCH TERMS MAY BE FOUND ON THE FOLLOWING
                           PAGES OF THIS PROSPECTUS.

                                                                        PAGE(S)
                                                                        -------


Aggregate Investment Expenses................................................44
CFTC........................................................................iii
Clearing Brokers.............................................................36
Code.........................................................................42
Declaration of Trust.........................................................29
employee benefit plan........................................................46
ERISA........................................................................46
Fimat........................................................................36
Fund..........................................................................i
Futures Broker...............................................................36
high water mark..............................................................33
IRS..........................................................................14
Kenmar.......................................................................27
Kenmar Related Parties.......................................................29
Loss Carryforward............................................................34
NASAA Guidelines.............................................................29
Net Asset Value..............................................................57
Net Asset Value Per Unit.....................................................57
Net Assets...................................................................57
New Overall Appreciation.....................................................34
New Trading Profit...........................................................34
NFA.........................................................................iii
Overall Appreciation.........................................................34
Plan Fiduciaries.............................................................46
Plans........................................................................46
Publicly-Offered Security Exception..........................................46
SEC..........................................................................30
Selling Agents...............................................................48
Subscription Requirements....................................................46
Trading Profit...............................................................33
UBS Securities...............................................................36
Unit..........................................................................1

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                           PAGE
KENMAR GLOBAL TRUST

      Independent Auditor's Report...........................................................................64
         Statements of Financial Condition as of December 31, 2003 and 2002 (Audited)........................65
         Condensed Schedule of Investments as of December 31, 2003 (Audited).................................66
         Statements of Operations For the Years Ended December 31, 2003, 2002, and 2001 (Audited)............67
         Statements of Cash Flows For the Years Ended December 31, 2003, 2002, and 2001 (Audited)............68
         Statements of Changes in Unitholders' Capital (Net Asset Value) For the Years Ended
              December 31, 2003, 2002, and 2001 (Audited)....................................................69
         Notes to Financial Statements (Audited).............................................................70

KENMAR ADVISORY CORP.

      Independent Auditor's Report...........................................................................76
         Statement of Financial Condition as of September 30, 2003 (Audited).................................77
         Notes to Statement of Financial Condition (Audited).................................................78
         Statement of Financial Condition as of December 31, 2003 (Unaudited)................................85
         Notes to Statement of Financial Condition (Unaudited)...............................................86


                  Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                          INDEPENDENT AUDITOR'S REPORT


To the Unitholders
Kenmar Global Trust



We have audited the accompanying statements of financial condition of Kenmar Global Trust as of December 31, 2003 and 2002, including the December 31, 2003 condensed schedule of investments, and the related statements of operations, cash flows and changes in unitholders' capital (net asset value) for the years ended December 31, 2003, 2002 and 2001. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kenmar Global Trust as of December 31, 2003 and 2002, and the results of its operations, cash flows and changes in its net asset values for the years ended December 31, 2003, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Hunt Valley,  Maryland
February 16, 2004, except for Note 7
as to which the date is March 9, 2004

                               KENMAR GLOBAL TRUST
                        STATEMENTS OF FINANCIAL CONDITION
                           December 31, 2003 and 2002
                           --------------------------


                                                                      2003                2002
                                                                      ----                ----
ASSETS
    Equity in broker trading accounts
       Cash                                                      $ 21,617,196          $10,076,868
       Unrealized gain on open contracts                            1,082,839            1,074,472
                                                                 ------------          -----------

              Deposits with brokers                                22,700,035           11,151,340

    Cash and cash equivalents                                       2,334,203            8,569,208
    Unrealized gain (loss) on open forward contracts                  (31,040)               3,326
    Subscriptions receivable                                           30,000                    0
                                                                 ------------          -----------

              Total assets                                       $ 25,033,198          $19,723,874
                                                                 ============          ===========

LIABILITIES
    Accounts payable                                             $     50,629          $    37,706
    Commissions and other trading fees on open contracts                4,673                  800
    Managing Owner brokerage commissions                              181,331              142,204
    Advisor profit shares                                             156,471               60,105
    Redemptions payable                                               107,914               85,655
    Redemption charges payable to Managing Owner                          425                3,189
                                                                 ------------          -----------
              Total liabilities                                       501,443              329,659
                                                                 ------------          -----------

UNITHOLDERS' CAPITAL (NET ASSET VALUE)
    Managing Owner - 2,317.0232 and 2,041.4999 units
       outstanding at December 31, 2003 and 2002                      257,247              226,137
    Other Unitholders - 218,640.2418 and 173,044.1212
       units outstanding at December 31, 2003 and 2002             24,274,508           19,168,078
                                                                 ------------          -----------

              Total unitholders' capital
                 (Net Asset Value)                                 24,531,755           19,394,215
                                                                 ------------          -----------

                                                                 $ 25,033,198          $19,723,874
                                                                 ============          ===========


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                        CONDENSED SCHEDULE OF INVESTMENTS

                                December 31, 2003
                           --------------------------



LONG FUTURES CONTRACTS


                  Description                                           Value                % of Net Asset Value
                  --------------------------------               -----------------           --------------------
                  Agricultural                                     $     12,694                        0.05%
                  Currency                                              297,693                        1.21%
                  Energy                                               (40,699)                       (0.16)%
                  Interest rate                                          21,480                        0.09%
                  Metals                                                757,821                        3.09%
                  Stock index                                           336,835                        1.37%
                  Other                                                   (261)                        0.00%
                                                                   -------------               -------------

                  TOTAL LONG FUTURES CONTRACTS                     $  1,385,563                        5.65%
                                                                   -------------               -------------



SHORT FUTURES CONTRACTS


                  Description                                           Value                % of Net Asset Value
                  --------------------------------               -----------------           --------------------
                  Agricultural                                     $      7,048                        0.03%
                  Currency                                               19,684                        0.08%
                  Energy                                                   (93)                        0.00
                  Interest rate                                           3,069                        0.01%
                  Metals                                              (340,931)                      (1.39)%
                  Stock index                                             8,499                        0.03%
                                                                   -------------               -------------

                          TOTAL SHORT FUTURES CONTRACTS            $  (302,724)                      (1.24)%
                                                                   -------------               -------------

                          TOTAL FUTURES CONTRACTS                  $  1,082,839                        4.41%
                                                                   =============               =============


FORWARD CURRENCY CONTRACTS


                  Description                                           Value                % of Net Asset Value
                  --------------------------------               -----------------           --------------------
                  Long forward currency contracts                  $   (18,061)                      (0.07)%
                  Short forward currency contracts                 $   (12,979)                      (0.05)%
                                                                   -------------               -------------

                  TOTAL FORWARD CURRENCY CONTRACTS                 $   (31,040)                      (0.12)%
                                                                   =============               =============

                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 2003, 2002 and 2001
                           --------------------------

                                                        2003                2002                 2001
                                                        ----                ----                 ----
TRADING GAINS (LOSSES)
    Gain (loss) from trading
       Realized                                     $ 3,085,074          $ 4,672,380          $ 2,479,061
       Change in unrealized                             (25,999)             631,477             (584,140)
       Brokerage commissions                           (232,081)            (184,293)            (239,616)
                                                    -----------          -----------          -----------

          Gain from trading                           2,826,994            5,119,564            1,655,305
                                                    -----------          -----------          -----------

NET INVESTMENT (LOSS)
    Income
       Interest income                                  127,729              170,849              517,609
                                                    -----------          -----------          -----------

    Expenses
       Managing Owner brokerage commissions           2,009,917            1,647,208            1,566,968
       Advisor profit shares                            507,299              934,498              465,428
       Operating expenses                               153,200              139,531               99,383
                                                    -----------          -----------          -----------

          Total expenses                              2,670,416            2,721,237            2,131,779
                                                    -----------          -----------          -----------

          Net investment (loss)                      (2,542,687)          (2,550,388)          (1,614,170)
                                                    -----------          -----------          -----------

          NET INCOME                                $   284,307          $ 2,569,176          $    41,135
                                                    ===========          ===========          ===========

NET INCOME PER UNIT
    (based on weighted average number of
    units outstanding during the year)              $      1.47          $     15.20          $      0.24
                                                    ===========          ===========          ===========

INCREASE (DECREASE) IN NET ASSET
VALUE PER UNIT                                      $      0.25          $     14.29          $     (0.53)
                                                    ===========          ===========          ===========



                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2003, 2002 and 2001
                           --------------------------


                                                                       2003                2002               2001
                                                                       ----                ----               ----
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
    Net income                                                 $    284,307          $  2,569,176          $     41,135
       Adjustments to reconcile net income
       to net cash from operating activities:
          Net change in unrealized                                   25,999              (631,477)              584,140
          Increase (decrease) in accounts payable and
              accrued expenses                                      152,289                54,328              (100,111)
                                                               ------------          ------------          ------------

              Net cash from operating activities                    462,595             1,992,027               525,164
                                                               ------------          ------------          ------------

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
    Addition of units                                             8,248,861             3,163,416             2,242,654
    Offering costs paid                                            (238,000)             (109,630)             (124,454)
    Redemption of units                                          (3,168,133)           (2,343,977)           (4,010,064)
                                                               ------------          ------------          ------------

              Net cash from (for) financing activities            4,842,728               709,809            (1,891,864)
                                                               ------------          ------------          ------------

Net increase (decrease) in cash and cash equivalents              5,305,323             2,701,836            (1,366,700)

CASH AND CASH EQUIVALENTS
    Beginning of year                                            18,646,076            15,944,240            17,310,940
                                                               ------------          ------------          ------------

    End of year                                                $ 23,951,399          $ 18,646,076          $ 15,944,240
                                                               ============          ============          ============

END OF YEAR CASH AND CASH EQUIVALENTS CONSISTS OF:
    Cash in broker trading accounts                            $ 21,617,196          $ 10,076,868          $ 10,297,595
    Cash and cash equivalents                                     2,334,203             8,569,208             5,646,645
                                                               ------------          ------------          ------------

              Total end of year cash and cash
                 equivalents                                   $ 23,951,399          $ 18,646,076          $ 15,944,240
                                                               ============          ============          ============


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
         STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)
              For the Years Ended December 31, 2003, 2002 and 2001
                           --------------------------

                                                                         Unitholders' Capital
                                             Total        -----------------------------------------------------
                                           Number of        Managing             Other
                                             Units           Owner             Unitholders             Total
                                         ------------     -----------          ------------        ------------
--------------------------------
Balances at
    December 31, 2000                    182,793.6866     $   195,013          $ 17,537,051        $ 17,732,064
Net income for the year
    ended December 31, 2001                                       480                40,655              41,135
Additions                                 23,090.2782           3,000             2,239,654           2,242,654
Redemptions                              (38,749.0103)              0            (3,766,020)         (3,766,020)
Offering costs                                                 (1,527)             (122,927)           (124,454)
                                         ------------     -----------          ------------        ------------
Balances at
    December 31, 2001                    167,134.9545         196,966            15,928,413          16,125,379

Net income for the year
    ended December 31, 2002                                    30,486             2,538,690           2,569,176
Additions                                 31,247.2738               0             3,163,416           3,163,416
Redemptions                              (23,296.6072)              0            (2,354,126)         (2,354,126)
Offering costs                                                 (1,315)             (108,315)           (109,630)
                                         ------------     -----------          ------------        ------------
Balances at
    December 31, 2002                    175,085.6211         226,137            19,168,078          19,394,215

Net income for the year
    ended December 31, 2003                                     3,749               280,558             284,307
Additions                                 74,176.8974          30,000             8,248,861           8,278,861
Redemptions                              (28,305.2535)              0            (3,187,628)         (3,187,628)
Offering costs                                                 (2,639)             (235,361)           (238,000)
                                         ------------     -----------          ------------        ------------
Balances at
    December 31, 2003                    220,957.2650     $   257,247          $ 24,274,508        $ 24,531,755
                                         ============     ===========          ============        ============


                                                Net Asset Value Per Unit
                                          ------------------------------------
                                                      December 31,
                                            2003          2002           2001
                                            ----          ----           ----
                                          $111.02        $110.77        $96.48
                                          =======        =======        ======


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                          NOTES TO FINANCIAL STATEMENTS
                             ----------------------



Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           A.     General Description of the Fund
           Kenmar Global Trust (the Fund) is a Delaware business trust. The Fund is a multi-advisor, multi-strategy commodity pool which trades in United States (U.S.) and foreign futures, options, forwards and related markets.

           B.     Regulation
           As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the U.S. government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of the Futures Commission Merchants (brokers) and interbank market makers through which the Fund trades.

           C.     Method of Reporting

           The Fund's  financial  statements  are presented in  accordance  with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Fund's management. Gains or losses are realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss is reported in the statement of operations. Brokerage commissions paid directly to brokers, reflected as "brokerage commissions" in the statement of operations, include exchange and other trading fees and are charged to expense when contracts are opened.


           D.     Cash and Cash Equivalents

           Cash and cash equivalents includes cash and short-term time deposits held at financial institutions.

           E.     Income Taxes

           The Fund prepares calendar year U.S. and applicable state information tax returns and reports to the Unitholders their allocable shares of the Fund's income, expenses and trading gains or losses.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             ----------------------


Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (CONTINUED)


           F.     Offering Costs

           Offering costs are borne by the Fund and are charged directly to unitholders' capital as incurred.

           G.     Foreign Currency Transactions

           The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note 2.    MANAGING OWNER


           The Managing Owner of the Fund is Kenmar Advisory Corp., which conducts and manages the business of the Fund. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to at least 1% of the total capital accounts of the Fund. The Managing Owner has agreed to maintain a net worth of not less than $1,000,000. At December 31, 2003, the Managing Owner has a net worth in excess of $1,000,000.

           Effective May 9, 2003, the Managing Owner is paid monthly brokerage commissions ("Managing Owner brokerage commissions") equal to 1/12 of 10% (10% annually) of the Fund's beginning of month Net Asset Value. Prior to May 9, 2003, the Managing Owner brokerage commissions were equal to 1/12 of 11% (11% annually) of the Fund's beginning of month Net Asset Value. The Managing Owner, in turn, pays substantially all actual costs of executing the Fund's trades, selling commissions and trailing commissions to selling agents, and consulting fees to the commodity trading advisors. Managing Owner brokerage commissions are reduced by brokerage commissions and other trading fees paid directly to brokers by the Fund. For the years ended December 31, 2003, 2002 and 2001, brokerage commissions equated to an approximate round-turn equivalent rate of $62, $64 and $60, respectively. Such approximate round-turn equivalent brokerage commission rate will vary depending on the frequency of trading by the Fund's commodity trading advisors.

           The Managing Owner is paid an incentive fee equal to 5% of New Overall Appreciation (which is defined in the Declaration of Trust and Trust Agreement and excludes interest income) as of each fiscal year-end and upon redemption of Units. No incentive fee was earned by the Managing Owner during 2003, 2002 and 2001.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             ----------------------


Note 3.    COMMODITY TRADING ADVISORS


           The Fund has advisory agreements with various commodity trading advisors pursuant to which the Fund pays quarterly profit shares of 20% of Trading Profit (as defined in each respective advisory agreement).

Note 4.    DEPOSITS WITH BROKERS

           The Fund deposits cash with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such brokers. The Fund earns interest income on its cash deposited with the brokers.

Note 5.    SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

           Investments in Units of Beneficial Interest are made by subscription agreement, subject to acceptance by the Managing Owner.


           The Fund is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A Unitholder may request and receive redemption of Units owned, beginning with the end of the sixth month after such Units are sold, subject to restrictions in the Declaration of Trust and Trust Agreement. Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date such Units begin to participate in the profits and losses of the Fund are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value redeemed. All redemption charges are paid to the Managing Owner. Such redemption charges are included in redemptions in the statement of changes in unitholders' capital and amounted to $1,845, $4,872 and $9,407 during 2003, 2002 and 2001, respectively.


Note 6.    TRADING ACTIVITIES AND RELATED RISKS

           The Fund engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             ----------------------


Note 6.    TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)


           Purchases and sales of futures and options on futures contracts require margin deposits with the brokers. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

           The Fund has cash and cash equivalents on deposit with interbank market makers and other financial institutions in connection with its trading of forward contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits. Since forward contracts are traded in unregulated markets between principals, the Fund also assumes the risk of loss from counterparty nonperformance.

           For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Fund to potentially unlimited liability, and purchased options expose the Fund to a risk of loss limited to the premiums paid.

           The Managing Owner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             ----------------------

Note 7.    SUBSEQUENT EVENTS

           Effective March 1, 2004, the monthly Managing Owner brokerage commissions are equal to 1/12 of 10% (10% annually) of the Fund's beginning of month Net Asset Value on the first $25 million of Net Asset Value and 1/12 of 9% (9% annually) of the Fund's beginning of month Net Asset Value in excess of $25 million.

           Units purchased after March 1, 2004 and redeemed prior to the end of the twelfth month after such Units are sold are subject to the following redemption charges paid to the Managing Owner: 3% of Net Asset Value redeemed on or after the end of the first and on or before the end of the third month after purchase; 2.625% of Net Asset Value redeemed from the beginning of the fourth and on or before the end of the sixth month after purchase; 1.75% of Net Asset Value redeemed from the beginning of the seventh and on or before the end of the ninth month after purchase; and 0.875% of Net Asset Value redeemed from the beginning of the tenth and on or before the end of the twelfth month after purchase. Units purchased prior to March 1, 2004 remain subject to the previous schedule of redemption charges as described in Note 5.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             ----------------------


Note 8.    FINANCIAL HIGHLIGHTS

           The following information presents per unit operating performance data and other supplemental financial data for the years ended December 31, 2003, 2002 and 2001. This information has been derived from information presented in the financial statements.

                                                                        2003         2002          2001
                                                                        ----         ----          ----
           PER UNIT PERFORMANCE
           (FOR A UNIT OUTSTANDING THROUGHOUT THE ENTIRE YEAR)
           Net asset value per unit at beginning of year               $110.77     $  96.48      $  97.01
                                                                       --------    --------      --------
           INCOME FROM OPERATIONS:
                  Gain from trading (1)                                  14.61        30.03          9.75
                  Net investment (loss) (1)                             (13.13)      (15.09)        (9.54)
                                                                       --------    --------      --------
                         Total income from operations                     1.48        14.94          0.21
                                                                       --------    --------      --------
           Offering costs (1)                                            (1.23)       (0.65)        (0.74)
                                                                       --------    --------      --------
           Net asset value per unit at end of year                     $111.02      $110.77      $  96.48
                                                                       =======      =======      ========
           TOTAL RETURN                                                   0.23%       14.81%        (0.55)%
                                                                       =======      =======      ========
           SUPPLEMENTAL DATA
           RATIOS TO AVERAGE NET ASSET VALUE:
                  Expenses prior to advisor profit shares                (9.97)%     (10.73)%      (10.16)%
                  Advisor profit shares                                  (2.34)%      (5.61)%       (2.84)%
                                                                       --------    --------      --------
                         Total expenses                                 (12.31)%     (16.34)%      (13.00)%
                                                                       =======      =======      ========
                  Net investment (loss) (2)                              (9.38)%      (9.71)%       (7.00)%
                                                                       =======      =======      ========

           TOTAL RETURNS ARE CALCULATED BASED ON THE CHANGE IN VALUE OF A UNIT DURING THE YEAR. AN INDIVIDUAL UNITHOLDER'S TOTAL RETURNS AND RATIOS MAY VARY FROM THE ABOVE TOTAL RETURNS AND RATIOS BASED ON THE TIMING OF ADDITIONS AND REDEMPTIONS.



           (1) The net investment (loss) per unit and offering costs per unit are calculated by dividing the net investment (loss) and offering costs by the average number of units outstanding during the year. The gain from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
           (2)    Excludes advisor profit shares.

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholder
Kenmar Advisory Corp.


We have audited the accompanying statement of financial condition of Kenmar Advisory Corp. as of September 30, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.


In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Kenmar Advisory Corp. as of September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.


As discussed in the notes to the statement of financial condition, Kenmar Advisory Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has extensive transactions and relationships with members of the group.


/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.



Hunt Valley, Maryland
January 14, 2004

                              KENMAR ADVISORY CORP.
                        STATEMENT OF FINANCIAL CONDITION

                               September 30, 2003

                             ----------------------

ASSETS
    Cash and cash equivalents                                    $   70,748
    Fees and other receivables                                      254,694
    Due from affiliates, net                                      3,333,835
    Investments in affiliated commodity pools                       351,175
    Property and equipment, net                                     185,069
    Other assets                                                      5,851
                                                                 ----------

             Total assets                                        $4,201,372
                                                                 ==========

LIABILITIES
    Commissions and fees payable                                 $  304,379
    Accrued expenses                                                376,349
    Notes payable                                                   195,240
    Obligations under capital leases                                120,635
                                                                 ----------

             Total liabilities                                      996,603
                                                                 ----------

STOCKHOLDER'S EQUITY Common stock, $1 par value:
       Authorized - 1,000 shares; issued
          and outstanding - 218 shares                                  218
    Additional paid-in capital                                    3,363,976
    Retained earnings (deficit)                                    (159,425)
                                                                 -----------

             Total stockholder's equity                           3,204,769
                                                                 ----------

             Total liabilities and stockholder's equity          $4,201,372
                                                                 ==========


         THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THE COMPANY





                             See accompanying notes.

                              KENMAR ADVISORY CORP.
                    NOTES TO STATEMENT OF FINANCIAL CONDITION

                               September 30, 2003


                             ----------------------

Note 1.  GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

         A.       General


                  Kenmar Advisory Corp. (the Company), a commodity pool operator registered with the Commodity Futures Trading Commission, organizes and operates commodity pools that engage primarily in the speculative trading of futures, forwards and option contracts and receives substantially all of its revenue from the management thereof.

                  The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the Parent), which, in turn, is owned jointly by Kenmar Investment Associates (KIA) and Kenmar Investment Partners
                  (KIP). Two of the Company's officers are each directly and indirectly the sole and equal owners of KIA and KIP.


                  The accompanying statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Company's management. Actual results could differ from those estimates.

         B.       Cash and Cash Equivalents

                  Cash and cash equivalents include all cash and money market account balances. The Company maintains its cash and cash equivalents with primarily one financial institution. In the event of a financial institution's insolvency, the Company's recovery of cash and cash equivalent balances on deposit may be limited to account insurance or other protection afforded such deposits.

         C.       Investments in Affiliated Commodity Pools

                  The Company's investments in affiliated commodity pools, of which the Company is General Partner or Managing Owner, are carried at its proportionate share of the underlying market value of the net assets of the commodity pools.

         D.       Revenue Recognition


                  Incentive, management, administrative and other fees are recognized in accordance with the terms of the respective agreements. Commissions are recognized on the futures trade date, as a result of an affiliated commodity pool conducting transactions with brokers.


         E.       Property and Equipment


                  Depreciation of furniture, fixtures and office equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Depreciation of software is computed using the straight-line method over the estimated useful life of the software, which is 3 years. Amortization of leased assets and leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)

                               September 30, 2003


                             ----------------------

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         F.       Income Taxes

                  The Company is part of the Parent's consolidated group for U.S. and state income tax purposes. Income tax returns are prepared on the accrual basis of accounting on a fiscal year ended September 30. The Company uses an asset and liability approach in accounting for income taxes. The Company is allocated income tax in an amount equal to its separate tax liability, computed as if it were filing individually.

Note 2.  INVESTMENTS IN AFFILIATED COMMODITY POOLS


         The Company has General Partner interests in limited partnerships and is the Managing Owner of a trust, collectively referred to as affiliated commodity pools.

         Summarized activity, as of and for the year ended September 30, 2003, related to these General Partner or Managing Owner interests, is as follows:

                                                                                Net
                                                             Value at          Additions      Income          Value at
                                                        September 30, 2002   (Redemptions)    (Loss)     September 30, 2002
                                                        ------------------   -------------    ------     ------------------
           Kenmar Venture Partners Limited Partnership      $   6,000           (6,048)      $      48        $       0
           The Fulcrum Fund Limited Partnership               194,585                0         (70,007)         124,578
           Kenmar Global Trust                                229,051           10,000         (12,454)         226,597
                                                            ---------        ---------       ----------       ---------

                                                            $ 429,636        $   3,952       $ (82,413)       $ 351,175
                                                            =========        =========       ==========       =========

         As General Partner or Managing Owner of these commodity pools, the Company conducts and manages the respective businesses of such commodity pools. The Limited Partnership Agreement of The Fulcrum Fund Limited Partnership (Fulcrum) requires the Company to maintain a capital account of no less than the lesser of 1% of the aggregate capital accounts of all partners or $500,000. The Trust Agreement of Kenmar Global Trust (KGT) requires the Company, as Managing Owner, to maintain a capital account equal to 1% of the total capital accounts of KGT. As of September 30, 2003, the minimum aggregate investment required under the terms of the agreements with these commodity pools was approximately $290,000. The Company, as Managing Owner of KGT, has also agreed to maintain a net worth of not less than $1,000,000. As of September 30, 2003, the Company was in compliance with all of the aforementioned capital account and net worth requirements.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               September 30, 2003

                             ----------------------

Note 2.  INVESTMENTS IN AFFILIATED COMMODITY POOLS (CONTINUED)

         For managing the business of the commodity pools, the Company earns fees and commissions in accordance with the terms of the respective limited partnership or trust agreements. The Company in turn pays management and incentive fees to the trading advisors. At September 30, 2003, the Company is owed fees of $187,072 from these commodity pools. As General Partner or Managing Owner, the Company has a fiduciary responsibility to the commodity pools, and potential liability beyond the amounts recognized as an asset in the statement of financial condition.


         Summarized financial information for Fulcrum and KGT, the Company's two commodity pool investments, as of and for the year ended September 30, 2003, are as follows:



                                                       Fulcrum                   KGT
                                                       -------                   ---
                  Assets                             $ 7,293,702             $22,551,686
                  Liabilities                            245,591                 318,482
                                                     -----------             -----------
                         Net asset value             $ 7,048,111             $22,233,204
                                                     ===========             ===========

         Effective January 1, 2004, the Company sold its General Partner interest in Fulcrum to another commodity pool operator. The Company or an affiliate will receive a portion of any commissions and management or incentive fees earned by the new general partner with respect to the retained assets attributable to the Limited Partners of Fulcrum as of December 31, 2003. The Company fully redeemed its General Partner interest in Fulcrum, re-investing $25,000 as a Limited Partner, as of December 31, 2003.


Note 3.  PROPERTY AND EQUIPMENT


         At September 30, 2003, the Company's property and equipment consists of:


                  Furniture, fixtures and office equipment         $ 1,023,296
                  Software                                              33,780
                  Leasehold improvements                                10,542
                  Leased assets                                        132,227
                                                                   -----------
                                                                     1,199,845
                  Less:   Accumulated depreciation and
                          amortization                              (1,014,776)
                                                                   -----------
                                                                   $   185,069
                                                                   ===========

         At September 30, 2003, accumulated amortization of the leased assets amounted to $59,356.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               September 30, 2003

                             ----------------------

Note 4.  NOTE PAYABLE AND LINE OF CREDIT AGREEMENT

         The Company entered into a line of credit agreement with a financial institution in July 2003 under which a series of secured notes may be executed to fund specified selling commissions incurred by the Company as Managing Owner of KGT. The aggregate borrowings may not exceed the lesser of the value of the assets used as security (see below) or $1,500,000. Each note executed under the agreement is payable on demand and matures and becomes payable no later than fourteen months after the date the note is executed. Interest is payable monthly at a floating rate, which is based upon the higher of : a) the Federal Funds Rate plus 0.5%, or b) the financial institution's Prime Rate. The average interest rate is approximately 4.00% as of September 30, 2003, for all notes outstanding.

         Amounts outstanding under the agreement are secured by the Company's investment in KGT and any amounts due to the Company from KGT. The agreement also contains certain covenants which, if not met, could subject amounts outstanding under the agreement to accelerated repayment.

         At September 30, 2003, notes totaling $195,240 are outstanding under this line of credit agreement.

Note 5.  OBLIGATIONS UNDER LEASES

         The Company leases office equipment under noncancelable capital leases which expire at various dates through 2006. The future minimum lease payments required by these capital leases are as follows:

                   Year Ending September 30
                   ------------------------
                           2004                                       $  94,504
                           2005                                          26,586
                           2006                                          12,208
                                                                      ---------
         Total minimum lease payments                                   133,298
         Less:  Amounts representing interest and execution costs       (12,663)
                                                                      ---------
         Present value of net minimum
             lease payments                                           $ 120,635
                                                                      =========


         The Company leases office facilities in Greenwich, Connecticut. The lease commenced in January 1996, for an initial term of nine years with one five year option to renew. The future minimum lease payments under this noncancelable operating lease are as follows:


                       Year Ending September 30
                       -------------------------
                               2004                                   $676,795
                               2005                                     56,399
                                                                      --------
                                                                      $733,194

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)


                               September 30, 2003

                             ----------------------

Note 5.  OBLIGATIONS UNDER LEASES (CONTINUED)

         The Company leases office equipment under operating leases which expire at various dates through 2007. The future minimum lease payments required by these operating leases are as follows:

                       Year Ending September 30
                       ------------------------
                               2004                                 $  10,485
                               2005                                     7,740
                               2006                                     7,740
                               2007                                     6,450
                                                                    ---------
                                                                    $  32,415

Note 6.  INCOME TAXES


         The Company is included in the consolidated U.S. and state income tax returns filed by the Parent. Deferred income taxes are provided for all significant temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes. These temporary differences result principally from differences in the timing of recognition of income from affiliated commodity pools, and from differences in the depreciation methods and useful lives of property and equipment.


         Current and deferred tax assets or liabilities are recorded as income taxes receivable from, or payable to, the Parent. As of September 30, 2003, the deferred tax assets were completely offset by valuation allowances.

Note 7.  RELATED PARTY TRANSACTIONS

         The Company has extensive transactions and relationships with members of a group of affiliated companies that result in advances to and from such affiliates. The Company provides administrative, accounting, research, marketing and other services to its affiliates and also pays certain expenses on behalf of the group. The Company, in turn, charges the appropriate portion of such expenses, at cost, to its affiliates. Due to the large percentage of expenses incurred on behalf of affiliated companies, the Company is heavily dependent on the financial condition of its affiliates and their ability to continue to generate sufficient revenue in order to reimburse the Company for the expenses incurred on behalf of the group. The Company plans to continue to meet its working capital requirements through the availability of selected assets of the Company and its affiliates, and by budgeting expenses and limiting distributions of capital. In addition, the Company's management is actively engaged in discussions with a number of prospective clients, primarily financial institutions, and plans to increase the level of assets under management by the Company and its affiliates.

         Kenmar Securities Inc. (KSEC), another subsidiary of the Parent, offers and sells securities of the commodity pools operated by affiliated companies. A large portion of KSEC's income is earned from the Company.

         In August 2001, KIP, an affiliate of the Company, entered into a Demand Grid Note loan agreement with a financial institution, established as a demand line of credit, not to exceed $3,000,000. This line of credit was established in order to assist the Company with its working capital requirements, which was achieved by KIP transferring a substantial portion of the loan proceeds to the Company. The Demand Grid Note was secured by specific assets of two of the Company's affiliates. A portion of the assets securing the loan were subsequently sold and the loan was completely repaid in April 2003.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               September 30, 2003

                             ----------------------

Note 7.  RELATED PARTY TRANSACTIONS (CONTINUED)

         In December 2001, KIP provided further working capital to the Company by transferring a substantial portion of the proceeds of a $1 million unsecured subordinated promissory note payable to a Trust (the Trust), the trustee of which is a family member of one of the indirect owners of the Company. In December 2002, the unsecured subordinated promissory note payable was increased from $1 million to $1.4 million. In March 2003, KIP provided further working capital to the Company by transferring a substantial portion of the proceeds of a $325,000 unsecured subordinated promissory note payable to a Partnership (the Partnership), the General Partner of which is one of the indirect owners of the Company.

         Effective September 30, 2003, the Company issued 118 shares of common stock to its Parent in exchange for the Parent assuming balances due to affiliates totaling $1,884,510. The balances assumed by the Parent comprised of $1,725,000 due to KIP (noted above) and $159,510 due to an indirect owner of the Company.

         Effective November 10, 2003, the Company issued 30 shares of common stock to its Parent in exchange for an investment of $475,000.

         The following amounts are due (to) from affiliates at September 30, 2003:

                  Members of the Parent group, net                 $   985,005
                  Kenmar Management Ltd.                             2,255,978
                  Kenmar Global Strategies, Inc.                        77,294
                  Kenmar International Ltd.                             51,000
                  Other                                                (35,442)
                                                                   -----------

                                                                   $ 3,333,835
                                                                   ===========


         No specific terms apply to the liquidation of amounts due (to) from affiliates; however, such amounts are settled periodically. The Company has reflected its right of offset in reporting net intercompany balances in the statement of financial condition.

Note 8.  TRADING ACTIVITIES AND RELATED RISKS


         The commodity pools for which the Company is either the General Partner or Managing Owner engage primarily in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives") in U.S. and foreign markets. The commodity pools, and therefore, the Company, as General Partner or Managing Owner, are exposed to both market risk (the risk arising from changes in the market value of the contracts) and credit risk (the risk of failure by another party to perform according to the terms of a contract). Theoretically, the commodity pools are exposed to market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. Additionally, written options expose the commodity pools to potentially unlimited liability and purchased options expose the commodity pools to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance.


         The commodity pools have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with their trading and cash management activities. In the event of a financial institution's insolvency, recovery of partnership or trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

                               September 30, 2003


                             ----------------------


Note 8.  TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

         The Company, as General Partner or Managing Owner, has established procedures to actively monitor market risk and to minimize credit risk of its affiliated commodity pools, although there can be no assurance that it will, in fact, succeed in doing so.

                              KENMAR ADVISORY CORP.
                        STATEMENT OF FINANCIAL CONDITION

                                December 31, 2003

                                   (Unaudited)

                             ----------------------


ASSETS
    Cash and cash equivalents                                       $     4,233
    Fees and other receivables                                          410,764
    Due from affiliates, net                                          3,779,229
    Investments in affiliated commodity pools                           382,247
    Redemption receivable from affiliated commodity pool                 44,036
    Property and equipment, net                                         154,075
    Other assets                                                          6,978
                                                                    -----------
         Total assets                                               $ 4,781,562
                                                                    ===========

LIABILITIES
    Commissions and fees payable                                    $   434,705
    Accrued expenses                                                    228,282
    Notes payable                                                       256,550
    Obligations under capital leases                                    115,276
                                                                    -----------

           Total liabilities                                          1,034,813
                                                                    ===========



STOCKHOLDER'S EQUITY
    Common stock, $1 par value:
       Authorized - 1,000 shares; issued
          and outstanding - 248 shares                                      248
    Additional paid-in capital                                        3,838,946
    Retained earnings (deficit)                                         (92,445)
                                                                    ------------

             Total stockholder's equity                               3,746,749
                                                                    -----------

             Total liabilities and stockholder's equity             $ 4,781,562
                                                                    ===========



           THE INVESTOR WILL NOT RECEIVE AN INTEREST IN THIS COMPANY.




                             See accompanying notes.

                              KENMAR ADVISORY CORP.
                    NOTES TO STATEMENT OF FINANCIAL CONDITION
                                   (Unaudited)

                             ----------------------



The interim statement of financial condition as of December 31, 2003, is unaudited and does not include all disclosures required by accounting principles generally accepted in the United States of America. Such interim statement of financial condition should be read in conjunction with the Company's audited statement of financial condition as of September 30, 2003, included on the preceding pages. In the opinion of management, such financial statement reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of December 31, 2003.

                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                               KENMAR GLOBAL TRUST

                          UNITS OF BENEFICIAL INTEREST






                            ------------------------


 THIS IS A SPECULATIVE AND LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS.
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


           SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 10 IN PART ONE.





                  THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                     DOCUMENT AND A STATEMENT OF ADDITIONAL
                       INFORMATION. THESE PARTS ARE BOUND
                           TOGETHER, AND BOTH CONTAIN
                              IMPORTANT INFORMATION






                            ------------------------














                              KENMAR ADVISORY CORP.
                                 MANAGING OWNER

                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                                TABLE OF CONTENTS


SUPPLEMENTAL PERFORMANCE INFORMATION OF THE FUND ............89
THE FUTURES AND FORWARD MARKETS..............................90
     FUTURES AND FORWARD CONTRACTS...........................90
     HEDGERS AND SPECULATORS.................................90
     COMMODITY EXCHANGES.....................................90
     SPECULATIVE POSITION AND DAILY PRICE
         FLUCTUATION LIMITS..................................90
     MARGINS.................................................91

INVESTMENT FACTORS ..........................................92

THE ADVISORS.................................................98

EXHIBIT A--FOURTH AMENDED AND RESTATED
   DECLARATION OF TRUST AND
   TRUST AGREEMENT.........................................TA-1
   ANNEX--REQUEST FOR REDEMPTION

EXHIBIT B--SUBSCRIPTION REQUIREMENTS........................SR-1

EXHIBIT C--SUBSCRIPTION INSTRUCTIONS,
   SUBSCRIPTION AGREEMENT AND
   POWER OF ATTORNEY.......................................SA-1

                SUPPLEMENTAL PERFORMANCE INFORMATION OF THE FUND

         The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since inception other than simply by presenting its performance record. CFTC rules require the Fund to present its performance record  for the last  five full  calendar  years and  year-to-date.  The  Fund's performance record prior to January 1, 1999 should be considered as "supplemental information." PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of February 29, 2004.

SUMMARY PERFORMANCE INFORMATION

                  TYPE OF FUND: multi-advisor; publicly-offered
                         INCEPTION OF TRADING: May 1997
                      AGGREGATE SUBSCRIPTIONS: $53,209,960
                       CURRENT CAPITALIZATION: $25,901,523
                    CURRENT NET ASSET VALUE PER UNIT: $115.52
            LARGEST MONTHLY DRAWDOWN SINCE INCEPTION: (8.96)% (10/99)
     LARGEST PEAK-TO-VALLEY DRAWDOWN SINCE INCEPTION: (24.66)% (10/98-2/02)


MONTHLY/ANNUAL PERFORMANCE INFORMATION SINCE INCEPTION

============== ============= ============== ============= =========== ============ =============== ============== ===============
MONTH             2004(%)          2003 (%)     2002 (%)     2001(%)     2000(%)         1999(%)         1998(%)         1997(%)
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
January             0.03            2.47          (4.05)       (1.38)       0.56           (4.46)           3.29            --
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
February            4.02            3.94          (3.67)       (0.26)      (0.16)           4.59            0.38            --
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
March                              (4.23)          2.22         2.94       (3.01)          (8.46)           0.30            --
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
April                              (0.36)         (1.70)       (2.41)      (1.12)           5.24           (6.18)           --
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
May                                 5.43           1.21        (0.18)       3.43           (7.53)           1.20          (0.30)
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
June                               (4.03)          7.35        (0.24)      (1.73)           3.95            2.22          (2.30)
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
July                               (3.02)          6.95         0.81       (1.65)          (3.34)          (0.88)          7.11
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
August                              0.19           3.55        (0.20)      (2.45)           1.68           13.22          (4.79)
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
September                          (4.13)          4.05         3.60       (2.67)           2.98            4.40           0.52
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
October                             3.35          (4.69)        3.13       (2.00)          (8.96)          (2.09)         (2.18)
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
November                            0.02          (2.17)       (5.44)       4.17            4.15           (4.96)         (0.74)
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
December                         1.23              5.88        (0.56)       4.41           (0.93)           2.76           3.25
-------------- ------------- -------------- ------------- ----------- ------------ --------------- -------------- ---------------
Compound Rate       4.05         0.23             14.81        (0.54)      (2.58)         (12.03)          13.08           0.10
of Return         (2 mos.)                                                                                                (8 mos.)
============== ============= ============== ============= =========== ============ =============== ============== ===============

        PLEASE REFER TO THE NOTES TO PERFORMANCE INFORMATION ON PAGE 52.

                         THE FUTURES AND FORWARD MARKETS

FUTURES AND FORWARD CONTRACTS

         Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time, place and price. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery. Certain futures contracts call for cash settlement rather than settlement by delivery, and the Fund will, in any event, offset virtually all of its futures contracts prior to any actual delivery occurring.

         Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "spot" or "forward" contracts. Spot contracts settle two days after the trade date; forward contracts have more delayed settlements. Spot and forward contracts are commonly referred to collectively as "cash" contracts. In trading cash currency contracts for the Fund, banks or dealers act as principals and include their anticipated profit and costs in the prices they quote; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in cash trading.

HEDGERS AND SPECULATORS

         The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators, such as the Fund, rarely take or make delivery of the physical commodity but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. The Fund does not anticipate taking or making delivery of any physical commodities.

COMMODITY EXCHANGES

         Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers. If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his trading, despite the clearinghouse fully discharging all of its obligations.

         The Advisors retained by the Fund trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Accordingly, the protections afforded by such regulation are not available to the Fund to the extent that it trades on such exchanges. In contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the there is no clearinghouse to become substituted for any party. Many foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit individual traders to hold.

         To the extent that the Fund engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars, as well as the possibility that exchange controls could be imposed in the future.



SPECULATIVE POSITION AND DAILY PRICE FLUCTUATION LIMITS

         The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on futures contracts in particular commodities. The principal purpose of speculative position limits is to prevent a "corner" on the market or undue influence on prices by any single trader or group of traders. A number of financial markets have replaced "position limits" with "position accountability," and the cash currency markets are not subject to such limits. However, speculative position limits continue to be applicable in a number of important markets. These limits may restrict an Advisor's ability to acquire potentially profitable positions which such Advisor otherwise would acquire on behalf of the Fund.

         Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations establish what are commonly referred to as "daily limits." Daily limits restrict the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity. Daily limits are generally not applicable to currency futures or to forward contracts.

MARGINS

         Margins represent a security deposit to assure futures traders' performance under their open positions. When a position is established, "margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his position closed out.

                  [Remainder of page left blank intentionally.]

      INVESTMENT FACTORS


      INVESTMENT FACTORS

      Managed Futures is a sector of the futures industry made up of professionals, or commodity trading advisors ("CTAs"), who on behalf of their clients manage portfolios made up of futures and forward contracts and related instruments traded around the world. Utilizing extensive resources, markets can be accessed and monitored around the world, 24 hours a day.


      For over 20 years institutions and individuals have made Managed Futures part of their well-diversified portfolios. In that time period, the industry has grown to approximately $86 billion in assets under management.*

      As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally. Since 1974 the U.S. futures markets have grown from consisting primarily of agricultural contracts to include financial contracts, providing greater diversification and flexibility. The pie charts below demonstrate this growth of diversity within the futures industry. In 1974 the agricultural sector dominated the trading volume of the industry. By 2003 the agricultural sector represented only 4% of trading while interest rate, currencies and stock indices contracts represented 91%. These interest rate contracts include contracts on U.S. debt instruments, European debt instruments, and bonds in Asia and Australia.



                      DRAMATIC CHANGES IN FUTURES INDUSTRY

                                    1974(1)

            [Data below represents pie chart in the printed piece.]

Agriculturals               82%
Currencies                   2%
Metals                      14%
Lumber & Energy              2%


                                    2003(2)

            [Data below represents pie chart in the printed piece.]

Agriculturals                4%
Interest Rates              29%
Currencies                   1%
Metals                       2%
Stock Indices               61%
Energies                     3%


SOURCE:  Futures Industry Association, Washington, D.C.

* Managed Futures encompass over 50 markets worldwide, and as a result investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.

--------------

(1) Represented by the percentage of the number of contracts traded per year.


(2) Based on average volume of contracts as of December 2003.

                   VALUE OF DIVERSIFYING INTO MANAGED FUTURES


      Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Fund, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns--enhancing the risk/reward profile and overall "efficiency" of a portfolio. NON-CORRELATION IS NOT NEGATIVE CORRELATION. THE PERFORMANCE OF THE FUND IS ANTICIPATED TO BE GENERALLY UNRELATED, BUT MAY FREQUENTLY BE SIMILAR, TO THE PERFORMANCE OF THE GENERAL EQUITY MARKETS.


      The following discussion and charts, which include the CISDM Fund/Pool Qualified Universe Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Fund. The CISDM Fund/Pool Qualified Universe Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CISDM Fund/Pool Qualified Universe Index is not the same as an investment in the Fund, and the Fund may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.


      The black area of the chart below shows the benefit of adding 10% CISDM (Managed Futures) to a hypothetical portfolio made up of 60% S&P 500 (US Stocks) and 40% Lehman Gov't (US Bonds), assuming an initial investment of $1,000. The combined portfolio showed improved returns over the last twenty-two years and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.



DIVERSIFYING INTO MANAGED FUTURES
JANUARY 1980-DECEMBER 2003

              [Data below represents line chart in printed piece.]

                                      Compounded        Monthly
                                        Annual         Standard      Maximum
                                        Return         Deviation     Drawdown


60% S&P 500 (US Stocks)/40%              12.23%          2.88%         -21.51%
Lehman Gov't (US Bonds)

60% S&P 500 (US Stocks)/30%$             12.48%          2.86%         -20.49%
Lehman Gov't (US Bonds)/10%
CISDM (Managed Futures)


                                   $16,806.42
                  60% S&P 500 (US STOCKS)/30% LEHMAN GOV'T (US
                       BONDS)/10% CISDM (MANAGED FUTURES)

                                   $15,928.43
                    60% S&P 500 (US STOCKS)/40% LEHMAN GOV'T
                                   (US BONDS)



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the CISDM Fund/Pool Qualified Universe Index, in combination with stocks and bonds. Portfolios rebalanced annually. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.


The CISDM Fund/Pool Qualified Universe Index is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds (CISDM, Amherst, MA). The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.

      A Managed Futures fund provides these benefits to an investor's overall portfolio:

o        PROFIT POTENTIAL IN ANY MARKET ENVIRONMENT

o        ACCESS TO GLOBAL FINANCIAL AND NON-FINANCIAL FUTURES MARKETS

o        POTENTIAL FOR BOTH REDUCED VOLATILITY AND/OR ENHANCED RETURNS

      Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns.

      This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor's entire portfolio.

      Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into international stocks and bonds may not obtain enough non-correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: "What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?"

      Historically, managed futures investments have had very little correlation to the stock and bond markets. Kenmar believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.


VALUE OF INITIAL $10,000 PORTFOLIO WITH A 10% ALLOCATION TO THE CISDM FUND/POOL
           QUALIFIED UNIVERSE INDEX VS. A STOCKS AND BONDS PORTFOLIO:
                          JANUARY 1980 - DECEMBER 2003


                      Growth of Initial $10,000 Investment

              [Data below represents bar chart in printed piece.]

                                       60% S&P 500 (US STOCKS)/
    60% S&P 500 (US STOCKS)/         30% LEHMAN GOV'T (US BONDS)/
   40% LEHMAN GOV'T (US BONDS)       10% CISDM (MANAGED FUTURES)

            $159,284                         $168,064


            Risk as Measured by Standard Deviation of Annual Returns

              [Data below represents bar chart in printed piece.]

                                       60% S&P 500 (US STOCKS)/
    60% S&P 500 (US STOCKS)/         30% LEHMAN GOV'T (US BONDS)/
   40% LEHMAN GOV'T (US BONDS)       10% CISDM (MANAGED FUTURES)

            9.97%                              9.92%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the CISDM Fund/Pool Qualified Universe Index, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.


The CISDM Fund/Pool Qualified Universe Index is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds (CISDM, Amherst, MA). The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.

CORRELATION OF MANAGED FUTURES

JANUARY 1980 - DECEMBER 2003

                                   CISDM*             S&P 500*          MSCI EAFE*        LEHMAN GOV'T*
                                  (MANAGED          (US STOCKS)       (INT'L STOCKS)       (US BONDS)
                                  FUTURES)
            CISDM                   1.00
      (MANAGED FUTURES)
           S&P 500                  0.02                1.00
         (US STOCKS)
          MSCI EAFE                -0.03                0.57               1.00
        (INT'L STOCKS)
         LEHMAN GOV'T               0.09                0.18               0.14               1.00
          (US BONDS)


Non-correlation is not negative correlation. The performance of a Managed Futures investment such as the Fund can be anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity and debt markets. * SEE "NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS" AT THE END OF THIS SECTION.

      Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies the variables move in the same direction.

      Non-correlated performance is not negatively correlated performance. Kenmar has no expectation that the performance of the Fund will be inversely related to that of the general debt and equity markets, I.E., likely to be profitable when the latter are unprofitable or VICE VERSA. Non-correlation means only that the performance of the Fund has, in Kenmar's judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Kenmar's belief that certain factors which affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

      In his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns.

      Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures ". . . show[s] substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."(1)

      This diversification effect of Managed Futures is also demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, Managed Futures has the ability to provide portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to those of stocks and bonds.

      ALTHOUGH ADDING A MANAGED FUTURES INVESTMENT SUCH AS THE FUND MAY PROVIDE DIVERSIFICATION TO A PORTFOLIO, THE FUND IS NOT A HEDGING MECHANISM; THERE IS NO GUARANTEE THE FUND WILL APPRECIATE DURING PERIODS OF STOCK MARKET DECLINES. IN ADDITION, THE PERFORMANCE OF A MANAGED FUTURES INVESTMENT SUCH AS THE FUND CAN BE ANTICIPATED TO BE GENERALLY UNRELATED, BUT MAY FREQUENTLY BE SIMILAR TO THE PERFORMANCE OF GENERAL EQUITY MARKETS.

(1) Litner, John, "The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds." Annual Conference of Financial Analysts Federation, May 1983.


MARKET COMPARISONS

FOUR LARGEST S&P 500 DECLINES SINCE 1980
AND CORRESPONDING MANAGED FUTURES PERFORMANCE


              [Data below represents bar chart in printed piece.]


                 Dec 1980 to Jul 1982     Sep 1987 to Nov 1987   Jul 1998 to Aug 1998   Sep 2000 to Sep 2002
                 --------------------     --------------------   --------------------   --------------------
S&P 500               -16.5%                    -29.6%                 -15.4%                 -44.7%
(U.S. Stocks)
CISDM                  33.8%                      7.8%                   4.3%                  37.9%
(Managed Futures)



FOUR LARGEST MANAGED FUTURES DECLINES SINCE 1980
AND CORRESPONDING S&P 500 PERFORMANCE


              [Data below represents bar chart in printed piece.]


                 Feb 1983 to Nov 1984     Apr 1986 to Dec 1986   Aug 1989 to Oct 1989   Jan 1992 to May 1992
                 --------------------     --------------------   --------------------   --------------------
S&P 500                22.4%                      4.0%                  -0.8%                   0.8%
(U.S. Stocks)
CISDM                 -18.9%                    -28.1%                 -10.3%                 -11.8%
(Managed Futures)

      COMPARATIVE PERFORMANCE AND CORRELATION CHARTS: The table below demonstrates the differences in performance of stocks, bonds and Managed Futures during each year from January 1980 through December 2003. The chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.

                        CISDM           S&P 500       MSCI EAFE     LEHMAN GOV'T
           YEAR   (MANAGED FUTURES)   (US STOCKS)   (INT'L STOCKS)   (US BONDS)
           ----   ----------------    ----------    -------------    ---------
           1980           46.4%           32.5%           24.4%          6.4%
           1981          19.6             -4.9            -1.0          10.5
           1982          23.1             21.5            -0.9          26.1
           1983          -7.6             22.6            24.6           8.6
           1984           4.2              6.3             7.9          14.4
           1985          21.8             31.7            56.7          18.1
           1986         -11.5             18.7            69.9          13.1
           1987          46.9              5.3            24.9           3.7
           1988           8.4             16.6            28.6           6.7
           1989          10.1             31.7            10.8          12.8
           1990          19.5             -3.1           -23.2           9.2
           1991          10.7             30.5            12.5          14.6
           1992           1.0              7.6           -11.8           7.2
           1993          15.1             10.1            32.9           8.8
           1994          -2.2              1.3             8.1          -1.9
           1995           9.7             37.6            11.6          15.3
           1996          11.9             23.0             6.4           4.1
           1997           9.5             33.4             2.1           7.9
           1998           6.8             28.6            20.3           8.4
           1999           1.5             21.0            27.3           0.4
           2000           9.4             -9.1           -14.0          10.1
           2001           7.5            -11.9           -21.2           9.0
           2002          12.0            -22.1           -15.7           9.8
           2003          12.2             28.7           39.2           4.3


                     * See "Notes To  Comparative  Performance  And  Correlation
               Charts" at the end of this section.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


        WORST PEAK-TO-VALLEY LOSS FROM JANUARY 1980 THROUGH DECEMBER 2003


              [Data below represents bar chart in printed piece.]

      CISDM            S&P 500         MSCI EAFE       LEHMAN GOV'T
(MANAGED FUTURES)    (US STOCKS)    (INT'L STOCKS)      (US BONDS)

     -28.13%           -44.73%          -47.46%           -5.51%
  Mar 86-Dec 86     Aug 00-Sep 02    Dec 99-Sep 02     Dec 79-Feb 80

NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS

S&P 500* (U.S.  STOCKS) - The S&P 500 Index is a  market-capitalization-weighted
index  of  500  publicly-traded  stocks,  with  dividends  reinvested.   Source:
Economagic website.


MSCI EAFE* (INTERNATIONAL STOCKS) - The MSCI EAFE index is an unmanaged index generally considered representative of the international stock market. It is based on companies representing stock markets of Europe, Australia, New Zealand and the Far East. Market values are converted into U.S. Dollars at current exchange rates. Source: Morgan Stanley Capital International website.

LEHMAN GOV'T* (U.S. BONDS) -The Lehman Intermediate Government/Credit Bond Index is a subgroup of the Lehman Government/Corporate Bond Index and includes securities in the Government and Corporate Indices. Source: Lehman Brothers website.

CISDM* (MANAGED FUTURES) - The CISDM Fund/Pool Qualified Universe Index is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds. Source:
CISDM 2004.


STANDARD DEVIATION - Standard Deviation measures the dispersal or uncertainty in investment returns. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

MAXIMUM DRAWDOWN - Maximum Drawdown is any losing period during an investment record. The maximum drawdown is the largest percentage drawdown that has occurred in any investment data record.

* These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

INVESTORS SHOULD BE AWARE THAT STOCKS, BONDS AND MANAGED FUTURES ARE VERY DIFFERENT TYPES OF INVESTMENTS, EACH INVOLVING DIFFERENT INVESTMENT CONSIDERATIONS AND RISKS, INCLUDING BUT NOT LIMITED TO LIQUIDITY, SAFETY, GUARANTEES, INSURANCE, FLUCTUATION OF PRINCIPAL AND/OR RETURN, TAX FEATURES, LEVERAGE AND VOLATILITY.

FOR EXAMPLE, TRADING IN FUTURES, FORWARDS AND OPTIONS MAY INVOLVE A GREATER DEGREE OF RISK THAN INVESTING IN STOCKS AND BONDS DUE TO, AMONG OTHER THINGS, A GREATER DEGREE OF LEVERAGE AND VOLATILITY. ALSO, U.S. GOVERNMENT BONDS ARE GUARANTEED BY THE U.S. GOVERNMENT AND, IF HELD TO MATURITY, OFFER BOTH A FIXED RATE OF INTEREST AND RETURN OF PRINCIPAL.


              ADDITIONAL ADVANTAGES OF MANAGED FUTURES INVESTMENTS


      100% INTEREST CREDIT. Unlike some "alternative investment" funds, the Fund will not be required to borrow money in order to obtain the leverage used in its trading strategy. Accordingly, the Fund does not anticipate that it will incur any interest expense. The Fund's margin deposits will be maintained in cash equivalents, such as U.S. Treasury bills. Interest is earned on 100% of the Fund's available assets (which include unrealized profits credited to the Fund's accounts).


      LIQUIDITY. In most cases the underlying markets have liquidity. Some markets trade 24 hours on business days. There can be exceptional cases where there may be no buyer or seller for a particular market. However, one of the selection criteria for a market to be included in the Fund is good liquidity, and historically "lock limit" situations have not been common. Investors may redeem all or a portion of their Units on a monthly basis --beginning with the end of the first month following purchase of such Units -- subject to a declining redemption fee during the first twelve months of ownership. Units purchased prior to March 1, 2004 may only be redeemed on or after the end of the sixth month after sale and are subject to a declining redemption fee during the first eighteen months of ownership.


      CONVENIENCE. The Fund provides a convenient means to participate in global markets and opportunities without the time required to master complex trading strategies and monitor multiple international markets.

      LIMITED LIABILITY. The liability of investors in the Fund is limited to the amount of their investment in the Fund. Unitholders will never be required to contribute additional capital to the Fund.

      PROFIT POTENTIAL IN ANY MARKET ENVIRONMENT. With stocks and bonds, investors typically buy securities that they believe will increase in value, and they may have no strategy when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that a market will go down. As a result, declining markets represent opportunities for Managed Futures.

      ACCESS TO GLOBAL FINANCIAL AND NON-FINANCIAL MARKETS. Finally, over the years the futures markets have expanded globally to include investments in stock indices and bonds, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe.


         SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT


       Many of the Advisors are only available to manage individual accounts of substantial size ranging from $500,000 to $5,000,000. Investors in the Fund are able to gain access to each of these Advisors, and to the diversification benefits of placing assets with all of them, for a minimum investment of $5,000 (or $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts). Existing Unitholders making additional investments may do so in minimums of $2,000.

THE ADVISORS

GENERAL

         THE FOLLOWING DESCRIPTION OF THE CORE ADVISORS AND THEIR TRADING METHODS AND STRATEGIES IS GENERAL AND IS NOT INTENDED TO BE EXHAUSTIVE. TRADING METHODS ARE PROPRIETARY AND COMPLEX, SO ONLY THE MOST GENERAL DESCRIPTIONS ARE POSSIBLE. FURTHERMORE, CERTAIN CORE ADVISORS MAY HAVE CHOSEN TO REFER TO SPECIFIC ASPECTS OF THEIR TRADING SYSTEMS, METHODS AND STRATEGIES, WHICH ASPECTS MAY ALSO BE APPLICABLE TO OTHER ADVISORS WHICH DID NOT CHOOSE TO MAKE EXPLICIT REFERENCE TO THESE ASPECTS OF THEIR OWN STRATEGIES. AS A RESULT, CONTRASTS IN THE DESCRIPTIONS SET FORTH HEREIN MAY NOT, IN FACT, INDICATE A SUBSTANTIVE DIFFERENCE BETWEEN THE TRADING METHODS AND STRATEGIES INVOLVED. WHILE KENMAR
BELIEVES THAT THE DESCRIPTION OF THE CORE ADVISORS' METHODS AND STRATEGIES INCLUDED HEREIN MAY BE OF INTEREST TO PROSPECTIVE INVESTORS, SUCH PERSONS MUST BE AWARE OF THE INHERENT LIMITATIONS OF SUCH DESCRIPTION.

         This section contains brief biographical outlines and performance summaries of the Fund's core Advisors. The success of the Fund is dependent upon the success of the Advisors retained by or on behalf of the Fund from time to time to trade for its account. In terms of attempting to reach an investment decision regarding the Units, however, it is difficult to know how to assess Advisor descriptions and performance summaries, as trading methods are proprietary and confidential and past performance is not necessarily indicative of future results. Furthermore, the performance summaries provide only a brief overview of the core Advisors' performance histories and have not been audited.


         CERTAIN ADVISORS TRADE "NOTIONAL" EQUITY FOR CLIENTS -- I.E., TRADING SUCH CLIENTS' ACCOUNTS AS IF MORE EQUITY WERE COMMITTED TO SUCH ACCOUNTS THAN IS, IN FACT, THE CASE. THE FUND'S ACCOUNTS MAY, AT KENMAR'S DISCRETION, PERMIT THE ADVISORS TO TRADE THE ACCOUNTS ON A BASIS WHICH INCLUDES NOTIONAL EQUITY.


         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN THAT SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

         THE ADVISORS' PERFORMANCE SUMMARIES APPEARING IN THIS PROSPECTUS HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN SUCH PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

         TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

FUTURES TRADING METHODS IN GENERAL

SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

         Futures traders may generally be classified as either systematic or discretionary.

         A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trader's performance, his primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

         Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends that their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than are discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

TECHNICAL AND FUNDAMENTAL ANALYSIS

         In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

         Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

         Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

TREND-FOLLOWING

         "Trend-following" traders gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trader is likely to incur substantial losses.

RISK CONTROL TECHNIQUES

         As will be apparent from the following descriptions of the respective Advisors' trading approaches, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

         Traders often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize in reading the descriptions of the Advisors' various risk control techniques that none is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, irrespective of how small the initial "probing" positions taken by an Advisor are, unless it trades profitably, innumerable small losses incurred in the course of such "probing" can quickly accumulate into a major drawdown. The Advisors' risk management principles should, accordingly, be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

         Not only are trading methods typically "black boxes," but they often are also continually evolving. Prospective investors and Unitholders will generally not be informed of a change in an Advisor's trading approach, unless Kenmar is informed of such change and considers such change to be material.

         In addition to the continually changing character of trading methods, the commodity markets themselves are continually changing. Each Advisor may, in its sole discretion, elect to trade any available futures or forward contract, option or related instrument -- both on United States markets and abroad -- even if such Advisor has never previously traded in that particular contract or market.


                                   WORST/BEST MONTHLY                                ASSETS UNDER
                                 RATE OF RETURN/MONTHLY     WORST PEAK-TO-VALLEY    MANAGEMENT IN     GENERAL STRATEGY
         CORE ADVISORS             STANDARD DEVIATION(1)         DRAWDOWN(2)        FUND PROGRAM(3)    CLASSIFICATION

Graham Capital                       (9.07)%/14.20%         (12.24)% (6/03-9/03)    $935.1 million      Longer-Term
     Management, L.P.(4)                      4.59%                                                     Technical,
     K4 Program at Standard                                                                             Trend Following
     Leverage

     K4 Program at 150%             (13.62)%/19.20%         (17.59)% (6/03-9/03)     $1.5 billion       Longer-Term
     Leverage                                 6.68%                                                     Technical,
                                                                                                        Trend Following

Grinham Managed Funds                 (4.49)%/9.48%         (24.73)% (8/97-4/99)    $534.7 million      Shorter-Term
     Pty Ltd.                                 3.32%                                                     Technical
     Diversified Managed                                                                                Trend-Following
     Accounts Program

Transtrend B.V.                       (8.42)%/8.41%         (11.62)% (7/99-7/00)    $575.0 million      Longer-Term
     Diversified Trend Program                3.33%                                                     Technical
     (Enhanced Risk Profile                                                                             Trend-Following
     USD)



                  [Remainder of page left blank intentionally.]

                                   WORST/BEST MONTHLY                                ASSETS UNDER
           NON-CORE              RATE OF RETURN/MONTHLY     WORST PEAK-TO-VALLEY    MANAGEMENT IN     GENERAL STRATEGY
           ADVISORS               STANDARD DEVIATION(1)         DRAWDOWN(2)        FUND PROGRAM(3)    CLASSIFICATION


Altis Partners Limited(5)              (9.51)%/14.55%      (14.58)% (10/01-3/02)    $48.7 million     Short-Medium-Long
    Global Futures Portfolio                    5.98%                                                 Term
                                                                                                      Trend-Following/Counter
                                                                                                      Trend/Fundamental

Chesapeake Capital Corporation(5)     (10.09)%/15.48%       (19.17)% (3/01-4/02)    $1.543 billion    Longer-Term
    Diversified                                 4.96%                                                 Technical,
    Program                                                                                           Trend-Following
Coromandel Investment                    (3.49)%1.44%       (5.33)% (9/03-1/04)     $25.7 million     Short to Medium
Management Ltd.(5)                              1.98%                                                 Term
    Coromandel Investment                                                                             Trend-Following,
    Management Ltd.                                                                                   Pattern
                                                                                                      Recognition/Break-Out

Hyman Beck & Company, Inc.(5)           (1.91)%/7.18%      (3.05)% (10/03-12/03)     $3.6 million     Short Term
     FastTrac Portfolio                         2.62%                                                 Technical,
                                                                                                      Trend-Following

Macro Strategies Portfolio                0.77%/3.60%            N/A                 $2.04 million    Short Term Technical,
                                                1.00%                                                 Momentum Trading/Long-
                                                                                                      Term Technical
                                                                                                      Trend-Following


----------------------
(1) The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return for the program traded for the Fund. Performance information is presented for the period from January 1, 1999 (or inception, if later) through February 29, 2004. Standard Deviation measures the degree of variation of returns around the mean (average) return. In general, the more variable an Advisor's historical returns, the greater risk that substantial losses have been included within the historical range of returns.

(2) The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.


(3) Assets under management in the program traded for the Fund ("notional" funds excluded, except with respect to Graham Capital Management, L.P., which includes "notional" funds.) As of February 29, 2004, because none of the Non-core Advisors were trading on behalf of the Fund, the assets under management number represents the amount of assets ("notional" funds excluded) that the Non-core Advisor traded in the specified program.


(4) Graham Capital Management, L.P. trades either the K4 Program at Standard Leverage ("Standard Leverage") or the K4 Program at 150% Leverage ("150% Leverage") on behalf of the Fund. The Fund may not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.


(5) The Fund has not entered into Advisory Agreements with any of the non-core Advisors listed above, except for Chesapeake Capital Corporation ("Chesapeake") and Hyman Beck & Company, Inc. ("HB & Co."). Chesapeake had served as an initial Advisor under the Advisory Agreement with the Fund, but, was replaced as of June 30, 1998. The Advisory Agreement with HB & Co. is effective as of May 1, 2004. Therefore, these non-core advisors are not obligated to accept assets of the Fund (except HB & Co.). Although the Fund has an understanding with each non-core advisor, there can be no assurance that these non-core advisors would accept assets of the Fund (except HB & Co.). Kenmar currently expects to allocate assets to HB & Co. on or about May 1, 2004 and expects to eventually allocate at least 10% of the Fund's assets to HB & Co., at which point, HB & Co. would then be considered to be a core advisor of the Fund. HB & Co. may trade either the FastTrac Portfolio or the Macro Strategies Portfolio on behalf of the Fund.



---------------------
LEVERAGING

Futures trading is highly leveraged, as is each Advisor's trading program. The Fund typically commits between 10% and 20% of its assets as margin for its trading. In considering the leverage at which the different Advisors trade and the volatility of their performance, prospective investors should recognize that due to the limited percentage of the Fund's trading assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect, over the short-term, on either the overall return or the overall performance volatility of the Fund. The non-core Advisors as a group can have a significant effect on performance. However, the likely performance non-correlation among at least certain of these Advisors reduces the likelihood of any major short-term effect.

Any change by Kenmar in the leverage of the Fund is noted in the Fund's monthly reports.

NOTES TO PERFORMANCE INFORMATION

In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. NAME OF CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. NAME OF PROGRAM is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. INCEPTION OF CLIENT ACCOUNT TRADING BY CTA is the date on which the relevant Advisor began directing client accounts.

4. INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.


5. NUMBER OF OPEN ACCOUNTS is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through February 29, 2004.

6. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through February 29, 2004.

7. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through February 29, 2004.

8. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through February 29, 2004.

9. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through February 29, 2004.

10. LARGEST MONTHLY DRAWDOWN is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown, and is through February 29, 2004.

11. LARGEST PEAK-TO-VALLEY DRAWDOWN is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through February 29, 2004.


12. MONTHLY RATE OF RETURN for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

         Monthly rates of return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Fund. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the

         Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

         The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. COMPOUND RATE OF RETURN is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

Graham Capital Management, L.P. ("GCM") advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in GCM's performance information herein. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included herein.

THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

[Remainder of page left blank intentionally.]

CORE AND POTENTIAL CORE ADVISORS


GRAHAM CAPITAL MANAGEMENT, L.P.


         Graham Capital Management, L.P. ("GCM") was organized as a Delaware limited partnership in May 1994. The general partner of GCM is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of GCM is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. KGT, Inc. and KGT Investment Partners, L.P. are registered as principals of GCM. (KGT, Inc. and KGT Investment Partners, L.P. are not affiliated with Kenmar, the Fund or any other company affiliated or related to Kenmar or the Fund.) GCM became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27,1994. THE REGISTRATION OF GCM WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GCM.


OVERVIEW


         GCM is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. GCM offers clients a broad array of systematic and discretionary global macro trading programs that trade in one or more of those markets as well as strategies that combine two or more of the trading programs. GCM's systematic trading programs or models produce trading signals on a largely automated basis when applied to market data. In GCM's discretionary trading programs, trades are determined subjectively on the basis of its traders' assessment of market conditions rather than through application of an automated system. Currently, only GCM's systematic global macro trading programs are available through separately managed accounts; all other trading programs are accessible only through investment funds that are managed by GCM. The investment objective of all GCM trading strategies, however, is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.

         GCM and its principals may trade in commodity futures, forward contracts and other financial instruments for their own accounts. Such accounts may take positions that are opposite, or ahead of, positions taken for clients. Although GCM will maintain records of all commodity futures and forward transactions for the accounts of GCM and its principals, clients of GCM will not, generally, be entitled to inspect the records of such trades.



SYSTEMATIC GLOBAL MACRO TRADING


         GCM's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. GCM's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand. GCM's core trading systems are primarily long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by GCM that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems also utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure. GCM utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. GCM also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, GCM believes that the risk-reward characteristics have become unfavorable.


MANAGEMENT


         KENNETH G. TROPIN is the Chairman and founder of GCM and is registered as a Principal and an Associated Person of GCM. Mr. Tropin has developed the majority of the firm's core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding GCM in May 1994, from October 1993 until April 1994, Mr. Tropin worked on the development and design of trading programs to be employed by GCM. Prior to that, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., from March 1989 until September 1993, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, from February 1982 until March 1989, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.


         PAUL SEDLACK is the Chief Executive Officer and General Counsel of GCM and is registered as a Principal and an Associated Person of GCM. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 where he remained until June 1993. During that time, Mr. Sedlack was resident in Coudert's Singapore office from June 1988 to August 1989. Prior to joining GCM in June 1998, Mr. Sedlack was in the employ of Sutherland Asbill and Brennan from June 1993 until June 1995 and then was a Partner at the law firm of McDermott, Will & Emery in New York from June 1995 until May 1998, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in June 1986 and an M.B.A. in Finance in July 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

         MICHAEL S. RULLE JR. is the President of GCM and is registered as a Principal and Associated Person of GCM. As President of GCM, Mr. Rulle is responsible for the management of GCM in its day-to-day course of business. Prior to joining GCM in February 2002, Mr. Rulle was President of Hamilton Partners Limited November 1999 until February 2002, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From June 1994 to September 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. and then orientated himself on the labor market for the month of October 1999. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility from June 1979 until June 1994. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

         ROBERT E. MURRAY is the Chief Operating Officer of GCM and is registered as a Principal and Associated Person of GCM. Mr. Murray is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining GCM in July 2003, from January 1985 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency
Management Inc. (a commodity trading advisor). From September 1983 until December 1984, Mr. Murray was an intermediate accountant at Merrill Lynch. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

         THOMAS P. SCHNEIDER is an Executive Vice President and the Chief Trader of GCM and is registered as a Principal and an Associated Person. Since joining GCM in June 1994, he has been responsible for managing GCM's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs"). Mr. Schneider was also a compliance auditor for NFA from June 1983 until January 1985 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre Dame in May 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. Mr. Schneider served as a commodity broker for Stotler and Company from January 1985 until June 1985. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. From October 1993 until December 1993, Mr. Schneider worked towards obtaining his M.B.A Subsequently, from January 1994 until June 1994, Mr. Schneider worked as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

         ROBERT G. GRIFFITH is an Executive Vice President, the Director of Research and the Chief Technology Officer of GCM and is registered as a Principal and Associated Person. Mr. Griffith is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of GCM's database of price information on more than 100 markets. From August 1987 until he joined GCM in June 1994 Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. From December 1979 until June 1983, Mr. Griffith worked at Continental Illinois National Bank in Chicago as a programmer/analyst and then as a consulant to Information Builders in Los Angeles from June 1983 until August 1987. He received his B.B.A. in Management Information systems from the University of Iowa in December 1979.

         FRED J. LEVIN is the Chief Economist and a Senior Discretionary Trader of GCM and is registered as a Principal and Associated Person. Mr. Levin specializes in fixed income markets with particular emphasis on short-term interest rates. Prior to joining GCM in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from August 1998 after orientating himself to the labor market during the month of July 1998. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From July 1982 to March 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From September 1970 to July 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in June 1964.

         SAVVAS SAVVINIDIS, C.P.A., is the Chief Financial Officer of GCM and is registered as a Principal and Associated Person. Before he joined GCM in June 2003, he was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 to February 2003 and spent the period from March 2003 until May 2003 orientating himself to the labor market. Mr. Savvinidis previously served as Director of Operations, from October 1994 to June 2000, of Moore Capital Management, Inc. and subsequently took off the period from July 2000 to December 2000 for personal time with his family. From July 1993 to September 1994, Mr. Savvinidis served as director of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in September 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

         ROBERT C. HILL is a discretionary trader of GCM specializing in the energy commodity markets, and is registered as a Principal and Associated Person. Prior to joining GCM in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. from November 2002 until March 2003. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in July 1998 from the University of St. Thomas in Houston, TX and a B.A. in August 1992 from Stephen F. Austin State University.

         JASON C. SHAPIRO is a discretionary trader of GCM and is registered as a Principal and Associated Person. From January 2002 to October 2003, when he joined GCM, Mr. Shapiro was President of Applied Systematic Trading, where he developed its trading program. Mr. Shapiro worked as a portfolio manager for Chelsey Capital from June 2001 to December 2001. Previously, after orientating himself to the labor market from February 2000 until August 2000, Mr. Shapiro worked as a proprietary trader for The Gelber Group from September 2000 to April 2001 and was unemployed for the month of May 2001. He served both as a portfolio manager for HCM Capital Management, Inc. and as a principal in Kilgore Capital from the period May 1997 to January 2000. From July 1996 to April 1997, he was engaged in the development of trading programs. He completed the coursework for a Masters of Finance at the London Business School over the September 1995 to August 1996 academic year. He worked at the Development Bank of Singapore in Hong Kong (from March 1994 to August 1995), Overseas Chinese Banking Corporation (from October 1992 to February 1994) and the Hong Kong and Shanghai Banking Corporation (from February 1991 to August 1992) in sales and trading positions. Mr. Shapiro received a B.S. in Finance with honors from The University of South Florida in December 1989.

         STEVEN T. AIBEL is a discretionary trader of GCM and is registered as a Principal and Associated Person. Mr. Aibel specializes in global macro markets with a primary focus on foreign exchange. Prior to joining GCM in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange and then orientated himself to the labor market from April 2003 until June 2003. He began his career at Goldman Sachs and Co. in the precious metals area where he worked from June 1988 until April 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. From May 2000 to February 2001, Mr. Aibel worked in a partnership for Monroe Capital and then was in the employ of Bank of America (proprietary trading) from February 2001 until March 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

         XIN-YUN ZHANG is a discretionary trader of GCM and is registered as a Principal and Associated Person. Mr. Zhang specializes in fixed income. Prior to joining GCM in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed- income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989 till 1993.

         BRIAN ALDERSHOF, Ph.D., CFA is the Risk Manager, a Vice President and a quantitative research analyst of GCM with significant expertise in mathematics and statistics. Prior to joining GCM May 1997, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA from August 1991 until May 1997. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his M.S. (February 1990) and Ph.D. (April 1991) in Statistics from the University of North Carolina at Chapel Hill where he was a Pogue Fellow. Mr. Aldershof was unemployed from April 1991 until August 1991. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (May 1985) from Middlebury College where he completed a double major in Mathematics and Psychology. He is a CFA charterholder and a member of the Association for Investment Management and Research. Mr. Aldershof is not registered with the NFA as either a Principal or Associated Person of GCM.




INVESTMENT PROGRAMS

K4 PROGRAM


         The current program used by GCM on behalf of the Fund is the K4 Program at 150% Leverage ("150% Leverage"). The Fund may also elect to have GCM utilize the K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund will not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.

         The K4 program was developed in 1998 and commenced trading operations in January 1999. Similar to the Graham Selective Trading Program ("GST"), the K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program differs from the GST program in many respects, including a tendency to enter markets at different times and the use of distinct parameters. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.

         The K4 program trades in approximately 65 markets with weightings, as of February 2004, of about 36% in foreign exchange, 27% in global interest rates, 18% in stock index futures, 5% in agricultural futures, 6% in metals and 8% in energy futures.


GLOBAL DIVERSIFIED PROGRAM


         The Global Diversified Program ("GDP") utilizes multiple computerized trading models designed to participate in potential profit opportunities during sustained price trends in approximately 65 global markets. This program features broad diversification in both financial and non-financial markets.


         The strategies that are utilized are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.


         As of February 29, 2004, the GDP had approximately 27% weighting in currency forwards, 25% weighting in futures contracts based on short-term and long-term global interest rates, 18% stock index futures, 13% in agricultural futures, 7% in metal futures and 10% in energy futures.


GRAHAM SELECTIVE TRADING PROGRAM


         The GST was developed in 1997 and utilizes an appreciably different trading system than other GCM programs. The GST uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although GST does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model. In general, the GST program will participate only in significant market moves that are characterized by a substantial increase in volatility.

         The GST program trades in approximately 55 markets with weightings, as of February 29, 2004, of about 31% in foreign exchange, 26% in global interest rates, 10% in agricultural futures, 8% in metal futures, 15% in stock index futures and 9% in energy futures. (Due to the individual percentages listed in the preceding sentence being rounded to the nearest whole number, the sum of such percentages does not equal 100% exactly.) Due to the extremely selective criteria of the GST model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.


NEW FRONTIER PROGRAM


         The New Frontier Program employs GCM's proprietary allocation model, the Tactical Asset Allocation System ("TAAS"), to combine indexed investments in the U.S. stock and U.S. bond markets with an investment in GCM's Multi-Trend Program. The trend-following systems that comprise GCM's Multi-Trend Program have performance histories with little correlation to prevalent stock and bond indices and have the potential to generate positive performance results in both rising and falling markets due to its ability to go long or short depending on the trends in the global fixed income, foreign exchange and other futures and forward markets. The investment objective of TAAS is to provide risk-adjusted returns over time superior to a traditional, static investment portfolio consisting of stocks and bonds.

         TAAS is a dynamic asset allocation model that combines indexed investments in equity and fixed income markets with professionally managed trading in global fixed income, foreign exchange and other futures and forward markets. In the New Frontier Program, TAAS periodically re-balances the traditional asset categories (stocks and bonds, as represented by U.S. stock and U.S. bond indexes) with GCM's trend- following systems using an historical, statistical view of asset class interactions motivated by modern portfolio theory. The allocations to these asset categories will vary depending on market conditions, with the range of allocations currently:


NEW FRONTIER PROGRAM
-----------------------------------------------------
GLOBAL DIVERSIFIED PROGRAM            (GDP)    24-42%
-----------------------------------------------------
S&P 500 STOCK INDEX                   (S&P)    22-40%
-----------------------------------------------------
J.P. MORGAN U.S. GOV'T BOND INDEX    (USGBI)   18-54%
-----------------------------------------------------


         These ranges are reset annually, based on the updated efficient frontier curves. Frontier's allocation model employs macroeconomic and technical forecasts to provide dynamic portfolio allocations that have produced historically efficient portfolios.

         TAAS reallocates between stocks and bonds monthly based on the cumulative inputs from GCM's computerized systems trading U.S. stock and U.S. bond markets and among stocks, bonds and the Multi-Trend Program monthly to redistribute gains and losses across all three asset categories. Re-balancing is responsible for maintaining Frontier's historical efficiency. In respect of the indexed components of Frontier, GCM attempts to approximate the investment performance of each index principally by investments in futures, options on futures, options on securities, swaps, investment company shares, securities corresponding to various indices and other derivative financial instruments, but may invest directly in certain stocks or bonds underlying an index. Financial instruments are selected for inclusion in the indexed component of the New Frontier Program based on quantitative analytical procedures aimed to produce investment and liquidity characteristics that, in the aggregate, are similar to those of targeted indices.

K5 PROGRAM

         Graham's K5 trading program is a systematic and broadly diversified, global macro trend-following program which uses volatility, price, multiple time horizons and recent market behavior to identify trend-following opportunities in nearly 60 markets including global interest rates, foreign exchange, global stock indices and world commodities. K5 uses two distinct trading systems, which are equally weighted in terms of risk allocation. One system is relatively quick and is intended to participate in new market trends earlier than other GCM trend- following models. The second K5 system is very long term in nature; it tends to be slow to react to new price trends as they develop and will stay with its positions for relatively long periods of time. In general, the two systems complement each other and are designed to reduce risk exposure following periods of very positive performance results.

         K5 had sector weightings, as of February 2004, of approximately 28% in foreign exchange, 26% in global interest rates, 14% in stock index futures, 11% in agricultural futures, 11% in metal futures and 10% in energy futures.

MULTI-TREND PROGRAM

         The Multi-Trend Program provides access to GCM's established systematic trend-following programs through one single investment. As of its inception in September 2003, the Multi-Trend Program allocates 25% of its assets equally to each of Graham's four active trend-following programs described above: the Global Diversified Program, the K4 Program, the Graham Selective Trading Program and the K5 Program. As market conditions or other circumstances change, GCM may alter the weightings of the individual programs and add (or subtract) other trend-following systems to the Multi- Trend Program, as it deems appropriate.

         This collective vehicle provides clients access to a diverse portfolio of trend following strategies that feature low or negative correlation to traditional investment strategies, a strong complement to other hedge fund strategies, trend following model diversification, broad market participation, and attractive risk adjusted returns.

         The Multi-Trend Program had sector weightings, as of February 2004, of approximately 31% in foreign exchange, 26% in global interest rates, 16% in stock index futures, 9% in agricultural futures, 8% in metal futures and 10% in energy futures.


RESEARCH

COMMITMENT TO INNOVATION

         GCM believes strongly in the importance of a substantial commitment to research and development activities. GCM allocates the vast majority of its research efforts to the development of new trading strategies and participation in an ever broader number of markets. Diversification of trading models and market participation is the cornerstone of GCM's goal to provide its clients with the best possible performance in conjunction with the most favorable risk profile. In management's opinion, markets can change over time, and competition for profits poses a formidable challenge to traders. Accordingly, GCM will aggressively pursue a broad range of research initiatives in an effort to meet the needs of its clients as well as its own goals regarding performance results.

         GCM also dedicates substantial resources towards the critical goal of providing clients with the most favorable risk-reward characteristics possible in each market it trades. GCM uses both quantitative and qualitative analysis in evaluating its trading strategies both from the perspective of absolute performance as well as in terms of risk-adjusted return. GCM analysts review the Sharpe ratio, Sterling ratio, average drawdown, and many other measures of risk in determining which trading technique will provide the best risk and volatility characteristics. Considerable time is also spent on risk management at the portfolio level to ensure balance between markets and that the overall leverage used by GCM is consistent with the company's conservative views on risk.

         GCM has also developed extremely sophisticated proprietary software that provides its research analysts with the ability to study optimal portfolio weighting strategies, as well as the effect of specific markets on the performance, risk, correlation, and volatility characteristics of its trading programs.

TRADING

TRADING POLICIES


         GCM trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. GCM engages in exchange for physical
(EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. GCM also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. GCM at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions or commodity firms as counterparties. GCM has complete flexibility in the instruments and markets in which it may invest.

         At standard leverage, GCM normally will commit between 10% and 35% of an account's equity to meet initial margin requirements, and initial margin requirements over time are expected to average 13% to 20%. Margins required to initiate or maintain open positions are established by brokerage firms selected by GCM clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.


         GCM reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that GCM's actions will enhance performance.

MARKETS TRADED


         GCM trades actively on a 24-hour basis on most global exchanges as well as the 24- hour interbank market for foreign exchange both in the U.S. and abroad. GCM currently executes orders on all the major futures exchanges in New York and Chicago and also trades actively on the Eurex, the International Petroleum Exchange of London Ltd. (IPE), the London Commodity Exchange (LCE), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the London Metal Exchange (LME), the Marche a Terme International de France (MATIF), the Osaka Securities Exchange (OSE), the Sydney Futures Exchange Ltd. (SFE), the Singapore International Monetary Exchange (SIMEX), the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Commodity Exchange (TOCOM), the Tokyo Stock Exchange (TSE) and other exchanges. GCM conducts ongoing research regarding expanding the number of markets it can trade to further its objective of portfolio diversification. From time to time, GCM adds to or deletes markets from its trading programs as ongoing research and future market conditions warrant. GCM may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on GCM's views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of GCM. Clients will not be informed of these changes as they occur.

         The actual weighting and leverage used in each market will change over time due to liquidity, price action and risk considerations. In addition, GCM re-balances the weighting of each market in its systematic programs on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time. Market sectors currently traded for each investment program are described above under the caption "Investment Programs."

PERFORMANCE RECORD

                  Investors should note that the composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant ("FCM") (I.E., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the FCM on equity deposits and the amount of equity invested in interest-bearing obligations; (8) the amount of management and incentive fees paid and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and
(12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

         References to total assets managed by GCM in a particular program or overall, or rate of return on net assets, include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to GCM for management. Because notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.

         GCM  advises  exempt  accounts  for  qualified   eligible  clients  the
performance of which is not included in the composite performance record. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.


                  [Remainder of page left blank intentionally.]

 K4 PROGRAM AT 150% LEVERAGE

         GCM is currently trading this program on behalf of the Fund. GCM may not simultaneously trade the K4 Program at Standard Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from June 1999 through February 2004.

                  NAME OF CTA: Graham Capital Management, L.P.
                  NAME OF PROGRAM: K4 Program at 150% Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1999
                           NUMBER OF OPEN ACCOUNTS: 13
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
     AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $1,471,807,000
                    LARGEST MONTHLY DRAWDOWN: (13.62)% (9/03)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (17.59)% (6/03-9/03)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 6
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 1

-------------------------------------------------------------------------------------------------------------------
Monthly Performance       2004(%)         2003(%)         2002(%)        2001(%)         2000(%)         1999(%)
-------------------------------------------------------------------------------------------------------------------
January                    0.80%           8.02            1.59            2.72           2.62             --
-------------------------------------------------------------------------------------------------------------------
February                   7.51%           9.21           (1.73)           7.49          (6.61)            --
-------------------------------------------------------------------------------------------------------------------
March                                     (6.19)          (1.48)          12.96           1.94             --
-------------------------------------------------------------------------------------------------------------------
April                                      2.08           (9.59)         (10.15)          0.98             --
-------------------------------------------------------------------------------------------------------------------
May                                        6.48            5.46            2.61          (3.63)            --
-------------------------------------------------------------------------------------------------------------------
June                                      (5.80)           15.32          (0.77)         (5.39)           2.70
-------------------------------------------------------------------------------------------------------------------
July                                      (2.44)           17.43          (5.34)            *            (2.21)
-------------------------------------------------------------------------------------------------------------------
August                                     3.99            7.48            6.12             *             4.63
-------------------------------------------------------------------------------------------------------------------
September                                 (12.98)          8.66           19.91             *             1.20
-------------------------------------------------------------------------------------------------------------------
October                                    12.01          (6.09)          10.32             *            (5.55)
-------------------------------------------------------------------------------------------------------------------
November                                   3.40           (1.88)          (8.82)            *             0.82
-------------------------------------------------------------------------------------------------------------------
December                                   7.03%           8.37            3.54             *             7.60
-------------------------------------------------------------------------------------------------------------------
Compound Rate of           8.37%          23.97%           48.10          43.14          (10.05)          8.96
Return                   (2 months)                                                    (6 months)      (7 months)
-------------------------------------------------------------------------------------------------------------------


                 *No client assets were traded pursuant to this program during the period from July 2000 through December 2000.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
       THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM,
        BUT NOT SIMULTANEOUSLY WITH THE K4 PROGRAM AT STANDARD LEVERAGE.


                  [Remainder of page left blank intentionally.]

K4 PROGRAM AT STANDARD LEVERAGE

         Although GCM is no longer trading this program on behalf of the Fund, it may do so in the future. GCM may not simultaneously trade the K4 Program at 150% Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 1999 through February 2004.

                  NAME OF CTA: Graham Capital Management, L.P.
                NAME OF PROGRAM: K4 Program at Standard Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1999
                           NUMBER OF OPEN ACCOUNTS: 9
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $935,091,000
                    LARGEST MONTHLY DRAWDOWN: (9.07)% (09/03)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (12.24)% (06/03-09/03)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 1
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 0

---------------------------------------------------------------------------------------------------------------------
Monthly Performance          2004(%)        2003(%)         2002(%)         2001(%)        2000(%)         1999(%)
---------------------------------------------------------------------------------------------------------------------
January                       0.39%           5.13           1.01            2.37            1.94           0.82
---------------------------------------------------------------------------------------------------------------------
February                      5.12%           6.14          (1.14)           5.01           (4.73)          0.08
---------------------------------------------------------------------------------------------------------------------
March                                        (4.12)         (0.82)           9.08            1.75          (3.53)
---------------------------------------------------------------------------------------------------------------------
April                                         1.68          (6.41)          (7.16)           1.04           1.73
---------------------------------------------------------------------------------------------------------------------
May                                           4.55           3.10            1.57           (2.27)          1.59
---------------------------------------------------------------------------------------------------------------------
June                                         (4.05)          9.17           (0.49)          (3.89)          2.01
---------------------------------------------------------------------------------------------------------------------
July                                         (1.45)          11.12          (4.07)           0.71          (2.51)
---------------------------------------------------------------------------------------------------------------------
August                                        2.56           5.38            4.36            2.40           3.84
---------------------------------------------------------------------------------------------------------------------
September                                    (8.27)          5.81            13.87           0.99           1.14
---------------------------------------------------------------------------------------------------------------------
October                                       7.50          (3.90)           7.54            1.44          (3.99)
---------------------------------------------------------------------------------------------------------------------
November                                      2.59          (1.07)          (5.99)           7.41           0.09
---------------------------------------------------------------------------------------------------------------------
December                                     4.90%           5.64            2.15            9.37           6.23
---------------------------------------------------------------------------------------------------------------------
Compound Rate of Return       5.53%          17.05%          29.83           29.56          16.39           7.25
                           (2 months)
---------------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
       THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM,
          BUT NOT SIMULTANEOUSLY WITH THE K4 PROGRAM AT 150% LEVERAGE.


                  [Remainder of page left blank intentionally.]

GLOBAL DIVERSIFIED PROGRAM AT STANDARD LEVERAGE


         The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 1999 through February 2004.

                  NAME OF CTA: Graham Capital Management, L.P.
        NAME OF PROGRAM: Global Diversified Program at Standard Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: February 1995
                           NUMBER OF OPEN ACCOUNTS: 12
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $685,917,000
                   LARGEST MONTHLY DRAWDOWN: (10.12)% (11/01)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (16.40)% (11/01-4/02)
                 2004 COMPOUND RATE OF RETURN: 7.05% (2 months)
                      2003 COMPOUND RATE OF RETURN: 10.80%
                      2002 COMPOUND RATE OF RETURN: 18.41%
                       2001 COMPOUND RATE OF RETURN: 7.02%
                      2000 COMPOUND RATE OF RETURN: 15.83%
                       1999 COMPOUND RATE OF RETURN: 5.12%


GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE

         The following summary performance information presents the composite results of the Global Diversified Program at 150% Leverage for the period from January 1999 through February 2004.

                  NAME OF CTA: Graham Capital Management, L.P.
          NAME OF PROGRAM: Global Diversified Program at 150% Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: May 1997
                           NUMBER OF OPEN ACCOUNTS: 15
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $491,969,000
                   LARGEST MONTHLY DRAWDOWN: (15.77)% (11/01)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (24.27)% (11/01-4/02)
                 2004 COMPOUND RATE OF RETURN: 11.19% (2 months)
                      2003 COMPOUND RATE OF RETURN: 17.82%
                      2002 COMPOUND RATE OF RETURN: 32.25%
                      2001 COMPOUND RATE OF RETURN: 12.16%
                      2000 COMPOUND RATE OF RETURN: 24.33%
                       1999 COMPOUND RATE OF RETURN: 6.17%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

GRAHAM SELECTIVE TRADING PROGRAM AT STANDARD LEVERAGE

         The following summary performance information presents the composite results of the Graham Selective Trading Program at Standard Leverage for the period from January 1999 through February 2004.

                  NAME OF CTA: Graham Capital Management, L.P.
     NAME OF PROGRAM: Graham Selective Trading Program at Standard Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1998
                           NUMBER OF OPEN ACCOUNTS: 7
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $380,513,000
                   LARGEST MONTHLY DRAWDOWN: (15.60)% (11/01)
            LARGEST PEAK-TO-VALLEY DRAWDOWN: (21.41)% (11/01 - 4/02)
                 2004 COMPOUND RATE OF RETURN: 5.12% (2 months)
                      2003 COMPOUND RATE OF RETURN: 21.82%
                      2002 COMPOUND RATE OF RETURN: 30.11%
                       2001 COMPOUND RATE OF RETURN: 0.55%
                       2000 COMPOUND RATE OF RETURN: 7.07%
                       1999 COMPOUND RATE OF RETURN: 0.91%



GRAHAM SELECTIVE TRADING PROGRAM AT 150% LEVERAGE

         The following summary performance information presents the composite results of the Graham Selective Trading Program (150% Leverage) for the period from January 2004 through February 2004.

                  NAME OF CTA: Graham Capital Management, L.P.
       NAME OF PROGRAM: Graham Selective Trading Program at 150% Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 2004
                           NUMBER OF OPEN ACCOUNTS: 2
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $65,577,000
                    LARGEST MONTHLY DRAWDOWN: (1.53)% (01/04)
                LARGEST PEAK-TO-VALLEY DRAWDOWN: (1.53)% (01/04)
                 2004 COMPOUND RATE OF RETURN: 5.98% (2 months)
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                        2001 COMPOUND RATE OF RETURN: N/A
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

K5 PROGRAM AT STANDARD LEVERAGE

         The following summary performance information presents the composite results of the K5 Program at Standard Leverage for the period from June 2003 through February 2004.

                  NAME OF CTA: Graham Capital Management, L.P.
                NAME OF PROGRAM: K5 Program at Standard Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 2003
                           NUMBER OF OPEN ACCOUNTS: 4
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $426,334,000
                    LARGEST MONTHLY DRAWDOWN: (9.04)% (9/03)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (13.50)% (6/03-9/03)
                 2004 COMPOUND RATE OF RETURN: 6.69% (2 months)
                2003 COMPOUND RATE OF RETURN: (2.13)% (7 months)
                        2002 COMPOUND RATE OF RETURN: N/A
                        2001 COMPOUND RATE OF RETURN: N/A
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A



MULTI-TREND PROGRAM

         The following summary performance information presents the composite results of the Multi-Trend Program for the period from September 2003 through February 2004.

                  NAME OF CTA: Graham Capital Management, L.P.
                      NAME OF PROGRAM: Multi-Trend Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 2003
                           NUMBER OF OPEN ACCOUNTS: 1
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $32,834,793
                    LARGEST MONTHLY DRAWDOWN: (7.67)% (9/03)
                 LARGEST PEAK-TO-VALLEY DRAWDOWN: (7.67)% (9/03)
                 2004 COMPOUND RATE OF RETURN: 5.41% (2 months)
                 2003 COMPOUND RATE OF RETURN: 3.83% (4 months)
                        2002 COMPOUND RATE OF RETURN: N/A
                        2001 COMPOUND RATE OF RETURN: N/A
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

NON-TREND BASED PROGRAM AT STANDARD LEVERAGE

         The following summary performance information presents the composite results of the Non-Trend Based Program at Standard Leverage for the period from January 1999 through June 2001.

                  NAME OF CTA: Graham Capital Management, L.P.
          NAME OF PROGRAM: Non-Trend Based Program at Standard Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1999
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
           AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $0
                    LARGEST MONTHLY DRAWDOWN: (5.01)% (10/99)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (9.52)% (1/01-6/01)
                         2004 COMPOUND RATED RETURN: N/A
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                2001 COMPOUND RATE OF RETURN: (9.54)% (6 months)
                      2000 COMPOUND RATE OF RETURN: 11.86%
                       1999 COMPOUND RATE OF RETURN: 0.46%



NON-TREND BASED PROGRAM AT 150% LEVERAGE


         The following summary performance information presents the composite results of the Non-Trend Based Program (150% Leverage) for the period from January 1999 through June 2001.


                  NAME OF CTA: Graham Capital Management, L.P.
            NAME OF PROGRAM: Non-Trend Based Program at 150% Leverage INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1999
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $5,339,400,000
           AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $0
                    LARGEST MONTHLY DRAWDOWN: (8.42)% (10/99)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (14.33)% (6/99-10/99)
                        2004 COMPOUND RATE OF RETURN: N/A
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                2001 COMPOUND RATE OF RETURN: (12.95)% (6 months)
                      2000 COMPOUND RATE OF RETURN: 21.01%
                1999 COMPOUND RATE OF RETURN: (9.67)% (7 months)









        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
   THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                   THIS PAGE.

GRINHAM MANAGED FUNDS PTY. LTD.


         Grinham Managed Funds Pty Ltd. ("Grinham") is a commodity trading advisor associate member of the Sydney Futures Exchange of Australia ("SFE") with a futures brokers license from the Australian Securities Commission. The company was also registered with the CFTC as a commodity trading advisor and approved for membership in the NFA on February 26, 1997. THE REGISTRATION OF GRINHAM WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GRINHAM OR THE FUND.

         Grinham is located at 12 Holtermann Street (PO Box 744) Crows Nest, NSW, 2065, Australia. The telephone number is (61-2) 8238-9400 and fax number (61-2) 8238-9499. Grinham is a proprietary limited company registered in New South Wales, Australia and was formed in March 1993. Grinham Managed Funds Pty Ltd. changed its name from Grinham Managed Futures Pty Limited on April 12, 2000.

         JW and JR Grinham Pty Ltd. and Wombats International Pty Ltd. are registered as Principals of Grinham.


         The directors of Grinham commenced research into trading systems and portfolio theory using proprietary software in 1990. The research aimed to capitalize on the directors' experience in mathematical modeling using non-linear techniques and chaos theory.

         To validate their hypothetical results, the trading of a house account on a broadly diversified portfolio of futures markets began in June 1992. Since September 1993 Grinham has been managing accounts using its trading systems under the regulatory structure in Australia that enables it to operate as a commodity trading advisor.


         Grinham does not trade on a proprietary basis.


         The background of each of the principals of Grinham is set forth below.

         A partnership was formed in October 1990 to facilitate research in trading systems which became Grinham Managed Futures Pty Limited in March 1993. Wombats International Pty Limited, a company in which Richard Grinham is the sole shareholder, owns 50% of Grinham. JW & JR Grinham Pty Limited, a company in which Angus Grinham is the sole ordinary shareholder, owns the other 50% of Grinham.


         Richard Grinham B.Sc. (Hons.) is a Director of Grinham and is registered as a Principal and Associated Person of Grinham. From January to December 1989, Richard was an options dealer at Schroders, Sydney in the over-the-counter currency market and in the Bank Bill pit on the floor of the Sydney Futures Exchange (SFE). In January 1990 he returned to university and received a first class honors degree in science majoring in Pure Mathematics. The topic area of his thesis was Fractals and Chaos Theory, the study of which led to a greater understanding of the dynamics of markets. Futures markets are an example of a fractal. Both fractals and non-linear dynamics (intuitively, systems which have feedback) influenced the development of the systems used at Grinham. The feedback phenomena studied at university are now a significant part of the company's strategy. In the partnership from November 1990 to March 1993 and since March 1993 at Grinham, Richard Grinham has been Director of Research and Trading and is responsible for the ongoing development of the trading systems.

         Angus Grinham (B.Ec.) is a Director of Grinham and is registered as a Principal and Associated Person of Grinham. He completed an Economics degree with majors in Finance and Econometrics in December 1992 and has since completed his MBA. During his undergraduate study, Angus commenced his own research into trading techniques and began trading a proprietary account on the SFE. Upon completion of his degree, Angus was employed from June 1994 to October 1996 as a futures broker on the international futures desk of Tricom Futures Management, an Australian introducing broker. From January 1994 to October 1996 (while at Tricom) Angus worked part-time at Grinham in the design of software to facilitate the execution and clearing of the trading systems. Angus joined Grinham on a full time basis in November 1996. Angus is currently the Director of Trading and Information Technology and is responsible for trading, technology and the implementation of new trading systems.


TRADING SYSTEMS

         The trading systems used by Grinham are proprietary and confidential. The following discussion is general and not intended to be exhaustive.

         Grinham uses automated, diversified trading systems designed using the key concepts of ROBUST SYSTEMS and BALANCED portfolios to manage funds. The robust nature of the systems means that they have a very high probability of continuing to be successful in the future. The balance in the portfolio means that the risk is well controlled.

ROBUST SYSTEMS

         Grinham designs systems with the highest probability of continued success in the future. This is done by designing systems that are "robust;" that is, systems that will be profitable across a vast range of different market conditions. These systems are robust because they do not rely on curve fitting or over optimization to achieve hypothetical results. Some elements of a robust system include:

o        Same System Across All Markets
         Grinham trades the same system across all markets. Grinham does not look for systems that attempt to take advantage of a supposed opportunity in one market, as this may be statistically invalid or ephemeral in nature. For example, if a trading system has been successful in buying the S&P when bond yields are falling then this system is prone to fail if this relationship breaks down. Instead, Grinham trades systems that are successful across all markets. If the one system operates profitably across all markets then there is significantly less chance the system is curve fitted. If a system is profitable on everything from pork bellies to the Deutschemark to the Nikkei through periods of inflation, deflation, wars and currency crises then it is much more likely to be profitable in the future than if it works on only one market.

o        Same Parameter Across All Markets
         Grinham also trades the same parameters on all markets. In adopting this approach, Grinham declares its position on the question of optimization. Grinham believes that systems should be optimized as little as possible. The walk forward testing used to re-optimize the in-sample data and test on out of sample data has consistently shown that the selection of the optimal parameter for the previous period is not a good indicator of the optimal parameter for the next period. Although optimization will improve hypothetical results, it does not improve real time trading results.

o        Flat Parameter Spaces
         A parameter, however, still needs to be selected for trading. What is the best way to do this? Grinham designs systems in which the results do not vary greatly as the parameters of the system vary. Such systems have what are termed `flat parameter spaces.' Grinham selects the parameter that is in the middle of the flattest parameter space for the entire portfolio.

         Such a parameter has the highest probability of generating a positive return in the next period. This method does not try to predict the optimal parameter for the next period, rather the parameter that, no matter what type of market condition may prevail, still has a very good chance of generating positive returns. When used in combination with very low parameter sets this technique greatly reduces the chance of curve fitting.

o        Low Parameter Sets
         The systems have few parameters or trading rules, typically three or four. By keeping the number of parameters low, the chance that the results suffer from curve fitting is reduced. The irony is that the larger the number of trading rules in a system, the better the hypothetical results will be but the worse the real time results will be.

o        Multiple Trading Systems
         The trading system has multiple components, each one designed to capture moves of a certain type and duration. These systems trade over a range of time periods from short, sharp moves lasting 24 hours up to moves lasting an average of 4 weeks. By trading across multiple time horizons the trading system is less reliant on the need for just one type of market behavior to occur. If one component of the system has a difficult trading period then there is no reason to assume that the other component will. For this reason, the diversification across multiple systems leads to more consistent results.

RISK CONTROL

o        Diversification
         The risk control is based upon BALANCE. The aim of a balanced portfolio is for no one market, trade or sector to have too large an influence on the portfolio. One of the key techniques used to achieve this is diversification. By trading in over 40 markets in seven different countries the risk is spread, thus reducing the probability of any one event having a large impact upon the portfolio. A diverse portfolio of futures contracts is traded including stock indices, currencies, bonds, energies, metals, meats, grains and foods.

o        Correlation
         This is supported by the use of correlation studies to determine the chance of losses occurring together in certain markets. The number of contracts is weighted accordingly. The higher the correlation between a contract and the rest of the portfolio, the fewer contracts will be traded. The aim is to achieve a balance so that should there be a very large move in related markets there is a high probability this will not adversely effect the portfolio.

o        Stop Losses
         Additional risk control techniques include the use of stop losses against every open position. This reduces, but does not eliminate, the probability of runaway losses occurring.

o        Small Risk Per Trade
         The average risk per trade is in the order of 0.1% although Grinham cannot ensure that the risk on any one trade will not exceed this amount. This is small because the systems are traded across so many markets (thus reducing the risk per trade) and because of the short term orientation of the trading. The margin/equity ratio ranges between approximately 5% and 15%.

o        Scaling Back
         As markets become more volatile positions are automatically scaled back. This reduction in position size reduces the probability of any one trade or market having too large an effect upon the portfolio.

o        Use of Time Zones
         As part of the concept of balancing a portfolio as explained above, the system will attempt to balance the exposure across time zones. This serves to reduce the effect of price gaps upon the systems. For example, if the system is long the FTSE in Europe and the S&P begins to fall heavily after the FTSE has closed for trading, the system will attempt to sell the S&P. If the S&P continues to fall then the profits on the S&P will offset the losses on the FTSE. This protects the portfolio from large one day losses.


         The correlation of the trading system to the Barclay's CTA Index in the period between September 1993 and December 2003 was 0.19. The Barclay's CTA Index represents the performance of those participants in the commodity trading advisor industry that provide information to the Barclay Trading Group, and the correlation figure was based on monthly data. The fact that the correlation is so minimal essentially means that Grinham's monthly results are relatively independent of that sector of the commodity trading advisor industry that reports to the Barclay Trading Group. There are a number of reasons for this:


o The short term nature of the trading. While the industry tends to be long-term trend followers, the Grinham trading systems have a shorter time horizon.

o The Grinham trading systems can take positions against the direction of the recent trend. In fact, the systems historically do quite well on those days when there is a sharp reversal in the recent trend. As these are typically losing days for many traders, it is a time when the Grinham trading systems can add value to a portfolio of traders.

o The Grinham systems tend to take profits as a trade moves in their favor, as distinct from a trend follower which maintains the position size or may even add to it. This means the systems do not need a long-term trend to be profitable.

o The original research, conducted in Australia in relative isolation to the mainstream of trading ideas, has produced trading systems that are unique.

o Because the program has a low correlation to other traders, it is not only worthwhile as a stand-alone investment, but also adds value to a portfolio of traders. The minimal correlation of Grinham with the Barclay's CTA Index should provide the program with the ability to profit at times when the majority of other commodity trading advisors are losing money. This is a key feature of the program.

DEVELOPMENT OF THE TRADING SYSTEMS

         Since the inception of the trading program, Grinham has endeavored to improve its trading systems by the stepwise implementation of well researched enhancements. The program initially was traded on just 12 markets with only one system. Through a series of consistent additions, this has increased to 45 markets and one system with ten components.

         It is anticipated that in order to improve the risk/reward profile of the system, further changes will be made in the future. Grinham is constantly undertaking research into techniques to improve the trading. It is anticipated that any improvements will come in the form of further diversification within the existing trading system as opposed to any significant changes to the current model.

         Changes will have two forms. Firstly, additional markets will be added to increase the diversification further. This will further improve the return/risk profile of the trading. Secondly, Grinham will increase the system diversification by adding new systems that are ROBUST and trade a BALANCED portfolio provided they have a low correlation to the existing systems. This will allow better implementation of the ideas that make the trading models successful by reducing the reliance on particular parameter sets.

PAST PERFORMANCE INFORMATION

         Grinham uses the one trading system but relies upon diversification to achieve superior results. As a result accounts that are too small to take advantage of the full trading program generally underperform those accounts that can. To distinguish between accounts that are fully diversified and those that are not, Grinham has separated the two for the purposes of performance reporting. Grinham trades its Diversified Managed Accounts Program for the Fund.


         The Diversified Managed Accounts Program (accounts over USD$10,000,000) is fully diversified.


         The composite rates of return shown should not be taken as representative of any rate of return actually received by any single account represented in the records. An investor should note that different accounts can have varying investment results for many reasons, including, but not limited to:
(1) procedures governing timing for commencement of trading and establishing a full portfolio for new accounts; (2) the period in which accounts are open; (3) leverage employed; (4) interest earned; (5) advisory and incentive fees charged and the amount of brokerage commissions; (6) the timing of orders to open and close positions; (7) market conditions which can effect the quality of trade executions; (8) trading restrictions imposed by the client; and (9) the size of the account which can influence the size of positions taken and the markets traded. In general, the larger the account, the more diversification will be employed by Grinham. Grinham believes that the more diversification used, the better the risk to return profile will be over the long term.


         Grinham has been trading as an Australian commodity trading advisor with a Futures Brokers License from the Australian Securities Commission and an Associate Membership of the SFE since September 1993. The monthly rate of return is calculated by dividing the net performance of the account by the starting nominal account size. If a significant deposit or withdrawal is made during the month, that day is treated as if it were the end of the month. The rates of return for all such periods are multiplied together to give the monthly rate of return.


         Grinham believes that this method yields substantially the same rates of return as the Fully-Funded Subset method and the rates of return presented in the performance summaries are representative of the trading program for the periods presented.


         For the Diversified Managed Accounts Program performance summary from periods beginning after January 1, 1999, Grinham has adopted the Fully-Funded Subset method of computing rate-of-return and performance disclosure.


         The monthly rate of return is calculated by dividing the net performance of the account by the beginning equity in the Fully-Funded Subset. If a significant deposit or withdrawal is made during the month, that day is treated as if it were the end of the month. The rates of return for all such periods are multiplied together to give the monthly rate of return.

         THERE CAN BE NO ASSURANCE THAT GRINHAM'S APPROACH TO TRADING THE FUTURES MARKETS WILL YIELD THE SAME RESULTS IN THE FUTURE AS IT HAS IN THE PAST.

DIVERSIFIED MANAGED ACCOUNTS PROGRAM


         Grinham trades this program on behalf of the Fund. The following summary performance information and chart present the composite performance results of Grinham's Diversified Managed Accounts Program for the period from January 1999 through February 2004.

                   NAME OF CTA: Grinham Managed Funds Pty Ltd.
              NAME OF PROGRAM: Diversified Managed Accounts Program
           INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: September 1993
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 1993
                           NUMBER OF OPEN ACCOUNTS: 34
      AGGREGATE (EXCLUDING "NOTIONAL" EQUITY) ASSETS OVERALL: $534,690,833
     AGGREGATE (INCLUDING "NOTIONAL" EQUITY) ASSETS OVERALL: $1,302,858,664 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $534,690,833
    AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $1,303,699,425
                    LARGEST MONTHLY DRAWDOWN: (9.94)% (10/01)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (24.73)% (8/97-4/99)
                    NUMBER OF PROFITABLE CLOSED ACCOUNTS: 74
                   NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 30

===============================================================================================================
  Monthly Performance     2004(%)      2003(%)      2002(%)        2001(%)        2000(%)         1999(%)
---------------------------------------------------------------------------------------------------------------
January                     (0.56)     (0.52)        (0.83)       (2.90)            7.38          (2.13)
---------------------------------------------------------------------------------------------------------------
February                     0.81       1.09         (3.87)        1.42            (0.35)         (0.35)
---------------------------------------------------------------------------------------------------------------
March                                   0.71%         3.70         6.13            (0.74)         (0.79)
---------------------------------------------------------------------------------------------------------------
April                                  (3.70%)       (0.73)        0.15            (0.43)         (2.68)
---------------------------------------------------------------------------------------------------------------
May                                     5.72%         0.82         1.94             1.61           2.08
---------------------------------------------------------------------------------------------------------------
June                                   (1.58%)        7.87         1.18            (1.08)          0.69
---------------------------------------------------------------------------------------------------------------
July                                   (0.71%)        2.79         2.47            (1.24)          2.32
---------------------------------------------------------------------------------------------------------------
August                                 (0.62%)        2.09         1.69            (1.97)         (3.45)
---------------------------------------------------------------------------------------------------------------
September                               3.21%         3.34         5.50             0.93          (0.91)
---------------------------------------------------------------------------------------------------------------
October                                (0.29%)       (1.41)        3.07            (0.31)         (0.30)
---------------------------------------------------------------------------------------------------------------
November                               (0.48%)       (1.40)       (3.90)            5.52           2.63
---------------------------------------------------------------------------------------------------------------
December                               (0.02)         5.52        (1.66)            2.29           0.72
---------------------------------------------------------------------------------------------------------------
Compound Rate of Return     0.24        2.54         18.69        15.57            11.43          (2.35)
                         (2 months)
===============================================================================================================



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                  [Remainder of page left blank intentionally.]

HYMAN BECK AND COMPANY, INC.

         Hyman Beck & Company, Inc. ("HB & Co."). was incorporated under the laws of the State of Delaware in February 1991 and is wholly-owned by Mr. Alexander Hyman and Mr. Carl J. Beck. HB & Co. is registered as a commodity trading advisor and commodity pool operator with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association in such capacities effective March 1991. THE REGISTRATION OF HB & CO. WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED HB & CO. OR THE FUND.

         KENMAR CURRENTLY EXPECTS TO ALLOCATE ASSETS TO HB & CO. ON OR ABOUT MAY 1, 2004 AND EXPECTS TO EVENTUALLY ALLOCATE AT LEAST 10% OF THE FUND'S ASSETS TO HB & CO., AT WHICH POINT, HB & CO. WOULD THEN BE CONSIDERED TO BE A CORE ADVISOR OF THE FUND.

         KENMAR EXPECTS HB & CO. TO TRADE EITHER THE FASTTRAC PORTFOLIO OR THE MACRO STRATEGIES PORTFOLIO ON BEHALF OF THE FUND.

OVERVIEW

         HB & Co. is engaged in the business of providing trading advisory services to customers with respect to futures contracts, forward contracts, options on futures contracts and physical commodities, exchange of futures for physical ("EFP") transactions, and other futures-related interests (collectively, "futures interest contracts") on United States and foreign exchanges and markets. HB & Co. trades futures interest contracts including, but not limited to, contracts in agricultural items, energy products, financial instruments and indices, foreign currencies, and metals. HB & Co. manages accounts for trading in futures interest contracts on a discretionary basis; its trading methodologies are speculative in nature.

         HB & Co. and its principals or employees of HB & Co. may trade futures interest contracts for their own accounts. In such proprietary trading, HB & Co. or such persons may trade their own accounts aggressively and, thus, may assume more risks than HB & Co. will normally assume on behalf of the accounts managed by it. Such trading may be conducted in accordance with the same approach as is used in trading accounts managed by HB & Co. or pursuant to different approaches or strategies and may be done at brokerage rates which are substantially lower than the rate which clients pay. Because trading for such accounts may be conducted pursuant to different trading approaches or strategies from those employed for clients, trades for such accounts may occur before trades for client accounts may be opposite to those for client accounts. Accordingly, such proprietary accounts may experience trading results which are substantially different from those experienced by client accounts. The records of proprietary trading (including any written policies relating to such trading) will not be available to clients for inspection.

TRADING APPROACHES

TECHNICAL VS. FUNDAMENTAL TRADING

         HB & Co. relies primarily on technical analysis. The trading methodologies employed by HB & Co. are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative and proprietary in nature.

TECHNICAL TREND-FOLLOWING APPROACH

         The profitability of HB & Co.'s trading pursuant to technical trend-following analysis, emphasizing mathematical and charting approaches, will depend on the occurrence in the future, as in the past, of major price trends in some markets. If there are no such price trends, trend-following trading approaches are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur. Technical, trend-following trading approaches will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, these types of trading styles seek to close out losing positions quickly and to hold profitable positions, or portions thereof, for as long as the trading systems determine that the particular market trend continues to exist. There can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed the number of profitable transactions. However, if the systems are successful, these losses should be more than offset by a few large gains.

         HB & Co. employs risk management techniques which have been developed by Messrs. Beck and Hyman with the objectives of limiting losses, controlling market exposure and capturing profits. HB & Co.'s trading approach also includes a "neutral mode" which may indicate that no position is appropriate in a particular contract or contract group in an attempt to preserve capital in trendless markets. Position size is a dynamic function of the volatility and price trend of each market and may vary significantly from one trade to the next within each market.

SHORT TERM TRADING APPROACH

         HB & Co. developed its short term trading approach to take advantage of shorter-term market movements that are often ignored by its longer term trading systems. The strategy seeks to identify dislocations, which occur on a regular basis during intraday periods. These markets movements occur as a result of temporary dislocations or as a part of a longer-term market movement. The strategy seeks to trade on a rapid basis and is therefore self-correcting. These short-term models create an excellent opportunity to participate in market movements distinctly different from those, which HB & Co. longer-term strategies tend to exploit.

IMPLEMENTATION OF TRADING APPROACHES

         HB & Co., from time to time, may change or refine the trading systems employed to manage its accounts as a result of ongoing research and development. Clients will not be informed of these changes as they may occur. Additional trading systems may be developed by the principals of HB & Co. and may be employed in trading accounts managed by HB & Co. The principals of HB & Co. review and maintain discretion over all computer generated trading parameters. Although technical trading systems normally consist of a series of fixed rules applied manually or by computer, such systems still require certain subjective judgments and decisions. For example, Messrs. Beck and Hyman will select the contracts and markets which will be followed, the contracts and markets which will be actively traded and the contract months in which positions will be maintained. Messrs. Beck and Hyman will also determine when to roll over a position (i.e., liquidate a position which is about to expire and initiate a new position in a more distant contract month). These types of decisions require consideration of, among other things, the volatility of a particular market, the pattern of price movements (both interday and intraday), open interest, trading volume, changes in spread relationships between various contract months and between various contracts and overall portfolio balance and risk exposure. With respect to the timing and execution of trades, Messrs. Beck and Hyman may also rely to some extent on the judgment of others, such as floor brokers. No assurance can be made that consideration will be given to any or all of the foregoing factors by Mr. Beck and Mr. Hyman with respect to every trade for an account managed by HB & Co. or that consideration of any of such factors in a particular situation will lessen the account's risk of loss. Clients should be aware that such decisions may involve a substantial element of judgment and the unavailability of Messrs. Beck or Hyman to make such decisions could materially impair the operation of the technical trading approach.

LEVERAGE AND RISK MANAGEMENT

         Along with the subjective decision making authority reserved for Messrs. Beck and Hyman, HB & Co. also maintains certain risk management procedures for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. HB & Co. may continually adjust its trading portfolios and the position size of an order immediately prior to placement, and/or after the initial position is established, based on such factors as past market volatility, prices of commodities, amount of risk, potential return and margin requirements. The decision not to trade a certain futures interest at certain times or to reduce the number of contracts traded in a particular futures interest may result in missing significant profit opportunities that otherwise might have been captured if HB & Co. depended solely on the computer-based aspects of its trading strategy or on different trading strategies altogether.

         HB & Co. may, at its discretion, adjust leverage in certain markets or entire portfolios. Adjustments to certain positions or entire portfolios for leverage may positively or negatively affect performance. In addition, if an adjustment is made to one trading portfolio it is not necessarily made to all portfolios. Consistent with HB & Co.'s risk management procedures, it is anticipated that Asset Allocation Portfolio accounts, due to their greater market and strategy diversification, will be more aggressively leveraged (committing a larger percentage of account assets to margin) from time to time than will accounts participating in the individual HB & Co. portfolios. Factors which may affect the decision to adjust leverage include research, portfolio diversification, current market volatility, risk exposure, subjective judgment, and evaluation of other general market conditions. No assurance is given to clients that such leverage adjustments will be to their financial benefit, and such leverage adjustments may actually result in lost opportunities or substantial losses. New client accounts may encounter certain risks related to the initial investment of assets during account start-up periods. For example, during an account's start-up period, the level of diversification may be lower than a previously existing account with a fully committed and diversified portfolio. Also, a new account may commence trading in markets which have experienced a trend in the account's favor but then subsequently retrace. Since HB & Co. considers preservation of initial assets paramount to producing trading results, HB & Co. employs risk management techniques in an effort to reduce risk. These techniques include attempts to trade multiple uncorrelated markets in an effort to diversify as well as to limit the equity committed to each market and market sector. No assurance can be given to clients that such techniques will be to their financial benefit, and such techniques may actually result in lost opportunities or substantial losses. HB & Co. believes that a long-term commitment to its trading approach is necessary for profitable trading opportunities. Although client accounts may be closed at any time, HB & Co. suggests that prospective clients refrain from opening an account unless they can commit a minimum of two years to the investment. Due to the importance of diversification among many markets, HB & Co. suggests a minimum client account size of $1 million. Account sizes under $1 million may be exposed to increased volatility of returns and additional risk of loss.

         The potential for profit, and associated risks, for a particular client's account at different times, and for different client accounts at the same time, may vary significantly according to factors including, but not limited to, the HB & Co. portfolio traded, market conditions, the size of the given account, the brokerage commissions charged, the management and incentive fees charged, the contracts, if any, excluded by the client, and the account commencement date. Accordingly, no client should expect the same performance results as any other account or the composite performance presented herein.

MANAGEMENT

         The background of each of the principals of HB & Co. is set forth below.


         ALEXANDER HYMAN is the President of HB & Co. and is registered as a Principal and Associated Person of HB & Co. Mr. Hyman is also a fifty percent shareholder of HB & Co. For the past five years, Mr. Hyman, along with Mr. Beck, has been directly responsible for all trading and money management decisions made by HB & Co. Mr. Hyman was graduated from Hofstra University in May 1983 with a B.B.A. degree in International Business and Economics.

         CARL J. BECK is Vice President, Secretary, Treasurer of HB & Co. and is registered as a Principal and Associated Person of HB & Co. Mr. Beck is also a fifty percent shareholder of HB & Co. Mr. Beck, along with Mr. Hyman, has been directly responsible for all trading and money management decisions made by HB & Co. for the past five years. Mr. Beck was graduated magna cum laude from Fordham University in May 1983 with a B.A. degree in Economics and earned an M.B.A. degree in Finance from New York University in May 1989.

         NORMAN HYMAN is director of trading at HB & Co. and is registered as a Principal and Associated Person of HB & Co. For the past five years, Mr. Hyman has been responsible for all daily trading room personnel and activities including executions, reporting, and documentation. He attended Oakland Community College.

         SOCRATES IOANNIDIS is the director of quantitative research at HB & Co. and is registered as a Principal of HB & Co. Since joining HB & Co. in May 2000, Dr. Ioannidis has been responsible along with Messrs. Hyman and Beck for research activities and product development. Dr. Ioannidis holds a B.S. in Chemical Engineering from Aristotle University of Thessaloniki, Greece, a Ph.D. in Chemical Engineering from New Jersey Institute of Technology, and a M.S. in Mathematical Finance from New York University's Courant Institute of Mathematical Sciences. Prior to joining HB & Co., Dr. Ioannidis worked from February 1998 to May 2000 as a research engineer for OLI Systems, Inc. a leader in research and software development for thermodynamic applications. Dr. Ioannidis has several publications in refereed journals in the area of chemical thermodynamics.

         JAMES F. LUBIN is registered with the NFA as a Principal and Associated Person of HB & Co. Since joining HB & Co. in July 2003, Mr. Lubin has been responsible for product development, strategic planning, investment strategy and business development. Prior to joining HB & Co. Mr. Lubin was a Senior Vice President within the Fixed Income Division of Lehman Brothers from June 1999, where he was responsible for establishing the foreign exchange business with Alternative Investment Managers.

Mr. Lubin was graduated from Adelphi University in May 1979 with a B.A. degree in Economics and earned an M.B.A. degree in Finance from Adelphi University in May 1983.


THE FASTTRAC PORTFOLIO

         FastTrac is a quantitative trading strategy named heuristically for its relative short duration of trades. Participant markets for a given book of trades include major FX outrights and crosses thereof. FastTrac is considered to be a valid translation of the long term divergent trading approach on a shorter time frame. Intraday data are analyzed for signal projection and leverage calculations on a market-by-market as well as on a portfoliowide basis. The trading strategies are based on quantitative models that generate trading signals across a portfolio of markets. Money management techniques are incorporated to these models for either increasing or reducing portfolio exposure when appropriate. The quantitative models implemented have been developed and maintained internally.



THE MACRO STRATEGIES PORTFOLIO

         The  Macro  Strategies   Portfolio  is  an  investment   program  which
incorporates a short term divergence trading component to a "macro" trading style program. The Portfolio focuses on adding convexity from both long and short term divergent market activity in a non-correlated fashion. In this way, the portfolio's position trading component duration effectively shortens without sacrificing its potential to build on long term convexity. A dynamic allocation procedure is systematically employed in an attempt to maximize the alpha and volatility characteristics of each contributing strategy. The components of the portfolio work seamlessly to provide high expected annual returns with controlled drawdown characteristics that set it apart from other long term directional trading programs. HB & Co. believes that the combination of long term trend following and short term trading strategies provide an optimal risk/reward ratio for quantitative trading systems. The trading levels are determined by HB &Co. using its dynamic allocation system which adjusts trading levels based on historical research. HB & Co. expects the two trading components to hold opposite positions on a regular basis, and those positions may be traded on a netted basis, when possible.

FASTTRAC PORTFOLIO


         HB & Co. may trade this program on behalf of the Fund. The following summary performance information and table reflect the composite performance results of the FastTrac Portfolio from February 2003 through February 2004.



                     NAME OF CTA: Hyman Beck & Company, Inc.
                       NAME OF PROGRAM: FastTrac Portfolio
             INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: March 1991
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: February 2003
                           NUMBER OF OPEN ACCOUNTS: 4
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $319,094,538
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $381,822,374 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $3,559,773
     AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $26,159,048
                    LARGEST MONTHLY DRAWDOWN: (2.56)% (10/03)
            LARGEST PEAK-TO-VALLEY DRAWDOWN: (3.02)% (10/03 - 12/03)
                     NUMBER OF PROFITABLE ACCOUNTS CLOSED: 1
                    NUMBER OF UNPROFITABLE ACCOUNTS CLOSED: 0

    ----------------------------------------------------------------------------
    Monthly Performance             2004 (%)                  2003 (%)
    ----------------------------------------------------------------------------
    January                           7.15                        -
    ----------------------------------------------------------------------------
    February                          0.82                      1.38
    ----------------------------------------------------------------------------
    March                                                       3.97
    ----------------------------------------------------------------------------
    April                                                      (1.90)
    ----------------------------------------------------------------------------
    May                                                         4.23
    ----------------------------------------------------------------------------
    June                                                        3.09
    ----------------------------------------------------------------------------
    July                                                        3.50
    ----------------------------------------------------------------------------
    August                                                      0.76
    ----------------------------------------------------------------------------
    September                                                   3.11
    ----------------------------------------------------------------------------
    October                                                    (1.91)
    ----------------------------------------------------------------------------
    November                                                    0.45
    ----------------------------------------------------------------------------
    December                                                   (1.60)
    ----------------------------------------------------------------------------
    Compound Rate of Return           8.03                      15.84
                                   (2 months)                (11 months)
    ----------------------------------------------------------------------------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

       THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM

MACRO STRATEGIES PORTFOLIO

         HB & Co. may trade this program on behalf of the Fund. The following summary performance information and table reflect the composite performance results of the Macro Strategies Portfolio from October 2003 through February 2004.

                     NAME OF CTA: Hyman Beck & Company, Inc.
                   NAME OF PROGRAM: Macro Strategies Portfolio
             INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: March 1991
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: October 2003
                           NUMBER OF OPEN ACCOUNTS: 1
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $319,094,538
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $381,822,374 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $2,047,001
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $2,047,001
                          LARGEST MONTHLY DRAWDOWN: N/A
                      LARGEST PEAK-TO-VALLEY DRAWDOWN: N/A
                     NUMBER OF PROFITABLE ACCOUNTS CLOSED: 0
                    NUMBER OF UNPROFITABLE ACCOUNTS CLOSED: 0

--------------------------------------------------------------------------------
Monthly Performance                2004 (%)                   2003 (%)
--------------------------------------------------------------------------------
January                              3.60
--------------------------------------------------------------------------------
February                             3.00
--------------------------------------------------------------------------------
March
--------------------------------------------------------------------------------
April
--------------------------------------------------------------------------------
May
--------------------------------------------------------------------------------
June
--------------------------------------------------------------------------------
July
--------------------------------------------------------------------------------
August
--------------------------------------------------------------------------------
September
--------------------------------------------------------------------------------
October                                                         3.27
--------------------------------------------------------------------------------
November                                                        0.77
--------------------------------------------------------------------------------
December                                                        3.02
--------------------------------------------------------------------------------
Compound Rate of Return              6.71                       7.21
                                  (2 months)                 (3 months)
--------------------------------------------------------------------------------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

       THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM

TRANSTREND, B.V.

         Transtrend, B.V. ("Transtrend") is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. It has been registered as a commodity trading advisor and commodity pool operator under the Commodity Exchange Act, as amended (the "CE Act") since September 23, 1994, and is a member of the NFA in such capacities. Transtrend is also licensed as a portfolio manager, and is subject to regulation by the Autoriteit Financiele Markten ("AFM"), the securities board of The Netherlands. Registration under the CE Act, membership in the NFA and the AFM license in no way imply that the CFTC, the NFA or the AFM have endorsed Transtrend's qualifications to provide the commodity trading advisory services described in this document. Transtrend's business office, where its books and records are kept, is located at Admiraliteitskade 73, PO Box 4112, 3006 AC Rotterdam, The Netherlands. Its telephone number is (31) 10 453-6500.

         Diversified Investments B.V. and Robeco Nederland B.V. are registered as Principals of Transtrend.

         Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. The systems participate in futures and forward markets and in options markets. Transtrend's current investment portfolios managed pursuant to Transtrend's Diversified Trend Program cover a multitude of futures and forwards, including short-term and long-term interest rates, currencies, cross rates and stock indices and a variety of commodities, including agricultural products, energy products and metals. Its market approach attempts to benefit from directional price moves in outright prices and in spreads and ratios. Apart from trading in the interbank market, Transtrend operates on approximately fifty different futures and options exchanges in approximately twenty-five countries on five continents. Transtrend's professional expertise is supported by a qualified research team, sophisticated infrastructure, an enormous database and successful experience. Transtrend's innovative research team consists of academics, most of them educated in exact sciences such as applied mathematics, econometrics and physics.

         Transtrend's first approved system started in October 1991 after four years of in-depth price research and product development. Before the 1993 buy-out, Transtrend managed substantial proprietary accounts with comparable returns based on (at that time) identical trading systems. The buy-out made it possible to offer Transtrend's expertise to third parties.

         In its proprietary trading, Transtrend, its principals and employees will generally follow the same basic trading methods and strategies as Transtrend's clients. Such persons, however, may elect not to trade their proprietary accounts in parallel with client accounts. In their proprietary trading, Transtrend and its principals and employees may trade a larger number of futures, employ a higher amount of leverage, pay lower commission rates, test new markets, instruments and trading methods, utilize different brokers and trade a different mix of futures than client accounts.

         Transtrend and its principals and employees may conduct experimental trading in proprietary accounts to test new systems or variations of its trading methods and strategies and also may trade certain futures for proprietary accounts, but not for client accounts, where a given market or a market at a given time is illiquid or extremely volatile, such as during economic announcements, thereby assuming a greater risk in its proprietary accounts than Transtrend is willing to assume for client accounts.

         Transtrend, its principals and employees at times may take positions in proprietary accounts that are ahead of, the same as or opposite to those taken by Transtrend on behalf of client accounts, and the proprietary accounts of Transtrend, its principals and employees may produce trading results that are different from those experienced by clients. The trading records of Transtrend and its principals will not be made available to clients except to the extent required by law.


         The background of each of the principals of Transtrend is set forth below.



         GERARD VAN VLIET, born in 1948, graduated in March 1972 with a Masters in Business Economics from Erasmus University Rotterdam. After his military service, in which he was engaged from April 1972 until August 1973, Mr. Van Vliet was in the employ of Wessanen Oliefabrieken N.V. in Wormerveer, The Netherlands from September 1973 until April 1975. In the period May 1975 until November 1976 he worked for Lotze & Ozinga B.V., Rotterdam, The Netherlands. From December 1976 until September 1981 Mr. Van Vliet was managing director of Transol Oils & Fats B.V., Rotterdam, The Netherlands. Subsequently he was in the employ of Pimbrokers International B.V., Vlaardingen, The Netherlands during the period October 1981 until October 1982. Mr. Van Vliet has been a council member of the Alternative Investment Management Association ("AIMA") and of various other international trade associations, both in Europe and the United States. In November 1982 he joined the Nidera Group, a multi-national trading concern involved in various agribusiness industries and with a presence in many countries. For Nidera Rotterdam he successfully established a new trading division in vegetable oils. In October 1987 he became Nidera Rotterdam's CEO, supervising a variety of trading divisions and projects, one of which was Transtrend. In January 1992, after five years of general management, Mr. Van Vliet decided to dedicate himself full-time to the development of Transtrend, at that time a subsidiary of the Nidera Group. In October 1993, Transtrend's management initiated a buy-out of the company from Nidera Group. In June 2002, Robeco Nederland B.V. became a co-shareholder in Transtrend. Gerard van Vliet will remain Transtrend's CEO and (indirect) majority shareholder until Robeco Nederland B.V acquires Transtrend's entire share capital in January 2007. Mr. Van Vliet is registered as a Principal and Associated Person of Transtrend.

         JOHANNES "JOEP" P.A. VAN DEN BROEK, born in 1969, graduated in August 1995 with a Masters Degree in Business Economics from Erasmus University Rotterdam. From September 1995 until November 1995, Mr. Van den Broek oriented himself on the labor market. He joined Transtrend as a trader in December 1995. In October 1997, he was appointed Assistant Director (for trading) thereby becoming a member of Transtrend's management team. Effective as of 1 January, 1999, he has become a Managing Director of Transtrend. Mr. Van den Broek is registered as a Principal and Associated Person of Transtrend.

         HAROLD M. DE BOER, born in 1966, graduated in 1990 with a Masters Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with Transtrend for his thesis entitled "Cointegration in (tangible) Commodity Futures." In April 1990, he joined Transtrend as a Research Analyst. In April 1992 he became responsible for Transtrend's research department, and as of October 1997, he became a member of Transtrend's management team with the title of Assistant Director. Effective August 1, 1999, he was appointed a Director of Transtrend. Mr. de Boer's primary responsibility remains focused on research and product development. Mr. de Boer is registered as a Principal of Transtrend.

         All  Directors  of  Transtrend   have  an  academic  degree  and  ample
experience in dealing with derivative markets.

         51% of the voting interest in Transtrend is owned by Diversified Investments B.V., a Dutch limited liability company formed on December 29, 1993 which currently serves as a holding company of Transtrend and as one of its Directors. Diversified Investments B.V. is controlled by Mr. Gerard van Vliet. 49% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robeco Group N.V., which in its turn is 100% owned by Cooperatieve Centrale Raiffeissen-Boerenleenbank B.A. (Rabobank Nederland).

INVESTMENT AND TRADING STRATEGIES

         Transtrend has developed and offers to clients managed account programs pursuant to which it trades futures, contracts, options, forward contracts and other derivative instruments (collectively, "futures," when used in this description of Transtrend's Investment and Trading Strategies) on U.S. and non-U.S. exchanges and markets (regulated and over-the-counter). Transtrend will trade its Diversified Trend Program -- Enhanced Risk Profile subset (USD accounts), which is described more fully below, for the Fund.

DESCRIPTION OF APPLIED CONCEPTS AND METHODOLOGY

         The  applied  principles  of  risk  management  play a  dominant  role.
Transtrend's managed futures programs are designed to pursue capital growth within the limits of a defined risk tolerance.

         The programs are entirely based on quantitative analysis of signaled price behavior of outright prices and of intra-market and/or inter-market spreads in the markets concerned and therefore not on a fundamental analysis. The programs may enter into both long and short positions in any of the markets involved or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered.

         The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollars under management. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each dollar under management.

         The programs are systematic by nature and require a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the programs. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program(s) selected by the client. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances, it may use discretion in an attempt to limit risk to a position or account. The use of discretion by it may have a positive or negative impact on performance of an account.

         Transtrend defines the portfolio composition and the relative weighting of product or markets within each portfolio irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

         As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is, amongst other things, a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

         Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In certain trading (sub)-systems, risk assessment can be determined on the basis of a regular or continuous evaluation of daily price behavior, leading to regular adjustments during the lifetime of exposures, while in other (sub)-systems the risk assessment can be based on risk factors at the time of entry of individual trades. In all systems the assessment of price volatility plays a prominent role.

         Collectively and over time, Transtrend's programs have generated a significant number of favorable trades, and the average profit per trade has been significantly higher than the average loss per trade. Also, the variance of monthly returns of profitable months has exceeded the variance of the returns of losing months over the course of time.

         In most trading (sub)-systems there are elements which identify and respect the dominant market direction. The systems are designed to exploit recurring, non-random characteristics of price behavior in all markets. The totality of the advised trades has thus far represented an "elevated collective profit expectancy" over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time.

         The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The systems exploit directional price movement of outright prices, of time spreads in one or more time frames and of intermarket and interproduct spreads and ratios.

         One of the strengths of Transtrend's programs is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent (I.E., disciplined) application by Transtrend and a consistent (I.E., prolonged) participation by the client are both essential to realize the pursued returns over the course of time.

         All programs are designed to be as diversified as possible within the limits of the amount of funds under Transtrend's management and in the context of the selected portfolio composition based on reasonable minimum transaction sizes in the execution process. The degree of diversification in terms of markets and strategies involved may increase as the account size grows.

         The programs may combine different product-market-combinations with multiple trading (sub)-systems. A higher number of markets and trading systems generally contributes to a higher stability of returns over the course of time.

         Simultaneous application of diverging trading strategies (trading systems), each with a positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to a single trading system.

DESCRIPTION OF PROGRAM

         Transtrend offers its "Diversified Trend Program" to clients since October 1993. The Diversified Trend Program can at any time be (net) long, short or neutral in any given market, and the program may include any known futures contract/market, as well as over-the-counter currency positions.

         Currently,   Transtrend   manages  client  accounts   pursuant  to  its
Diversified Trend Program with portfolio composition, average margin commitment, money management principles and entry/exit tools described below.


PORTFOLIO COMPOSITION (DIVERSIFIED TREND PROGRAM)

         In Transtrend's Diversified Trend Program the composition of a fully diversified portfolio includes interest instruments, stock indices, currencies, cross rates and tangible commodities. Transtrend pursues the highest possible degree of portfolio diversification within relevant constraints, E.G., restrictions imposed by the CFTC on trading certain non-US stock index and bond futures for US investors, specific client requirements, volume restrictions and limitations as a result of account size.

         Once the acceptable portfolio components have been defined, Transtrend determines the (relative) proportions of all components within the portfolio on basis of the signaled degree of correlation over the course of time which is re-computed at least twice a year. Correlation analysis contributes to estimate the risk of coinciding trend reversals on a portfolio level.

         The allocation to markets/instruments can vary over the course of time. As of the date of this Memorandum, the indicative average allocation within the various portfolios under Transtrend's Diversified Trend Program tends to be as follows:

                        (rounded numbers/indication only)

Interest Instruments                        23%
Stock Indices                               13%
Forex Markets                               32%
Metals                                       4%
Energy Products                             19%
Agricultural Markets                         9%
                                            ---

Total                                      100%

         The indicative average allocation of individual accounts is likely to deviate from this indicative average for all accounts. Portfolios solely containing CFTC-approved markets deviate from portfolios without such restriction and can have a less diversified exposure to global stock indices and bond contracts. The use of a particular clearing broker may effectively restrict the access to certain markets or exchanges and henceforth have an impact on the net returns.

         At specific points in time a portfolio composition can deviate significantly from the indicative average, amongst others, because the trading systems are designed to avoid market exposure in (individual) markets that are classified as side-ways or which are too volatile.

AVERAGE MARGIN COMMITMENT (DIVERSIFIED TREND PROGRAM)

         For fully-funded accounts under the Diversified Trend Program - in its Standard Risk profile - Transtrend generally commits an average of approximately 10% of the assets in a client's account as margin or premium for futures positions. However, such percentage has varied from 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges. For partially-funded accounts (accounts consisting of actual funds traded as a higher designated nominal account size) under the Diversified Trend Program, average margin commitments generally approximate 10% of the designated nominal account size based on the Standard Risk profile. However, such percentage has varied from 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges.

         The Diversified  Trend Program's  Enhanced Risk profile generally means
1.5 times the leverage, and as such the average margin commitments, of the Diversified Trend Program's Standard Risk profile.


APPLIED MONEY MANAGEMENT TECHNIQUES

         The risk-estimate is trade-based and takes volatility into account. This implies an (internal) risk-evaluation by the applied signaling-systems, which may lead to adjustments of position sizes during the lifetime thereof. The initial risk evaluation determines the position size at the time of entry. Signaled price behavior may lead to a gradual reduction of the initial position. Significantly adverse price behavior may lead to an exit for the entire (remainder of the) position. Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. Such extreme conditions may be real or perceived. It cannot be excluded that such reductions, which have the sole intention to reduce risk, will reduce the profitability which could have been achieved otherwise.


ENTRY/EXIT TOOLS

         The entry/exit tools may contain both proprietary trend-following and contra-trend elements and include techniques of (dynamic) profit targets and (dynamic) stops for individual trades. The systems act at specific times and upon specific price levels during a market session or during the day.

         Transtrend reserves the right to change its trading techniques at any time, without prior notice to or approval from its clients. The implementation of changes will be based on the conclusions of research by Transtrend. The effects of such changes are measured over the course of time and therefore do not necessarily result in a better performance immediately after implementation.

         THERE CAN BE NO ASSURANCE THAT TRANSTREND'S APPROACH TO TRADING THE FUTURES MARKETS WILL YIELD THE SAME RESULTS IN THE FUTURE AS IT HAS IN THE PAST.

PAST PERFORMANCE INFORMATION

         The following tables set forth the pro-forma past performance of the Enhanced Risk Profile subset (USD accounts) of Transtrend's Diversified Trend Program, which it will trade on behalf of the Fund, as well as the Enhanced Risk Profile subset of the Diversified Trend Program for Euro accounts, the Enhanced Risk Profile subset of the Diversified Trend Program for Swiss Francs accounts, the Standard Risk Profile for USD accounts and Standard Risk Profile for Euro accounts subsets of the Diversified Trend Program, and the ComBo Program (including its alternatives, ComboLogic and ComboBasic, which are no longer offered by Transtrend), which Transtrend does not trade on behalf of the Fund. The results set forth in the following summary performance information are not necessarily indicative of the results which Transtrend may achieve in the future. No representation is made that Transtrend will or is likely to achieve for the Fund profits or incur losses comparable to those shown. Transtrend's performance set forth below is shown on an account by account basis based upon the amount of actual funds in each client account. The presentation of past performance based on actual funds overstates the positive and negative performance of such accounts as compared to computing the rates of return of such accounts based on their nominal account size. Transtrend presents its past performance in this manner in accordance with applicable CFTC guidance because Transtrend does not qualify for the use of the "Fully-Funded Subset Method" (as set forth in CFTC Advisory 93-13) and because the results of Transtrend's accounts are not materially the same thereby not allowing Transtrend to present its past performance on a composite basis including and excluding notional funds.

         Rate of return represents pro forma net performance for the period divided by beginning net asset value. Up to July 2003, an adjusted beginning net asset value was calculated in certain months to take account of intra-month additions and/or withdrawals. As of July 2003, intra-month additions and/or withdrawals are taken into account when they occur. The resulting intra-month rates of return compound to a monthly rate of return. Pro forma net performance represents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions and mark-ups of approximately 2% of the Nominal Account Size per annum for the Diversified Trend Program's Standard Risk profile and of approximately 3% of the Nominal Account Size per annum for the Diversified Trend Program's Enhanced Risk profile and approximately 0.75% of the Nominal Account Size per annum for the ComBo Programs (on average approximately U.S. $8.50 per round-turn trade, worldwide); (b) less pro forma monthly management fees of 0.25% of beginning Nominal Account Size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of net new appreciation achieved on the account. For purposes of computing pro forma net performance, interest income credits accruing to the accounts have been omitted. Transtrend believes that the pro forma adjustments made to the tables fairly reflect a customary fee and expense structure for clients.

         For a composite performance record for the Diversified Trend Program -- Enhanced Risk Profile (U.S. Dollar Account Subset -- "Notional" Equity Included), see page 132 of "Part Two -- Statement of Additional Information -- The Core and Potential Core Advisors." For such composite performance record, rate of return represents pro forma net performance for the period divided by beginning Notional Account Size. Up to July 2003, an adjusted beginning Notional Account Size was calculated in certain months to take account of intra-month additions and/or withdrawals although in certain instances the pro forma rate of return was calculated by excluding accounts with significant additions or withdrawals which would materially distort the rate of return. As of July 2003, rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month additions and/or withdrawals are taken into account when they occur without distorting the monthly rate of return. Pro forma net performance represents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions and mark-ups of approximately 2% of the Notional Account Size per annum for the Diversified Trend Program's Standard Risk profile and of approximately 3% of Notional Account Size per annum for the Diversified Trend Program's Enhanced Risk profile (on average approximately U.S. $8.50 per round-turn trade, worldwide); (b) less pro forma monthly management fees of 0.25% of beginning Notional Account Size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of net new appreciation achieved on the account; and (d) plus pro forma interest income at a rate equal to 90% of the relevant 3-month interest rate on the Notional Account Size. Transtrend believes that the pro forma adjustments made to the tables fairly reflect a customary fee and expense structure for clients. In the applied method negative monthly return percentages will be mitigated by a consistent give-back computation of performance fees, whether actually accrued to date and/or yet to be accrued in the future, which may not necessarily happen, and also by a consistent computation of pro forma interest income, whether actually received (I.E. on Actual Funds) or assumed to be received (I.E. on Notional Funds).

         Certain accounts managed by Transtrend are subject to a variety of additional third party fees and expenses which are not directly related to Transtrend's trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses varies on an account by account basis and most accounts do not incur any substantial third party fees or expenses. Since Transtrend is not paid these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts shown would not accurately represent Transtrend's trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend's incentive fees. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses. For example, the Fund's performance includes the payment of certain third party expenses (including for ongoing sales compensation payable to selling agents), which amounts are not deducted from the performance shown in such table.

                  [Remainder of page left blank intentionally.]

DIVERSIFIED TREND PROGRAM -- ENHANCED RISK PROFILE (U.S. DOLLAR ACCOUNTS SUBSET)

         Transtrend trades this program on behalf of the Fund. The following summary performance information and chart reflect the results of the Enhanced Risk Profile individual US dollar accounts of Transtrend's Diversified Trend Program on the basis of actual funds for the period from January 1999 through February 2004.

                          NAME OF CTA: Transtrend B.V.

NAME OF PROGRAM: Diversified Trend Program--Enhanced Risk Profile (USD accounts)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1995

                           NUMBER OF OPEN ACCOUNTS: 27
      AGGREGATE ASSETS OVERALL EXCLUDING "NOTIONAL" EQUITY: $1,069,673,463 AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $1,956,777,509 AGGREGATE ASSETS IN PROGRAM EXCLUDING "NOTIONAL" EQUITY: $575,003,737
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $911,485,832
                    LARGEST MONTHLY DRAWDOWN: (26.65)% (9/03)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (43.89)% (6/03-9/03)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 7

                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 1


----------------- -------------- ------------------ --------------------------- --------------------- -------------------------
  ACCOUNT NO.     INCEPTION OF     ACTUAL FUNDS      COMPOUND ANNUAL RATE OF      LARGEST MONTHLY      LARGEST PEAK-TO-VALLEY
                     TRADING     FEBRUARY 29, 2004            RETURN                  DRAWDOWN                DRAWDOWN
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   1.                 1/95               $0         1999:    23.70%  (7 mos.)   (15.48)% (3/99)       (21.96)% (1/99-3/99)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   2.                 2/97               $0         1999:    0.55%   (7 mos.)   (6.27)% (5/99)        (9.77)% (1/99-5/99)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   3.                 3/97               $0         2000:    (6.47)%  (10 mos.) (25.66)% (10/99)      (39.83)% (7/99-7/00)
                                                    1999:    (23.83)%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   4.                 4/97         $1,602,756.09    2004:    14.08% (2 mos.)    (17.71)% (10/99)      (33.22)% (1/99-7/00)
                                                    2003:    15.79%
                                                    2002:    31.98%
                                                    2001:    23.53%
                                                    2000:    21.15%
                                                    1999:    (25.16)%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   5.                 1/98               $0         2001:    31.12%             (12.29)% (10/99)      (18.40)% (1/99-7/00)
                                                    2000:    8.37%
                                                    1999:    (8.96)%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   6.                 6/98               $0         2000:    (13.83)%  (9 mos.) (13.71)% (10/99)      (28.04)% (1/99-7/00)
                                                    1999:    (15.06)%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   7.                 6/98              $0          2001:    0.27%  (2 mos.)    (13.79)% (10/99)       (25.41)% (1/99-7/00)
                                                    2000:    11.69%
                                                    1999:    (16.84)%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   8.                 6/98              $0          1999:    (12.68)%  (9       (9.30)% (1/99)         (16.15)% (1/99-5/99)
                                                             mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   9.                 12/99        $8,796,673.00    2004:    6.70% (2 mos.)     (5.44)% (3/03)         (7.36)% (5/03-9/03)
                                                    2003:    4.63%
                                                    2002:    16.25%
                                                    2001:    17.88%
                                                    2000:    6.00%
                                                    1999:    1.02% (1 month)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   10.                4/01        $15,537,985.00    2004:    31.67% (2 mos.)    (15.61)% (3/03)        (25.77)% (05/03 -
                                                    2003:    20.40%                                    09/03)
                                                    2002:    119.77%
                                                    2001:    97.36% (9 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   11.                9/01        $13,154,694.63    2004:    6.63% (2 mos.)     (5.18)% (3/03)         (6.67)% (5/03-9/03)
                                                    2003:    6.82%
                                                    2002:    20.80%
                                                    2001:    9.94%  (4 mos.)
-------------------------------------------------------------------------------------------------------------------------------

                              PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

-------------------------------------------------------------------------------------------------------------------------------

----------------- -------------- ------------------ --------------------------- --------------------- -------------------------
  ACCOUNT NO.     INCEPTION OF     ACTUAL FUNDS      COMPOUND ANNUAL RATE OF      LARGEST MONTHLY      LARGEST PEAK-TO-VALLEY
                     TRADING     FEBRUARY 29, 2004            RETURN                  DRAWDOWN                DRAWDOWN
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   12.                2/02        $15,903,037.05    2004:    43.72% (2 mos.)    (15.24)% (9/03)        (35.53)% (5/03-9/03)
                                                    2003:    19.50%
                                                    2002:    133.49% (11 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   13.                4/02               $0         2003:    22.94%             (16.25)% (3/03)        (16.25)% (2/03-3/03)
                                                    2002:    52.69% (9 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   14.                5/02         $1,833,348.99    2004:    31.39% (2 mos.)    (17.11)% (3/03)        (25.92)% (9/02-11/02)
                                                    2003:    72.83%
                                                    2002:    165.42% (8 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   15.                6/02        $12,786,436.30    2004:    25.37% (2 mos.)    (17.88)% (3/03)        (21.73)% (5/03-9/03)
                                                    2003:    19.74%
                                                    2002:    85.31% (7 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   16.                6/02         $2,084,027.13    2004:    15.05% (2 mos.)    (10.73)% (3/03)        (12.92)% (5/03-9/03)
                                                    2003:    16.45%
                                                    2002:    43.54% (7 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   17.                7/02         $8,693,685.98    2004:    33.72% (2 mos.)    (14.90)% (3/03)        (26.95)% (5/03-9/03)
                                                    2003:    28.76%
                                                    2002:    23.15% (6 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   18.                11/02       $33,256,015.01    2004:    15.62% (2 mos.)    (21.72)% (3/03)        (21.72)% (2/03-3-03)
                                                    2003:    8.12%
                                                    2002:    13.23% (2 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   19.                2/03         $3,441,888.66    2004:    21.35% (2 mos.)    (11.63)% (3/03)        (15.89)% (5/03-9/03)
                                                    2003:    4.56% (11 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   20.                2/03         $1,863,201.53    2004:    28.71% (2 mos.)    (17.02)% (3/03)        (24.71)% (5/03-9/03)
                                                    2003:    0.48% (11 mos)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   21.                2/03         $1,798,088.31    2004:    28.73% (2 mos.)    (17.21)% (3/03)        (24.61)% (5/03-9/03)
                                                    2003:    (10.55%) (11
                                                             mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   22.                3/03         $1,141,230.30    2004:    21.13% (2 mos.)    (22.66)% (3/03)        (22.66)% (3/03)
                                                    2003:    (6.86%) (10 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   23.                4/03        $54,745,983.96    2004:    8.91% (2 mos.)     (10.08)% (6/03)        (21.34)% (5/03-9/03)
                                                    2003:    1.10% (9 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   24.                4/03       $142,743,971.88    2004:    9.92% (2 mos.)     (3.65)% (6/03)         (9.84)% (5/03-9/03)
                                                    2003:    4.91% (9 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   25.                5/03        $11,334,148.33    2004:    20.03% (2 mos.)    (11.66)% (9/03)        (27.78)% (5/03-9/03)
                                                    2003:    (21.23%) (8 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   26.                5/03        $12,883,826.94    2004:    33.83% (2 mos.)    (11.28)% (7/03)        (27.72)% (5/03-9/03)
                                                    2003:    (4.17%) (8 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   27.                6/03           $997,388.02    2004:    76.39% (2 mos.)    (26.65)% (9/03)        (43.89)% 6/03-9/03)
                                                    2003:    (22.70%) (7 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   28.                7/03       $105,811,505.74    2004:    6.86% (2 mos.)     (2.16)% (7/03)         (4.33)% (7/03-9/03)
                                                    2003:    (2.57%) (6 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   29.                7/03        $13,906,308.21    2004:    13.28% (2 mos.)    (4.67)% (9/03)         (7.74)% (7/03-9/03)
                                                    2003:    (5.10%) (6 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   30.                8/03        $49,038,029.54    2004:    7.36% (2 mos.)     (2.85)% (9/03)         (2.85)% (8/03-9/03)
                                                    2003:    (0.75%) (5 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   31.                11/03       $30,019,532.14    2004:    6.84% (2 mos.)     (0.58)% (11/03)        (0.58)% (11/03)
                                                    2003:    (0.48%) (2 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   32.                12/03        $3,077,398.06    2004:    17.48% (2 mos.)    N/A                    N/A
                                                    2003:    0.56% (1 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   33.                12/03        $4,743,780.47    2004:    19.85% (2 mos.)    N/A                    N/A
                                                    2003:    2.33% (1 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   34.                1/04        $10,737,364.06    2004:    6.77% (2 mos.)     N/A                    N/A
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   35.                2/04        $13,071,431.43    2004:    4.36% (1 mos.)     N/A                    N/A
-------------------------------------------------------------------------------------------------------------------------------

                                       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

-------------------------------------------------------------------------------------------------------------------------------

         DIVERSIFIED TREND PROGRAM (ENHANCED RISK SUBSET (USD ACCOUNTS)
                    COMPOSITE -- "NOTIONAL" EQUITY INCLUDED)

         The following summary chart constitutes supplemental information and reflects the composite pro forma performance results of the program traded on behalf of the Fund. Based on aggregate nominal account size ("notional" equity included) for the period from January 1999 through February 2004, the largest monthly drawdown was (8.42)% (10/99) and the largest peak-to-valley drawdown was (11.62)% (7/99-7/00).


------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
Monthly
Performance            2004(%)           2003(%)         2002(%)          2001(%)         2000(%)          1999(%)
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
January                  2.08              5.18           (1.17)          0.72             1.55            (3.86)
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
February                 4.94              4.03           (0.69)          0.60            (1.99)            1.22
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
March                                     (5.04)           2.00           6.75            (2.29)           (2.77)
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
April                                      3.77           (0.99)         (1.48)            0.14             3.11
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
May                                        5.81            2.34           1.29             2.52            (3.10)
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
June                                      (2.45)           8.41          (1.36)           (2.44)            4.51
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
July                                      (2.36)           5.97           4.72            (0.77)            1.95
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
August                                    (0.09)           2.78           2.37             1.81            (2.51)
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
September                                 (2.04)           3.44           7.82             0.62             0.63
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
October                                    2.49           (2.72)          1.07             2.54            (6.82)
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
November                                  (0.69)          (1.71)         (3.12)            5.97             1.84
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
December                                   0.22            6.58           4.86             4.47             4.29
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------
Compound Rate of         7.13              8.48           26.24          26.36            12.39            (2.21)
Return                (2 months)
------------------ ----------------- ---------------- --------------- ---------------- --------------- ----------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  [Remainder of page left blank intentionally.]

DIVERSIFIED TREND PROGRAM -- ENHANCED RISK PROFILE (EURO ACCOUNTS SUBSET)

         The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on actual funds for the period from August 1999 through February 2004.

                          NAME OF CTA: Transtrend B.V.

     NAME OF PROGRAM: Diversified Trend Program - Enhanced Risk Profile Euro
                                    Accounts
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: August 1999

                           NUMBER OF OPEN ACCOUNTS: 10
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $1,069,673,463 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,956,777,509
   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 252,744,735 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 524,330,151
                    LARGEST MONTHLY DRAWDOWN: (53.18)% (3/03)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (53.18)% (2/03-3/03)

--------------- ------------- -------------------- ------------------------------ ---------------- -----------------------
                                                                                                         LARGEST
 ACCOUNT NO.     INCEPTION       ACTUAL FUNDS          COMPOUND ANNUAL RATE       LARGEST MONTHLY     PEAK-TO-VALLEY
                 OF TRADING    FEBRUARY 29, 2004             OF RETURN               DRAWDOWN             DRAWDOWN
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
1.                  8/99      Euro 8,100,435.82      2004:    11.92% (2 mos.)     (11.58)% (10/99) (18.26)% (8/99-7/00)
                                                     2003:    10.43%
                                                     2002:    36.92%
                                                     2001:    38.19%
                                                     2000:    6.39%
                                                     1999:    (9.90)% (5 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
2.                 10/01      Euro 11,862,469.09     2004:    37.49% (2 mos.)     (16.14)% (3/03)  (28.56)% (5/03-9/03)
                                                     2003:    18.55%
                                                     2002:    98.95%
                                                     2001:    17.45% (3 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
3.                 11/01      Euro 1,326,007.12      2004:    39.27% (2 mos.)     (17.21)% (3/03)  (25.15)% (5/03-9/03)
                                                     2003:    23.40%
                                                     2002:    167.70%
                                                     2001:    12.22% (2 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
4.                  1/02      Euro 88,413,941.81     2004:    7.66% (2 mos.)      (6.00)% (3/03)   (7.34)% (5/03-9/03)
                                                     2003:    7.71%
                                                     2002:    30.33%
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
5.                  3/02      Euro 2,088,161.77      2004:    42.72% (2 mos.)     (14.97)% (3/03)  (29.15)% (5/03-9/03)
                                                     2003:    28.33%
                                                     2002:    172.68% (10 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
6.                  2/03      Euro 3,444,633.16      2004:    43.09% (2 mos.)     (53.18)% (3/03)  (53.18)% (2/03-3/03)
                                                     2003:    (41.25%) (11 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
7.                  4/03      Euro 5,886,857.31      2004:    15.22% (2 mos.)     (5.84)% (7/03)   (15.63)% (5/03-9/03)
                                                     2003:    1.65% (9 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
8.                  7/03      Euro 67,831,800.18     2004:    13.93% (2 mos.)     (4.31)% (9/03)   (7.60)% (7/03-9/03)
                                                     2003:    (4.79%) (6 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
9.                 12/03       Euro 577,425.56       2004:    31.43% (2 mos.)     N/A              N/A
                                                     2003:    1.90% (1 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
10.                12/03      Euro 63,213,003.34     2004:    19.96% (2 mos.)     N/A              N/A
                                                     2003:    2.14% (1 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS
                                     PAGE.

DIVERSIFIED TREND PROGRAM -- ENHANCED RISK PROFILE (SWISS FRANCS ACCOUNT SUBSET)

         The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Swiss Francs based on actual funds for the period from September 2003 through February 2004.

                          NAME OF CTA: Transtrend B.V.

NAME OF PROGRAM: Diversified Trend Program - Enhanced Risk Profile Swiss Francs
                                     Account
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 2002
                           NUMBER OF OPEN ACCOUNTS: 2

     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $1,069,673,463 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,956,777,509
           AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:
                            Swiss Francs 22,257,931
           AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM:
                            Swiss Francs 85,033,149
                    LARGEST MONTHLY DRAWDOWN: (15.33)% (7/03)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (30.86)% (5/03-9/03)


----------- ----------- --------------------------- ----------------------------- ----------------- ---------------------------
                                                                                                             LARGEST
ACCOUNT     INCEPTION          ACTUAL FUNDS             COMPOUND ANNUAL RATE      LARGEST MONTHLY         PEAK-TO-VALLEY
   NO.      OF TRADING      FEBRUARY 29, 2004                OF RETURN                DRAWDOWN               DRAWDOWN
----------- ----------- --------------------------- ----------------------------- ----------------- ---------------------------
1.             9/02     Swiss Francs 10,743,294.94  2004:     34.96% (2 mos.)     (13.85)% (7/03)   (28.28)% (5/03-9/03)
                                                    2003:     6.94%
                                                    2002:     14.22% (4 mos.)
----------- ----------- --------------------------- --------- ------------------- ----------------- ---------------------------
2.            12/02     Swiss Francs 11,514,635.69  2004:     36.55% (2 mos.)     (15.33)% (7/03)   (30.86)% (5/03-9/03)
                                                    2003:     5.95%
                                                    2002:     2.47% (1 month)
----------- ----------- --------------------------- --------- ------------------- ----------------- ---------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

   THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                   THIS PAGE.

                  [Remainder of page left blank intentionally.]

DIVERSIFIED TREND PROGRAM -- STANDARD RISK PROFILE (U.S. DOLLAR ACCOUNTS SUBSET)

         The following summary performance information reflects the performance results of the Standard Risk Profile for USD accounts of Transtrend's Diversified Trend Program based on actual funds for the period from January 1999 through February 2004.


                          NAME OF CTA: Transtrend B.V.

NAME OF PROGRAM: Diversified Trend Program--Standard Risk Profile (USD accounts)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: October 1993

                           NUMBER OF OPEN ACCOUNTS: 7
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $1,069,673,463 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,956,777,509 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $78,800,868 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $116,310,248
                   LARGEST MONTHLY DRAWDOWN: (16.56)% (10/99)

              LARGEST PEAK-TO-VALLEY DRAWDOWN: (36.67)% (1/99-7/00)

--------------- ------------- ------------------ ---------------------------- ------------------- ---------------------
                                                            COMPOUND ANNUAL                             LARGEST
ACCOUNT NO.      INCEPTION      ACTUAL FUNDS                      RATE         LARGEST MONTHLY       PEAK-TO-VALLEY
                 OF TRADING   FEBRUARY 29, 2004                OF RETURN           DRAWDOWN             DRAWDOWN
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
1.                 10/93             $0          2003:    26.19% (5 mos.)     (14.71)% (10/99)    (26.79)% (1/99-7/00)
                                                 2002:    44.95%
                                                 2001:    44.70%
                                                 2000:    6.06%
                                                 1999:    (12.98)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
2.                  7/94             $0          2000:    1.22% (1 month)     (14.93)% (10/99)    (21.33)% (1/99-10/99)
                                                 1999::   (13.61)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
3.                  1/95             $0          1999:    (10.90)% (3 mos.)   (7.74)% (1/99)      (10.90)% (1/99-3/99)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
4.                 10/95        $7,800,224.53    2004:    11.25% (2 mos.)     (13.19)% (10/99)    (24.21)% (1/99-7/00)
                                                 2003:    12.40%
                                                 2002:    37.57%
                                                 2001:    36.83%
                                                 2000:    3.93%
                                                 1999:    (13.80)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
5.                 11/95             $0          2001:    11.82% (8 mos.)     (9.68)% (10/99)     (17.91)% (1/99-7/00)
                                                 2000:    2.05%
                                                 1999:    (8.87)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
6.                  1/96             $0          1999:    (4.50)% (6 mos.)    (6.35)% (1/99)      (11.56)% (1/99-5/99)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
7.                  3/96             $0          1999:    (4.68)% (9 mos.)    (3.25)% (1/99)      (5.59)% (1/99-5/99)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS
                                      PAGE.

--------------- ------------- ------------------ ---------------------------- ------------------- ---------------------
                                                          COMPOUND ANNUAL                               LARGEST
ACCOUNT NO.      INCEPTION      ACTUAL FUNDS              RATE                  LARGEST MONTHLY      PEAK-TO -VALLEY
                 OF TRADING   FEBRUARY 29, 2004           OF RETURN                DRAWDOWN             DRAWDOWN
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
8.                  3/96             $0          1999:    (10.84)% (9 mos.)   (8.64)% (3/99)      (13.30)% (1/99-5/99)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
9.                 10/96             $0          1999:    (12.29)%            (10.30)% (10/99)    (16.98)% (1/99-10/99)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
10.                11/96             $0          2003:    6.51% (1 month)     (9.77)% (10/99)     (17.58)% (1/99-7/00)
                                                 2002:    25.02%
                                                 2001:    21.08%
                                                 2000:    4.48%
                                                 1999:    (10.91)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
11.                11/96             $0          2000:    (0.01)% (2 mos.)    (11.59)% (10/99)    (15.97)% (1/99-10/99)
                                                 1999:    (9.89)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
12.                 4/97             $0          2000:    5.29%               (14.53)% (10/99)    (24.97)% (1/99-7/00)
                                                 1999:    (15.18)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
13.                 7/97             $0          2000:    (5.62)% (6 mos.)    (11.58)% (10/99)    (14.66)% (1/99-10/99)
                                                 1999:    (7.38)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
14.                 7/97             $0          2000:    (17.83)% (8 mos.)   (16.43)% (10/99)    (36.67)% (1/99-7/00)
                                                 1999::   (21.77)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
15.                 9/97        $1,683,803.47    2004:    9.37% (2 mos.)      (9.95)% (10/99)     (20.90)% (1/99-7/00)
                                                 2003:    13.11%
                                                 2002:    25.30%
                                                 2001:    22.16%
                                                 2000:    2.14%
                                                 1999:    (11.16)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
16.                10/97       $11,268,906.75    2004:    17.70% (2 mos.)     (15.75)% (10/99)    (29.41)% (1/99-7/00)
                                                 2003:    9.09%
                                                 2002:    36.80%
                                                 2001:    52.45%
                                                 2000:    13.44%
                                                 1999:    (17.76)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
17.                 4/98             $0          1999:    (12.06)% (4 mos.)   (12.11)% (1/99)     (19.00)% (1/99-3/99)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
18.                11/98             $0          2001:    19.24%              (11.76)% (10/99)    (21.77)% (1/99-7/00)
                                                 2000:    5.13%
                                                 1999:    (14.44)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
19.                11/98             $0          1999:    (12.90)% (11 mos.)  (13.14)% (10/99)    (16.93)% (1/99-10/99)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
20.                11/98         $981,210.78     2004:    7.23% (2 mos.)      (16.56)% (10/99)    (25.10)% (1/99-7/00)
                                                 2003:    5.56%
                                                 2002:    27.11%
                                                 2001:    15.32%
                                                 2000:    7.45%
                                                 1999:    (16.58)%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
21.                 5/00       $26,774,618.15    2004:    4.61% (2 mos.)      (3.38)% (3/03)      (5.17)% (5/03-9/03)
                                                 2003:    2.97%
                                                 2002:    9.67%
                                                 2001:    12.63%
                                                 2000:    10.65% (8  mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
22.                 7/02       $10,318,655.16    2004:    4.69% (2 mos.)      (2.99)% (3/03)      (4.70)% (5/03-9/03)
                                                 2003:    4.33%
                                                 2002:    7.43% (6 mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
23.                 9/02       $19,973,449.26    2004:    4.75% (2 mos.)      (3.32)% (3/03)      (6.10)% (5/03-9/03)
                                                 2003:    1.58%
                                                 2002:    3.03% (4 mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS
                                      PAGE.

DIVERSIFIED TREND PROGRAM -- STANDARD RISK PROFILE (EURO ACCOUNTS SUBSET)

         The following summary performance information reflects the composite performance results of the Standard Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on actual funds for the period from February 1999 through February 2004.

                          NAME OF CTA: Transtrend B.V.

NAME OF PROGRAM: Diversified Trend Program - Standard Risk Profile Euro Accounts
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: February 1999

                           NUMBER OF OPEN ACCOUNTS: 13
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $1,069,673,463 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,956,777,509
   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 66,100,275 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 165,520,213
                   LARGEST MONTHLY DRAWDOWN: (14.34)% (10/99)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (23.14)% (7/99-7/00)

---------------- --------------- ------------------- ---------------------------- --------------- ---------------------
                                                                                     LARGEST            LARGEST
ACCOUNT NO.       INCEPTION OF      ACTUAL FUNDS        COMPOUND ANNUAL RATE         MONTHLY         PEAK-TO-VALLEY
                    TRADING      FEBRUARY 29, 2004            OF RETURN              DRAWDOWN           DRAWDOWN
---------------- --------------- ------------------- ---------------------------- --------------- ---------------------
1.                    2/99       Euro 4,175,132.46   2004:     8.85% (2 mos.)     (11.79)% (10/99)   (16.26)% (7/99-7/00)
                                                     2003:     7.30%
                                                     2002:     24.20%
                                                     2001:     19.79%
                                                     2000:     5.62%
                                                     1999:     (6.46)% (11 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
2.                    4/99       Euro 2,675,010.95   2004:     11.32% (2 mos.)    (14.34)%  (10/99)  (23.14)% (7/99-7/00)
                                                     2003:     10.61%
                                                     2002:     35.69%
                                                     2001:     36.32%
                                                     2000:     1.22%
                                                     1999:     (3.57)% (9 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
3.                    4/99       Euro 3,844,165.51   2004:     9.00% (2 mos.)     (10.97)% (10/99)   (17.30)% (7/99-7/00)
                                                     2003:     6.66%
                                                     2002:     25.50%
                                                     2001:     20.89%
                                                     2000:     1.05%
                                                     1999:     (0.71)% (9 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
4.                    7/99       Euro 5,637,890.04   2004:     11.29% (2 mos.)    (13.91)% (10/99)   (22.94)% (7/99-7/00)
                                                     2003:     10.85%
                                                     2002:     35.39%
                                                     2001:     39.10%
                                                     2000:     0.60%
                                                     1999:     (8.04)% (6 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
5.                   10/99       Euro 5,674,257.02   2004:     6.86% (2 mos.)     (6.79)%  (10/99)   (8.76)% (10/99-7/00)
                                                     2003:     4.89%
                                                     2002:     20.51%
                                                     2001:     17.49%
                                                     2000:     5.91%
                                                     1999:     (2.55)% (3 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
6.                   10/99       Euro 0.00           2000:     (9.05)% (9 mos.)   (10.61)% (10/99)   (21.96)% (10/99-7/00)
                                                     1999:     (10.09)% (3 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS
                                      PAGE.

---------------- --------------- ------------------- ---------------------------- --------------- ---------------------
                                                                                     LARGEST            LARGEST
ACCOUNT NO.       INCEPTION OF      ACTUAL FUNDS        COMPOUND ANNUAL RATE         MONTHLY         PEAK-TO-VALLEY
                    TRADING      FEBRUARY 29, 2004            OF RETURN              DRAWDOWN           DRAWDOWN
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
7.                    1/00       Euro 3,222,035.71   2004:     8.92% (2 mos.)     (6.84)% (3/03)     (8.39)% (1/00-7/00)
                                                     2003:     8.46%
                                                     2002:     22.30%
                                                     2001:     17.87%
                                                     2000:     7.47%
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
8.                    3/00       Euro 0.00           2000:     (3.77)% (1 month)  (3.77)%  (3/00)    (3.77)% (3/00)

---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
9.                   12/00       Euro 0.00           2002:     8.00% (10 mos.)    (1.98)% (4/01)     (2.32)% (3/01-6/01)
                                                     2001:     10.54%
                                                     2000:     2.36% (1 month)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
10.                   1/01       Euro 3,200,138.54   2004:     12.85% (2 mos.)    (8.87)% (3/03)     (11.20)% (5/03-9/03)
                                                     2003:     12.56%
                                                     2002:     38.28%
                                                     2001:     45.78%
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
11.                   9/01       Euro 2,586,278.18   2004:     9.98% (2 mos.)     (6.47)% (3/03)     (8.56)% (5/03-9/03)
                                                     2003:     7.68%
                                                     2002:     23.00%
                                                     2001:     5.85% (4 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
12.                   1/02       Euro 6,530,692.90   2004:     8.47% (2 mos.)     (6.62)% (3/03)     (8.75)% (5/03-9/03)
                                                     2003:     7.41%
                                                     2002:     26.89%
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
13.                   1/02       Euro 0.00           2004:     1.79% (1 mos.)     (6.23)% (3/03)     (9.03)% (5/03-9/03)
                                                     2003:     6.96%
                                                     2002:     24.46%
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
14.                   4/02       Euro 0.00           2004:     1.62% (1 mos.)     (6.33)% (3/03)     (6.89)% (5/03-9/03)
                                                     2003:     9.06%
                                                     2002:     22.70% (9 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
15.                   9/02       Euro 9,907,769.92   2004:     22.20% (2 mos.)    (12.14)% (3/03)    (20.50)% (5/03-9/03)
                                                     2003:     14.61%
                                                     2002:     16.46% (4 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
16.                   2/03       Euro 1,267,805.12   2004:     8.14% (2 mos.)     (7.68)% (3/03)     (7.68)% (2/03-3/03)
                                                     2003:     (1.29%) (11 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
17.                   6/03       Euro 11,684,646.22  2004:     13.66% (2 mos.)    (4.48)% (6/03)     (11.87)% (6/03-9/03)
                                                     2003:     (8.93%) (7 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
18.                   1/04       Euro 5,694,452.12   2004:     4.18% (2 mos.)     (2.21)% (1/04)     (2.21)% (1/04)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
 THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS
                                     PAGE.

                  [Remainder of page left blank intentionally.]

COMBO PROGRAM -- COMBOLOGIC (EUROS)

         The following summary performance information reflects the performance results of ComboLogic (Euros) of Transtrend's ComBo Program for accounts denominated in Euros based on actual funds for the period from its inception in January 2001 through cessation of trading in September 2002.


                          NAME OF CTA: Transtrend B.V.

                   NAME OF PROGRAM: ComboLogic Program (Euros)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 2001
                           NUMBER OF OPEN ACCOUNTS: 0

     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $1,069,673,463 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,956,777,509

        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 0
        AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 0
                   LARGEST MONTHLY DRAWDOWN: (12.06)% (12/01)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (34.21)% (1/01-5/02)

                        2004 COMPOUND RATE OF RETURN: N/A
                        2003 COMPOUND RATE OF RETURN: N/A

                 2002 COMPOUND RATE OF RETURN: 19.66% (9 months)
                     2001 COMPOUND RATE OF RETURN: (24.11)%
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A


COMBO PROGRAM -- COMBOBASIC (EUROS)

         The following summary performance information reflects the performance results of ComboBasic (Euros) of Transtrend's ComBo Program for accounts denominated in Euros based on actual funds for the period from its inception January 2001 through cessation of trading in September 2002.


                          NAME OF CTA: Transtrend B.V.

                   NAME OF PROGRAM: ComboBasic Program (Euros)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 2001
                           NUMBER OF OPEN ACCOUNTS: 0

     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $1,069,673,463 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,956,777,509

        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 0
        AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 0
                    LARGEST MONTHLY DRAWDOWN: (9.89)% (12/01)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (35.99)% (1/01-5/02)

                        2004 COMPOUND RATE OF RETURN: N/A
                        2003 COMPOUND RATE OF RETURN: N/A

                 2002 COMPOUND RATE OF RETURN: 22.41% (9 months)
                     2001 COMPOUND RATE OF RETURN: (25.21)%
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A


  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
   ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

                        [Page left blank intentionally.]

                                                                       EXHIBIT A








                               KENMAR GLOBAL TRUST





                           FOURTH AMENDED AND RESTATED

                    DECLARATION OF TRUST AND TRUST AGREEMENT




















                                   DATED AS OF




                                   MAY 1, 2004



                              KENMAR ADVISORY CORP.
                                 MANAGING OWNER

                        [Page left blank intentionally.]

                               KENMAR GLOBAL TRUST


                           FOURTH AMENDED AND RESTATED

                    DECLARATION OF TRUST AND TRUST AGREEMENT
                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
 1.      Declaration of Trust..................................................................................TA-1
 2.      The Trustee...........................................................................................TA-1
                  (a)  Term; Resignation.......................................................................TA-1
                  (b)  Powers..................................................................................TA-2
                  (c)  Compensation and Expenses of the Trustee................................................TA-2
                  (d)  Indemnification.........................................................................TA-2
                  (e)  Successor Trustee.......................................................................TA-2
                  (f)  Liability of the Trustee................................................................TA-3
                  (g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.......................TA-3
                  (h)  Not Part of Trust Estate................................................................TA-4
 3.      Principal Office......................................................................................TA-4
 4.      Business..............................................................................................TA-4
 5.      Term, Dissolution, Fiscal Year and Net Asset Value....................................................TA-4
                  (a)  Term....................................................................................TA-4
                  (b)  Dissolution.............................................................................TA-5
                  (c)  Fiscal Year.............................................................................TA-5
                  (d)  Net Asset Value; Net Asset Value per Unit...............................................TA-5
 6.      Net Worth of Managing Owner...........................................................................TA-5
 7.      Capital Contributions; Units..........................................................................TA-5
 8.      Allocation of Profits and Losses......................................................................TA-6
                  (a)  Capital Accounts and Allocations........................................................TA-6
                  (b)  Allocation of Profit and Loss for Federal Income Tax Purposes...........................TA-6
                  (c)  Incentive Fees; Profit Shares...........................................................TA-7
                  (d)  Expenses................................................................................TA-8
                  (e)  Limited Liability of Unitholders........................................................TA-8
                  (f)  Return of Capital Contributions.........................................................TA-9
 9.      Management of the Trust...............................................................................TA-9
10.      Audits and Reports to Unitholders....................................................................TA-10
11.      Assignability of Units...............................................................................TA-11
12.      Redemptions..........................................................................................TA-11
13.      Offering of Units....................................................................................TA-13
14.      Additional Offerings.................................................................................TA-13
15.      Special Power of Attorney............................................................................TA-13
16.      Withdrawal of a Unitholder...........................................................................TA-13
17.      Standard of Liability; Indemnification...............................................................TA-14
                  (a)  Standard of Liability for the Managing Owner...........................................TA-14
                  (b)  Indemnification of the Managing Owner by the Trust.....................................TA-14
                  (c)  Indemnification of the Trust by the Unitholders........................................TA-15
18.      Amendments; Meetings.................................................................................TA-15
                  (a)  Amendments with Consent of the Managing Owner..........................................TA-15
                  (b)  Amendments and Actions without Consent of the Managing Owner...........................TA-16
                  (c)  Meetings; Other Voting Matters.........................................................TA-16
                  (d) Consent by Trustee......................................................................TA-16
19.      Governing Law........................................................................................TA-16
20.      Miscellaneous........................................................................................TA-16
                  (a)  Notices................................................................................TA-16
                  (b)  Binding Effect.........................................................................TA-16
                  (c)  Captions...............................................................................TA-17
21.      Benefit Plan Investors...............................................................................TA-17

22.      Certain Definitions..................................................................................TA-17
23.      No Legal Title to Trust Estate.......................................................................TA-19
24.      Legal Title..........................................................................................TA-19
25.      Creditors............................................................................................TA-19

                                                                       EXHIBIT A

                               KENMAR GLOBAL TRUST


                           FOURTH AMENDED AND RESTATED

                    DECLARATION OF TRUST AND TRUST AGREEMENT



         This Fourth Amended and Restated Declaration of Trust and Trust Agreement (the "Declaration of Trust Agreement") is made as of May 1, 2004, by and among Kenmar Advisory Corp., a Connecticut corporation (the "Managing Owner"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee") and each other party who becomes a party to this Declaration of Trust Agreement as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").



                                   WITNESSETH:


         WHEREAS, the Managing Owner, the Trustee and a private partnership of which the Managing Owner is a general partner, as the initial beneficial owner, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq., as amended from time to time (the "Act"), by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on July 17, 1996, and entering into the Declaration and Agreement of Trust and Amended and Restated Declaration of Trust and Trust Agreement, dated as of July 17, 1996 (the "Original Declarations"); and

         WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner and to amend and restate the Original Declarations in their entirety.


         NOW THEREFORE, the parties hereto agree as follows:

         1        DECLARATION OF TRUST.

         The Managing Owner hereby acknowledges that the Trust has received the sum of $400 in a bank account opened in the name of the Trust from the Managing Owner as grantor of the Trust and $1,600 from the initial beneficial owner (the "Initial Unitholder"), and the Trustee hereby declares that it shall hold such sums in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

         Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

         2.       THE TRUSTEE.

         (a)      TERM; RESIGNATION.

                  (i) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the

         Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

                  (ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

         (b) POWERS. Except to the extent expressly set forth in this Section 2,
Section 3 and Section 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

         (c) COMPENSATION AND EXPENSES OF THE TRUSTEE. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

         (d) INDEMNIFICATION. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

         (e) SUCCESSOR TRUSTEE. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

         (f)  LIABILITY  OF THE TRUSTEE.  Except as  otherwise  provided in this
Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

                  (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

                  (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or any Unitholder;

                  (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

                  (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any Selling Agents or any additional Selling Agents;

                  (v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

                  (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

                  (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

         (g) RELIANCE BY THE TRUSTEE AND THE MANAGING OWNER; ADVICE OF COUNSEL.

                  (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

                  (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

         (h) NOT PART OF TRUST ESTATE. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

         3.       PRINCIPAL OFFICE.

         The address of the principal office of the Trust shall be c/o the Managing Owner, Two American Lane, Greenwich, Connecticut 06831; telephone:
(203) 861-1000. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

         4.       BUSINESS.

         The Trust's business and purpose is to trade, buy sell, swap or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments, stock indices, metals, energy contracts and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

         5.       TERM, DISSOLUTION, FISCAL YEAR.

         (a) TERM. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of an approval to dissolve the

Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Kenmar" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

         (b) DISSOLUTION. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. At any time that the Trust does not have a Managing Owner, the Unitholders by majority vote may appoint a liquidator.

         (c)      FISCAL  YEAR.   The  fiscal  year of the  Trust  shall   begin
on  January 1  of each  year  and end on the  following December 31.

         (d) NET ASSET VALUE; NET ASSET VALUE PER UNIT. Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Profit Shares and Incentive Fees (as described in the Prospectus, as defined in Section 9 hereof) shall reduce Net Asset Value, even though such Profit Shares and Incentive Fees may never, in fact, be paid. Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination.

         6.       NET WORTH OF MANAGING OWNER.

         The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than $1,000,000.

         The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

         7.       CAPITAL CONTRIBUTIONS; UNITS.

         The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust. The Initial Unitholder will withdraw upon the admission of additional Unitholders.

         The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

         The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

         The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

         Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

         8.       ALLOCATION OF PROFITS AND LOSSES.

         (a) CAPITAL ACCOUNTS AND ALLOCATIONS. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Incentive Fee and Profit Share accruals which may, in fact, never be paid. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Incentive Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

         For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

         (b) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

                  (1) First, items of ordinary income and expense (other than the Incentive Fee and Profit Shares which shall be allocated as set forth in Section 8(b)(2)) shall be allocated PRO RATA among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

                  (2) Second, any Incentive Fee or Profit Shares paid to the Managing Owner or the Advisors shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Incentive Fee or Net Profit Share (the excess, if any, of the aggregate of all Incentive Fees or Profit Shares, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Incentive Fees or Profit Shares, as the case may be, allocated to such Unit) bears to the Net Incentive Fee or Net Profit Share, as the case may be, of all Units; provided that the Managing Owner may allocate Incentive Fees and Profit Shares first to Units whose Net Asset Value was reduced by accrued Incentive Fees and Profit Shares upon redemption, in an amount up to the amount of such reduction.

                  (3) Third, capital gain or loss shall be allocated as follows:

                  (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

                           (i) Each tax account shall be increased by the amount
                  of income or gain allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(B) and (C).

                           (ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(D) and (E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

                           (iii)  When a  Unit  is  redeemed,  the  tax  account
                  attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

                  (B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed (before taking into account any early redemption charges) over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this
         Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

                  (C) Capital Gain remaining  after the allocation  described in
         Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of their tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units in the ratio that each such Unitholder's excess bears to the aggregate excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

                  (D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

                  (E) Capital Loss remaining  after the allocation  described in
         Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) with respect to such Units in the ratio that each such Unitholder's negative excess bears to the aggregate negative excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

                  (F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

                  (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

                  (5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under
Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

         (c) INCENTIVE FEES; PROFIT SHARES. Incentive Fees shall be payable to the Managing Owner as of the end of each calendar year and upon redemption of Units.

         Incentive Fees shall equal 5% of New Overall Appreciation (if any) calculated as of each fiscal year-end and upon redemption of Units. New Overall Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Trust.

         Incentive Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Incentive Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner upon redemption. The amount (if any) of the accrued Incentive Fee that shall be paid to the Managing Owner upon the redemption of any Unit shall be determined by dividing the total Incentive Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Incentive Fee shall be paid to the Managing Owner on December 31 of each year.

         For capital account purposes, accrued Incentive Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Incentive Fee accrued, and reversals of accrued Incentive Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Incentive Fee was accrued.

         Early redemption charges shall in no respect reduce New Overall Appreciation.

         The Profit Shares paid to the Advisors pursuant to the Advisory Agreements among the Managing Owner, the Trust and each such Advisor shall result in deductions being allocated to the Unitholders. Such allocation shall apply the same principles as the allocation of Incentive Fee deductions described above. Profit Shares with respect to any calendar quarter will be paid to an Advisor as of the last day of such period, except that Profit Shares with respect to Units redeemed as of the last day of any month that does not end a calendar quarter shall be paid as of the day such Units are redeemed and Profit Shares with respect to Units redeemed as of the end of any month that ends a calendar quarter shall be paid to an Advisor in the same manner and at the same time as if such Units had not been redeemed.

         In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Profit Shares and Incentive Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

         The Managing Owner may adjust the allocations set forth in this Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

         (d) EXPENSES. The Managing Owner shall pay, without reimbursement, the selling and "trailing commissions" relating to the offering of the Units. The Trust shall pay the Managing Owner brokerage commissions at the rate of 10% per annum of the average beginning of month Net Assets of the Trust. Effective March 1, 2004, once Net Assets reach $25 million the annual brokerage commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount. The Trust shall bear all administrative costs, ongoing offering costs and any taxes applicable to it and any charges incidental to trading, including agency brokerage commissions (E.G., "bid-ask" spreads). In no event shall organizational and offering expenses, including selling commissions and redemption fees, exceed 15% of the capital contributions to the Trust. Any unreimbursed organizational and initial offering expenses as of the date of the Trust's dissolution shall not be reimbursed to the Managing Owner from the proceeds resulting from such dissolution. However, none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Trust. Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

         (e) LIMITED LIABILITY OF UNITHOLDERS. Each Unit, when purchased in accordance with this Declaration of Trust and Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Declaration of Trust and Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets.

         (f) RETURN OF CAPITAL CONTRIBUTIONS. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

         9. MANAGEMENT OF THE TRUST.

         The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

         The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors to buy, sell, hold, or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments, provided that the Trust shall not invest in any debt instruments other than Treasury securities, short-term sovereign debt instruments and other investments authorized by the Commodity Futures Trading Commission (the "CFTC") for the investment of
"customer funds," and shall not invest in any equity security without prior notice to Unitholders, all as described in the Prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current Prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration of Trust and Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (I.E., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Annual Incentive Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (I.E., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased (i) during any period when redemption charges are in effect or (ii) without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

         In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration of Trust and Trust Agreement, the Act or any applicable law, rule or regulations.

         The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

         The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

         The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 18(a) of this Declaration of Trust and Trust Agreement. If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged the Trust (without reference to the Managing Owner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive "points" or other financing charges or fees regardless of the amount. Except in respect of the Incentive Fee, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant or broker. No trading advisor for the Trust shall be affiliated with the Trust's commodity broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

         The Trust is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

         The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

         The Managing Owner shall reimburse the Trust for any advisory fees paid by the Trust to any trading advisor over the course of any fiscal year, to the extent that the fees paid during such year exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income) contemplated by the NASAA Guidelines (as the NASAA Guidelines permit such limits to be adjusted). Any such reimbursement shall be made on a present value basis, fully compensating the Trust for having made payments at any time during the year which would not otherwise have been due from it. The Managing Owner shall disclose any such reimbursement in the Annual Report delivered to Unitholders.

         The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

         10.      AUDITS AND REPORTS TO UNITHOLDERS.

         The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the Annual Reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year. The Trust shall notify Unitholders within seven business days of any material change (i) in the agreements with the Trust's advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs); upon payment of reasonable reproduction costs provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential.

         The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

         The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

         The Managing Owner will, with the assistance of the Trust's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

         11.      ASSIGNABILITY OF UNITS.

         Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner receives notice of such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

         12.      REDEMPTIONS.

         A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month, beginning with the end of the first month after such Units are sold (except that, Units purchased prior to March 1, 2004, may only be redeemed on or after the end of the sixth month after sale); provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the second following paragraph.

         With respect to Units purchased on and after June 1, 2004, Units redeemed on or before the end of the twelfth full calendar month of which such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges as follows: Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3.5% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge; Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge; and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemption.

         Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

         Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

         Such charges will be paid to the Managing Owner. In the event that a Unitholder acquires Units at more than one month-end, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable and whether early redemption charges apply.

         Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

         If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent Valuation Date, after adding back all distributions, the Trust shall notify investors within seven business days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value of a Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

         Redemption payments will generally be made within fifteen business days after the month-end of redemption (and notice that the redemption has occurred will be provided to Unitholders within ten business days after such month-end), except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

         Only whole Units may be redeemed, except upon complete redemption of an investor's Units, unless the Managing Owner specifically otherwise consents. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units provided that, for investors redeeming less than all their Units, such investors remaining units equal at least $500.

         The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

         13.      OFFERING OF UNITS.

         The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

         The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

         14.      ADDITIONAL OFFERINGS.

         The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

         The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

         15.      SPECIAL POWER OF ATTORNEY.

         Each Unitholder by his execution of this Declaration of Trust and Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust and Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and
(iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

         16.      WITHDRAWAL OF A UNITHOLDER.

         The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust and Trust Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of the Managing Owner's removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

         The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner. No provision of this Declaration of Trust and Trust Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

         The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration of Trust and Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

         17. STANDARD OF LIABILITY; INDEMNIFICATION.

         (a) STANDARD OF LIABILITY FOR THE MANAGING OWNER. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

         (b) INDEMNIFICATION OF THE MANAGING OWNER BY THE TRUST. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

         Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

         In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

         The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

         For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

         Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

         Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

         In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration of Trust and Trust Agreement.

         In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

         In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

         (c) INDEMNIFICATION OF THE TRUST BY THE UNITHOLDERS. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

         18. AMENDMENTS; MEETINGS.

         (a) AMENDMENTS WITH CONSENT OF THE MANAGING OWNER. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust and Trust Agreement, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, subject to the immediately following sentence, by the holders of Units representing a majority of the outstanding Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Declaration of Trust and Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust and Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust and Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code.

         (b) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING OWNER. In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust and Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust and Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

         (c) MEETINGS; OTHER VOTING MATTERS. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust and Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

         The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

         In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust and Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

         (d) CONSENT BY TRUSTEE. The Trustee's written consent to any amendment of this Declaration of Trust and Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust and Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

         19.      GOVERNING LAW.

         The validity and construction of this Declaration of Trust and Trust Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 19.

         20. MISCELLANEOUS.

         (a) NOTICES. All notices under this Declaration of Trust and Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

         (b) BINDING EFFECT. This Declaration of Trust and Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

         (c) CAPTIONS. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust and Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust and Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

         21. BENEFIT PLAN INVESTORS.

         Each Unitholder that is an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;
(c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of Kenmar, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of Kenmar, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any Advisor requires the Trust to trade, the Trustee and any of their respective affiliates; and (iii) is qualified to make such investment decision.

         22.      CERTAIN DEFINITIONS.

         This Declaration of Trust and Trust Agreement contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included VERBATIM from the NASAA Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust and Trust Agreement):

                  ADMINISTRATOR.   The  official  or  agency  administering  the
securities laws of a state.

                  ADVISOR. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

                  AFFILIATE. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such

                  Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

                  CAPITAL CONTRIBUTIONS. The total investment in a Program by a Participant or by all Participants, as the case may be.

                  COMMODITY BROKER. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

                  COMMODITY CONTRACT. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

                  CROSS REFERENCE SHEET. A compilation of the Guidelines sections, referenced to the page of the Prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

                  NET ASSETS. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

                  NET ASSET VALUE PER PROGRAM INTEREST. The Net Assets divided by the number of Program Interests outstanding.

                  NET WORTH. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

                  NEW TRADING PROFITS. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.

                  ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants' and attorneys' fees.

                  PARTICIPANT.   The holder of a Program Interest.

                  PERSON.   Any  natural   Person,   partnership,   corporation,
                  association or other legal entity.

                  PIT BROKERAGE FEE. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

                  PROGRAM. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

                  PROGRAM BROKER. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

                  PROGRAM INTEREST. A limited partnership interest or other security representing ownership in a Program.

                  PYRAMIDING. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

                  SPONSOR.  Any Person  directly or indirectly  instrumental  in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

                  VALUATION DATE. The date as of which the Net Assets of the Program are determined.

                  VALUATION PERIOD. A regular period of time between Valuation Dates.

         23.      NO LEGAL TITLE TO TRUST ESTATE.

         The Unitholders shall not have legal title to any part of the Trust Estate.

         24.      LEGAL TITLE.

         Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

         25. CREDITORS.

         No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

         IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.


                                 WILMINGTON TRUST COMPANY
                                 as Trustee


                                 By:          /s/ EMMETT R. HARMON
                                      ----------------------------
                                      Name:   Emmett R. Harmon
                                      Title:  Vice President


                                 KENMAR ADVISORY CORP.
                                 as Managing Owner


                                 By:          /s/ ESTHER E. GOODMAN
                                      -----------------------------
                                      Name:   Esther E. Goodman
                                      Title:  Chief Operating Officer and
                                              Senior Executive Vice President


                                 KENMAR VENTURE PARTNERS LIMITED PARTNERSHIP as Initial Unitholder


                                 By:  KENMAR ADVISORY CORP., GENERAL
                                     PARTNER


                                 By:          /s/ ESTHER E. GOODMAN
                                      -----------------------------
                                      Name:   Esther E. Goodman
                                      Title:  Chief Operating Officer and
                                              Senior Executive Vice President


                                 All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.


                                 By: KENMAR ADVISORY CORP.,
                                     ATTORNEY-IN-FACT


                                 By:          /s/ ESTHER E. GOODMAN
                                      -----------------------------
                                      Name:   Esther E. Goodman
                                      Title:  Chief Operating Officer and
                                              Senior Executive Vice President

                                   Schedule A

                                      FORM
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                               KENMAR GLOBAL TRUST

         THIS Certificate of Trust of KENMAR GLOBAL TRUST (the "Trust"), dated July 17, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL.C. 3801 ET SEQ.)

         1. NAME. The name of the business trust formed hereby is Kenmar Global Trust.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the date and time of filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                        WILMINGTON TRUST COMPANY
                                        as Trustee


                                        By:  /s/ W. CHRIS SPONENBERG
                                             ----------------------------
                                            Name:    W. Chris Sponenberg
                                            Title:   Financial Services Officer

                         [Page left blank intentionally]

                                                                           ANNEX

                               KENMAR GLOBAL TRUST
                             REQUEST FOR REDEMPTION

KENMAR GLOBAL TRUST                                      DATE:__________________
c/o Kenmar Advisory Corp., Managing Owner
Two American Lane
P.O. Box 5150
Greenwich, CT 06831


Dear Sirs:

         The undersigned (Unitholder #______________) hereby requests redemption subject to all terms and conditions of the Second Amended and Restated Declaration of Trust and Trust Agreement (the "Declaration of Trust") of KENMAR GLOBAL TRUST (the "Fund") as indicated below. PLEASE CHECK APPLICABLE BOX BELOW (IF NO BOXES ARE CHECKED BELOW ALL UNITS HELD OF RECORD BY THE UNDERSIGNED WILL BE REDEEMED):

FULL REDEMPTION (ALL WHOLE AND FRACTIONAL UNITS)      |_|
PARTIAL REDEMPTION (INDICATE EITHER DOLLAR AMOUNT     |_| $_____(minimum $1,000)
OR # OF UNITS  BEING  REDEEMED  - WHOLE  UNITS  ONLY)     or ______  units
                                                              (minimum 10 units)
(REMAINING UNITS EQUAL AT LEAST $500)

         Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) calendar days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

         The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this Request for Redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

         With respect to Units purchased on and after June 1, 2004, Units may be redeemed as of the last day of each month, beginning with the first month-end following their sale. Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3.5% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to an 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemptions.

         Units purchased from March 1 through and including May 1, 2004 are subject to the same redemption fee schedule described in the immediately preceding paragraph, except that such Units are subject to a 3% redemption charge for Units redeemed on the 1st month-end through the 3rd month-end after sale.

         Units purchased prior to March 1, 2004, remain subject to redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.







                  [Remainder of page left blank intentionally.]

REMIT PAYMENT TO MY BROKERAGE ACCOUNT BELOW:

--------------------------------------------- --------------------------- ----------------------- --------------------
Name of Brokerage firm                        Account name & Account #    Street                  City, State and Zip

  OR REMIT TO ME DIRECTLY:


--------------------------------------------- --------------------------- ----------------------- --------------------
Name                                          Mailing address             Street                  City, State and Zip

Telephone: __________________

PRINT NAME(S) OF REGISTERED INDIVIDUAL UNITHOLDER(S)                     PRINT NAME OF ENTITY UNITHOLDER BELOW:
OR ASSIGNEE(S) BELOW:

----------------------------------------------------------               ---------------------------------------------

----------------------------------------------------------


SIGNATURES BELOW MUST BE IDENTICAL TO NAMES (S) IN WHICH UNITS ARE REGISTERED

INDIVIDUAL UNITHOLDER(S) OR ASSIGNEE(S) SIGN BELOW                       AUTHORIZED CORPORATE OFFICER, TRUSTEE OR
                                                                         PARTNER OF  ENTITY UNITHOLDER  SIGN  BELOW

                                                                         Title:
----------------------------------------------------                           ---------------------------------------

                         [Page left blank intentionally]

                                                                       EXHIBIT B

                               KENMAR GLOBAL TRUST

                              --------------------

                            SUBSCRIPTION REQUIREMENTS

         By executing a Subscription Agreement and Power of Attorney Signature Page for Units of Beneficial Interest ("Units") of KENMAR GLOBAL TRUST (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at Net Asset Value, as described in the Fund's Prospectus dated May 20, 2004 (the "Prospectus").

         If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Trust's Fourth Amended and Restated Declaration of Trust and Trust Agreement ("Declaration of Trust and Trust Agreement"), which will be in substantially the form of the Declaration of Trust and Trust Agreement included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Fund and Kenmar Advisory Corp. ("Kenmar"), the managing owner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

REPRESENTATIONS AND WARRANTIES

         As an inducement to Kenmar to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, Kenmar, and the Selling Agent as follows:

                           (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any solicitation of Purchaser's investment) a copy of the Prospectus -- including the Appendices, the Declaration of Trust and Trust Agreement and summary financial information relating to the Fund current within 60 calendar days -- dated within nine months of the date as of which Purchaser has subscribed to purchase Units.

                           (b) All information that Purchaser has heretofore furnished to Kenmar or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to Kenmar.

                           (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

                           (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

                           (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder pursuant to the Declaration of Trust and Trust Agreement.

                           (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. IT IS AN NFA REQUIREMENT THAT KENMAR ATTEMPT TO VERIFY THAT ANY ENTITY WHICH SEEKS TO PURCHASE UNITS BE DULY REGISTERED WITH THE CFTC AND A MEMBER OF THE NFA, IF REQUIRED. PURCHASER AGREES TO SUPPLY KENMAR WITH SUCH INFORMATION AS KENMAR MAY REASONABLY REQUEST IN ORDER TO ATTEMPT SUCH VERIFICATION. MOST ENTITIES WHICH ACQUIRE UNITS WILL, AS A RESULT, THEMSELVES BECOME "COMMODITY POOLS" WITHIN THE INTENT OF APPLICABLE CFTC AND NFA RULES, AND THEIR SPONSORS, ACCORDINGLY, WILL BE REQUIRED TO REGISTER AS "COMMODITY POOL OPERATORS."

         The representations and statements set forth herein may be asserted in the defense of the Fund, Kenmar, the Advisors to the Fund, the Selling Agents or others in any subsequent litigation or other proceeding.

                              --------------------

INVESTOR SUITABILITY

         PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). RESIDENTS OF THE FOLLOWING STATES MUST MEET THE REQUIREMENTS SET FORTH BELOW ("NET WORTH" FOR SUCH PURPOSES IS IN ALL CASES IS EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IN ADDITION, PURCHASER MAY NOT INVEST MORE THAN 10% OF HIS OR HER NET WORTH (IN ALL CASES EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE FUND.

         1. Alaska -- Eligible investors must have (i) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $60,000 and a net worth of at least $60,000 (exclusive of home, furnishings and automobiles).

         2. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         3. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

         4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. The minimum investment for IRAs is $2,500.

         5. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS, A COPY OF WHICH SHALL ACCOMPANY THIS PROSPECTUS AS DELIVERED TO ALL MAINE RESIDENTS.

         6. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         7. Michigan-- Net worth of at least $225,000 or a net worth of at least $60,000 and annual income of at least $60,000.

         8. MINNESOTA-- "ACCREDITED INVESTORS," AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT OF 1933.

         9. Mississippi-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         10. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         11. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

         12. North Carolina-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

         13. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

         14. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

         15. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

         16. South Carolina -- Net worth of at least $100,000 or a net income in 1998 some portion of which was subject to maximum federal and state income tax.

         17. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

         18. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

For Entities Only:

         Kenmar attempts to verify that any entity that seeks to purchase Units is duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply Kenmar with such information as Kenmar may reasonably request in order to attempt such verification. Most entities that acquire Units will, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

                                                                       EXHIBIT C

------------------------                          ------------------------------
NOT FOR MAINE RESIDENTS                           NOT TO BE USED AFTER FEBRUARY
                                                  20, 2005
------------------------                          ------------------------------



                               KENMAR GLOBAL TRUST
                            SUBSCRIPTION INSTRUCTIONS

        ANY PERSON CONSIDERING SUBSCRIBING FOR THE UNITS SHOULD CAREFULLY
      READ AND REVIEW A CURRENT PROSPECTUS OF THE FUND DATED MAY 20, 2004.
         THE PROSPECTUS SHOULD BE ACCOMPANIED BY THE MOST RECENT MONTHLY
                              REPORT OF THE FUND.

         1.       Enter the total dollar amount being invested on LINE 1.
         2. Enter the investor's brokerage account number on LINE 2, and check the box if the account is to be debited for investment.
         3. Enter the Social Security Number OR Taxpayer ID Number, as applicable, on LINE 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor.
         4. Check box in LINE 4 if this is an addition to an existing account and list Unitholder #.
         5. Enter the name of the investor on LINE 5. For UGMA/UTMA (MINOR) accounts, enter the Minor name on LINE 5, followed by "Minor".
         6.       For UGMA/UTMA  accounts,  enter the custodian  name on LINE 6.
                  For TRUSTS, enter the Trustee(s) name(s) on LINE 6. For CORPORATIONS, PARTNERSHIPS, AND ESTATES, enter the officer or contact person name on LINE 6. SPECIAL NOTE: COPIES OF TRUST AGREEMENTS, CORPORATE PAPERS AND OTHER APPROPRIATE DOCUMENTS MAY BE REQUIRED FOR SELLING AGENT APPROVAL.
         7. Enter the legal address (which is the resident or domicile address used for tax purposes) of the investor on LINE 7 (no post office boxes). LINE 7 must be completed.
         8. If the mailing address is different from the legal address, enter on LINE 8.
         9. If an IRA account, enter Custodian's name and address on LINE 9.
         10. The investor must sign and date LINE 10. If it is a joint account, both investors must sign. In the case of IRA'S, the Custodian's signature, as well as the investor's signature, is required.
         11. The Registered Representative and office manager must sign in LINE 11.
         12. The name of the selling firm, Registered Representative name, Registered Representative number, and address and phone number must be entered in LINE 12.

         THE BRANCH OFFICE/REPRESENTATIVE COPY PAGE MUST BE RETAINED IN THE BRANCH OFFICE. REMAINING COPIES SHOULD BE FORWARDED TO A) THE APPROPRIATE DEPARTMENT OF THE SELLING AGENT IF REQUIRED OR B) DERIVATIVES PORTFOLIO MANAGEMENT L.L.C., TWO WORLDS FAIR DRIVE, P.O. BOX 6741, SOMERSET, NEW JERSEY 08873, ATTN: FUND ADMINISTRATOR-KGT.
         TELEPHONE: (732) 560-6221.


         THE CLIENT SHOULD RETURN THIS SUBSCRIPTION AGREEMENT AND PAYMENT TO HIS OR HER REGISTERED REPRESENTATIVE'S OFFICE ADDRESS.


  UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. NO PERSON MAY INVEST
     MORE THAN 10% OF HIS OR HER NET WORTH (IN ALL CASES EXCLUSIVE OF HOME,
                   FURNISHINGS AND AUTOMOBILES) IN THE FUND.



<

------------------------                        --------------------------------
NOT FOR MAINE RESIDENTS                         NOT TO BE USED AFTER  FEBRUARY
                                                20, 2005
------------------------                        --------------------------------
                                                         SIGNATURE PAGE

                               KENMAR GLOBAL TRUST
                             SUBSCRIPTION AGREEMENT


                   IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

     The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for units of beneficial interest ("Units") in Kenmar Global Trust and by either (i) enclosing a check payable to "Kenmar Global Trust," or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at net asset value per unit.

     The named investor further acknowledges receipt of the prospectus of the Fund dated May 20, 2004 (the "Prospectus"), including the Fourth Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account
   Statements relating to the Fund (current within 60 calendar days) and the Fund's most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).

     The named investor meets the minimum income and net worth standards established for the Fund as set forth in Exhibit B to the Prospectus.

     The named investor is purchasing Units for their own account.

     If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named investor has satisfied themselves as to the potential tax consequences of this investment.

1) Total $ Amount                                                          2) Selling Agent Account #                          (must
                 -------------------------------------------                                         --------------------------
  (minimum of $5,000, except $2,000 minimum for IRAs, other tax-exempt                                                 be completed)
accounts, and existing investors)                                          |_| if payment is made by debit to investor's securities
                                                                           account, check box
3) Social Security  # or Taxpayer ID ________ - _________ - ________       Custodian ID # ___________ - ____________ - ___________
Taxable Investors (check one)
|_| Individual Ownership      |_| Tenants in Common                        |_| Estate                                 |_|  UGMA/UTMA
|_| Partnership               |_| Joint Tenants with Right of              |_| Grantor or Other Revocable Trust            (Minor)
                                  Survivorship                             |_| Trust other than a Grantor or Revocable
|_| Corporation               |_|  Community Property                          Trust (TRUST DOCUMENTS MUST ACCOMPANY
Non-Taxable Investors (check one): (CUSTODIANS MUST SIGN ITEM 10 BELOW)        APPLICATION)
|_| IRA                       |_| Profit Sharing                           |_| Pension                                |_|  Other
|_|  IRA Rollover             |_| Defined Benefit                          |_| SEP                                         (specify)
-------------------------------------------------------------------------- ---------------------------------------------------------

4) |_| Check here if this is an addition to an  existing  account.  Kenmar #: _________________________________________________

5) _____________________________________________________________________________________________________________________________

Name ___________________________________________________________________________________________________________________________

6) Trustee/officer, if applicable ______________________________________________________________________________________________

7) Resident Address_____________________________________________________________________________________________________________
                     Street                                        City                    State                   Zip Code
8) Mailing Address______________________________________________________________________________________________________________
   (if different)    Street                                        City                    State                   Zip Code

9) Custodian Name
   and Mailing Address__________________________________________________________________________________________________________
                     Street                                        City                    State                   Zip Code
------------------------------------------------------------------------------------------------------------------------------------
10) INVESTOR(S) MUST SIGN

X__________________________________________   X________________________________________   X________________________________________
  Signature of Investor    Date   Telephone    Signature of Joint Investor         Date    Signature of Custodian              Date

EXECUTING AND DELIVERING  THIS  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF
ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

+                                                     UNITED STATES INVESTORS ONLY

I have checked the  following  box, if I am subject to backup  withholding  under the  provisions of Section  3406(a)(1)(C)  of the
Internal  Revenue Code: |_| Under  penalties of perjury,  by signature  above I hereby certify that the Social  Security  Number or
Taxpayer  ID Number next to my name is my true,  correct and  complete  Social  Security  Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                                                   NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United State corporation, partnership, estate or trust.
------------------------------------------------------------------------------------------------------------------------------------
11) I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax  consequences,  liquidity, marketability,  management  and control of the  Managing  Owner with  respect to an  investment  in the Units,  as set forth in the
Prospectus dated May 20, 2004.

I have reasonable grounds to believe,  based on information  obtained from the investor  concerning his/her investment  objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial  position,  net worth and other suitability  characteristics.  I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X________________________________________________________________     X_____________________________________________________________
         Signature of Registered Representative                        Signature of Office Manager                              Date
---------------------------------------------------------------------------- -------------------------------------------------------
12) Selling Firm ________________________________________________      R.R. Name______________________________________
                 _____________________________________________________________________________________________________
                   R.R. Telephone R.R.                            R.R. Fax                                 R.R. Number
     R.R. Address_____________________________________________________________________________________________________
     (for confirmation) Street (P.O. Box not acceptable)      City               State                        Zip Code

THE  REPRESENTATIONS  AND STATEMENTS SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE FUND, KENMAR, THE ADVISORS TO THE FUND,
THE SELLING AGENT OR OTHERS IN ANY SUBSEQUENT LITIGATION OR OTHER PROCEEDING.


                               KENMAR GLOBAL TRUST
                          UNITS OF BENEFICIAL INTEREST
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

KENMAR GLOBAL TRUST
c/o Kenmar Advisory Corp., Managing Owner
Two American Lane
Greenwich, Connecticut 06831

Dear Sirs:

     1. SUBSCRIPTION FOR UNITS. I hereby subscribe for the number of units of beneficial interest ("Units") in Kenmar Global Trust (the "Fund") set forth (minimum $5,000; $2,000 in the case of (i) trustees or custodians of employee benefit plans or individual retirement accounts; and (ii) existing investors (all existing Unitholders are required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units)) in the Subscription Agreement and Power of Attorney Signature Page, at net asset value per unit as set forth in the prospectus of the Fund dated May 20, 2004 (the "Prospectus"). Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued). The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus. Kenmar Advisory Corp. ("Kenmar"), the Managing Owner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than $5,000; $2,000 in the case of persons permitted to purchase such lesser minimum, as described above. EXCEPT AS OTHERWISE SET FORTH HEREIN, ALL SUBSCRIPTIONS ONCE SUBMITTED ARE IRREVOCABLE. ALL UNITS ARE OFFERED SUBJECT TO PRIOR SALE.

     2.  REPRESENTATIONS  AND  WARRANTIES  OF  SUBSCRIBER.  I have  received the
Prospectus together with summary financial information relating to the Fund current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I AM MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN "EXHIBIT B - SUBSCRIPTION REQUIREMENTS" CONTAINED IN THE PROSPECTUS including without limitation, those representations and warranties relating to my net worth and annual income set forth therein and compliance with CFTC regulations.

     3. POWER OF ATTORNEY. In connection with my acceptance of an interest in the Fund, I do hereby irrevocably constitute and appoint Kenmar, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by Kenmar to carry out fully the provisions of the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Fund, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

     4. IRREVOCABILITY; GOVERNING LAW. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Fund. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     5 ERISA. If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of Kenmar, any Advisor to the Fund, the Selling Agents, any Clearing Broker, any broker through which any Advisor requires the Fund to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of Kenmar, any Advisor to the Fund, any Selling Agent, any Clearing Broker and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned understands that Kenmar may request that the undersigned furnish Kenmar with such information as Kenmar may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.


     6. RISKS. The Units are speculative and involve a high degree of risk. Risks relating to the Units include: (i) You could lose all or substantially all of your investment; (ii) the Fund is highly leveraged and trades in volatile markets; (iii) performance can be volatile - the Net asset Value per Unit has fluctuated in a single month as much as 13.2%; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets. See "The Risks You Face" beginning on page 10 of the Prospectus.




                         READ AND COMPLETE REVERSE SIDE

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